FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-227446-02

MSC 2019-L2

Free Writing Prospectus

Structural and Collateral Term Sheet

$934,871,683

(Approximate Total Mortgage Pool Balance)

$809,503,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC

Argentic Real Estate Finance LLC

Starwood Mortgage Capital LLC

Cantor Commercial Real Estate Lending, L.P.

BSPRT CMBS Finance, LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2019-L2

February 20, 2019

MORGAN STANLEY Co-Lead Bookrunning Manager		Cantor Fitzgerald & Co. Co-Lead Bookrunning Manager

The Williams Capital Group, L.P.
Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-227446) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/Morningstar/S&P)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAAsf/AAA/AAA(sf)	$16,200,000	30.000%	(7)	3.03	1 – 59	17.4%	39.8%
Class A-2	AAAsf/AAA/AAA(sf)	$17,100,000	30.000%	(7)	4.93	59 – 59	17.4%	39.8%
Class A-SB	AAAsf/AAA/AAA(sf)	$28,400,000	30.000%	(7)	7.38	59 – 115	17.4%	39.8%
Class A-3	AAAsf/AAA/AAA(sf)	(8)	30.000%	(7)	(8)	(8)	17.4%	39.8%
Class A-4	AAAsf/AAA/AAA(sf)	(8)	30.000%	(7)	(8)	(8)	17.4%	39.8%
Class X-A	AAAsf/AAA/AAA(sf)	$641,191,000(9)	N/A	Variable(10)	N/A	N/A	N/A	N/A
Class X-B	A-sf/A+/NR	$168,312,000(9)	N/A	Variable(10)	N/A	N/A	N/A	N/A
Class A-S	AAAsf/AAA/AA(sf)	$82,438,000	21.000%	(7)	9.93	119 – 119	15.4%	45.0%
Class B	AA-sf/AA/NR	$44,655,000	16.125%	(7)	9.93	119 – 119	14.5%	47.7%
Class C	A-sf/A+/NR	$41,219,000	11.625%	(7)	9.94	119 – 120	13.8%	50.3%

Privately Offered Certificates(11)

Class	Expected Ratings (Fitch/Morningstar/S&P)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D(12)	BBB-sf/AAA/NR	$40,533,000(9)	N/A	Variable(10)	N/A	N/A	N/A	N/A
Class D	BBBsf/A-/NR	$25,190,000	8.875%	(7)	10.01	120 – 120	13.4%	51.9%
Class E(12)	BBB-sf/BBB+/NR	$15,343,000	7.200%	(7)	10.01	120 – 120	13.1%	52.8%
Class F-RR(12)	BB-sf/BBB-/NR	$24,731,000	4.500%	(7)	10.01	120 – 120	12.8%	54.3%
Class G-RR	B-sf/BB+/NR	$9,160,000	3.500%	(7)	10.01	120 – 120	12.6%	54.9%
Class H-RR	NR/NR/NR	$32,060,275	0.000%	(7)	10.01	120 – 120	12.2%	56.9%

Non-Offered Eligible Vertical Interest(11)

Non-Offered Eligible Vertical Interest	Expected Ratings (Fitch/Morningstar/S&P)	Approximate Initial VRR Interest Balance(2)	Approximate Initial Credit Support(3)	VRR Interest Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield	Certificate Principal to Value Ratio
VRR Interest	NR/NR/NR	$18,884,408	N/A	(13)	9.59	1 – 120	N/A	N/A

(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Morningstar Credit Ratings, LLC (“Morningstar”) and S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated on or about February 21, 2019 (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.

(2)	Approximate, subject to a permitted variance of plus or minus 5% or, in the case of the Class A-3, Class A-4, Class X-D, Class E and Class F-RR certificates, such greater percentages as are contemplated by footnotes (8) and (12) below. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B or Class X-D certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are represented in the aggregate. The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the certificates, on the other hand, pro rata in accordance with their respective Percentage Allocation Entitlements (as defined below). See “Credit Risk Retention” in the Preliminary Prospectus.

(4)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of principal balance certificates (as defined in footnote (7) below) and the VRR Interest are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Structural Overview

(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of the total initial certificate balance of all the principal balance certificates and the initial principal balance of the VRR Interest, and the denominator of which is the sum of (x) the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class and (y) the outstanding principal balance of the VRR Interest, multiplied by the applicable VRR Interest Computation Percentage. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class. With respect to any class of principal balance certificates, the “VRR Interest Computation Percentage” is equal to a fraction, expressed as a percentage, the numerator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class, and the denominator of which is the sum of the total initial certificate balance of all the principal balance certificates.

(6)	Certificate Principal to Value Ratio for any class of principal balance certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of (x) the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class and (y) the outstanding principal balance of the VRR Interest multiplied by the applicable VRR Interest Computation Percentage, and the denominator of which is the sum of the total initial certificate balance of all the principal balance certificates and the initial principal balance of the VRR Interest. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class H-RR certificates (collectively referred to as the “principal balance certificates”) will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The exact initial certificate balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the initial certificate balances, weighted average lives and principal windows of the Class A-3 and Class A-4 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-3 and Class A-4 certificates is expected to be approximately $579,491,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-3	$75,000,000 – $260,000,000	9.67 – 9.79	115 – 118 / 115 – 118
Class A-4	$319,491,000 – $504,491,000	9.88 – 9.90	118 – 119 / 118 – 119

(9)	The Class X-A, Class X-B and Class X-D certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates. If the certificate balance of a class of principal balance certificates constitutes all or part of the notional amount of a class of Class X certificates, then such class of principal balance certificates constitutes an underlying class of principal balance certificates for such class of Class X certificates.

(10)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates and the VRR Interest is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in a specified percentage of certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus. The VRR Interest will be in certificated form, but it will not be considered a class of certificates for purposes of this Term Sheet.

(12)	The initial certificate balance of each of the Class E and Class F-RR certificates and the initial notional amount of the Class X-D certificates are subject to change based on final pricing of all certificates and the VRR Interest and the final determination of the fair market value of the Class F-RR, Class G-RR and Class H-RR certificates (collectively, the “HRR Certificates”), which will be retained by a third party purchaser in partial satisfaction of the retention obligations of Morgan Stanley Mortgage Capital Holdings LLC, in its capacity as “retaining sponsor” (as defined under Regulation RR). The initial certificate balance of the Class E certificates is expected to fall within a range of $14,427,000 and $16,259,000, and accordingly, the initial notional amount of the Class X-D certificates is expected to fall within a range of $39,617,000 and $41,449,000. The initial certificate balance of the Class F-RR certificates is expected to fall within a range of $23,815,000 and $25,647,000. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

(13)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for the VRR Interest will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Structural Overview

Issue Characteristics

Offered Certificates:	$809,503,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of eight principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C) and two interest-only classes (Class X-A and Class X-B)
Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC and Cantor Fitzgerald & Co.
Co-Manager:	The Williams Capital Group, L.P.
Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, Argentic Real Estate Finance LLC, Starwood Mortgage Capital LLC, Cantor Commercial Real Estate Lending, L.P. and BSPRT CMBS Finance, LLC
Rating Agencies:	Fitch, Morningstar and S&P
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	Rialto Capital Advisors, LLC
Trustee/Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
Initial Directing Certificateholder:	RREF III-D AIV RR, LLC or an affiliate thereof
Risk Retention Consultation Party:	Morgan Stanley Mortgage Capital Holdings LLC
Credit Risk Retention:	Eligible vertical interest and eligible horizontal residual interest
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in March 2019 (or, in the case of any mortgage loan that has its first due date after March 2019, the date that would have been its due date in March 2019 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of February 25, 2019
Expected Closing Date:	On or about March 12, 2019
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in April 2019.
Rated Final Distribution Date:	The distribution date in March 2052
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates.
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	MSC 2019-L2<MTGE><GO>
Risk Factors:	THE OFFERED CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Allocation Between the Certificates and the VRR Interest:

The Aggregate amount available for distributions to the holders of the certificates and the VRR Interest will be (i) net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, any primary servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®; and (ii) allocated between amounts available for distribution to the holders of the VRR Interest, on the one hand, and to the holders of the certificates, on the other hand. The portion of such aggregate amount (a) allocable to the VRR Interest will at all times be the product of such amounts multiplied by a fraction, expressed as a percentage, the numerator of which is the initial principal balance of the VRR Interest and the denominator of which is the sum of (x) the aggregate initial certificate balance of all the classes of principal balance certificates and (y) the initial principal balance of the VRR Interest (the “Vertically Retained Percentage”), and (b) allocable to the certificates will at all times be the product of such aggregate amount multiplied by the difference between 100% and the percentage set forth in clause (a) (the “Non-Vertically Retained Percentage,” and the Non-Vertically Retained Percentage and the Vertically Retained Percentage are each a “Percentage Allocation Entitlement”).

Amount and Order of Distributions:

On each distribution date, the Non-Vertically Retained Percentage of the aggregate funds available for distribution from the mortgage loans, net of (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as follows, to the extent of the Non-Vertically Retained Percentage of available funds allocable to principal: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on each class of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, in that order, in each case until the certificate balance of such class of certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates, to principal on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates: (a) first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class, and (b) second, up to an amount equal to, and pro rata based on, interest on such unreimbursed losses previously allocated to each such class at the pass-through rate for such class from the date the related loss was allocated to such class;

Fourth, to each class of the Class A-S, Class B and Class C certificates, in that order, as follows: (a) to interest on such class of certificates in the amount of its interest entitlement; (b) to the extent of the Non-Vertically Retained Percentage of available funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in this clause or prior enumerated clauses set forth above), to principal on such class of certificates until its certificate balance has been reduced to zero; and (c) to reimburse such class of certificates, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, and second, for interest on such unreimbursed losses at the pass-through rate for such class from the date the related loss was allocated to such class;

Fifth, to the Class D, Class E, Class F-RR, Class G-RR and Class H-RR certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Sixth, to the Class R certificates, any remaining amounts.

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated between the VRR Interest, on one hand, and the certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the certificates will be allocated to all classes thereof (other than the Class V and Class R Certificates) to reduce the interest entitlement on each such class of certificates, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date. If a class receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Structural Overview

The aggregate principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections. The certificates and the VRR Interest will be entitled to their respective Percentage Allocation Entitlements of the aggregate principal distribution amount.

Special Servicer Compensation:

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated at the special servicing fee rate based on the outstanding principal balance of each mortgage loan and any related companion loan that is serviced under the pooling and servicing agreement for this securitization (a “serviced mortgage loan” and “serviced companion loan”, respectively) that is being specially serviced or as to which the related mortgaged property has become an REO property. The special servicing fee rate will be a rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee of $5,000 for the related month. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

The special servicer will also be entitled to (a) liquidation fees generally equal to 1.0% of liquidation proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000) and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (b) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property, and in the case of each of clause (a) and (b), subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:
If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay to the holders of each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates the product of (a) the Non-Vertically Retained Percentage of such yield maintenance charge or prepayment premium (net of any liquidation fees payable therefrom), (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates (other than the Control Eligible Certificates and the Class F-RR Certificates) for that distribution date.  Any portion of the Non-Vertically Retained Percentage of any yield maintenance charge or prepayment premium (net of any liquidation fees payable therefrom) that is collected during any collection period with respect to any mortgage loan and remaining after the distributions in the preceding sentence (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X Certificates as follows: (1) first, to the Class X-A and Class X-B certificates, in each case in an amount equal to the product of (i) a fraction, the numerator of which is equal to the amount of principal distributed on the applicable distribution date with respect to the underlying class(es) of principal balance certificates whose certificate balance(s) comprise the notional amount of the applicable class of Class X certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to the principal balance certificates, multiplied by (ii) the Class X YM Distribution Amount for the applicable distribution date, and (2) second, to the Class X-D certificates, in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A and Class  X-B certificates.

Notwithstanding any of the foregoing to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Control Eligible Certificates and the Class F-RR Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will pay to the holders of each class of remaining principal balance certificates then entitled to distributions of principal on any distribution date the product of (a) the Non-Vertically Retained Percentage of any yield maintenance charge or prepayment premium distributable on the subject distribution date(net of any liquidation fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Structural Overview

The Vertically Retained Percentage of any yield maintenance charge or prepayment premium (net of any liquidation fees payable therefrom) will be distributed to the holders of the VRR Interest.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Realized Losses:	On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans expected to be outstanding immediately following that distribution date is less than (ii) the sum of the then aggregate certificate balance of the principal balance certificates and the principal balance of the VRR Interest after giving effect to distributions of principal on that distribution date. The Non-Vertically Retained Percentage of the amount described in the first sentence of this paragraph will be applied to reduce the certificate balances of the Class H-RR, Class G-RR, Class F-RR, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance has been reduced to zero, and then to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, based upon their respective certificate balances, until their respective certificate balances have been reduced to zero. The Vertically Retained Percentage of the amount described in the first sentence of this paragraph will be applied to reduce the principal balance of the VRR Interest until its principal balance has been reduced to zero.
Serviced Whole Loans:

Each of the following mortgaged properties or portfolio of mortgaged properties secures a mortgage loan and one or more pari passu promissory notes (each, a “serviced pari passu companion loan” and also a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction: Stern Multifamily Portfolio and 1001 Frontier Road. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related serviced pari passu companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced pari passu whole loan” and also a “serviced whole loan.” Each serviced pari passu companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the table below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to the Serenity Apartments whole loan (a “serviced A/B whole loan” and also a “serviced whole loan”), the related mortgaged property secures a mortgage loan and two B notes (collectively, a “subordinate companion loan” and also a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction. Such subordinate companion loan is not part of the mortgage pool and, prior to a control appraisal event under the related intercreditor agreement, the holder of the related subordinate companion loan will have certain rights with respect to the related mortgage loan, including the right to replace the special servicer with respect to the related whole loan, and the right to direct servicing actions in respect of such whole loan. In addition, such holder will have certain cure and purchase rights in the event of a default under the related whole loan. Under the related intercreditor agreement, the holder of the B note designated as note B-1 will be entitled to exercise the foregoing rights of the subordinate companion loan. See the table below entitled “Mortgage Loans with Subordinate Debt” and “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus for additional information regarding each such whole loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Structural Overview

Non-Serviced Whole Loans:	Each of the following mortgaged properties or portfolio of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each such pari passu or generally subordinate promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: One AT&T, Fairfax Multifamily Portfolio, Fidelis Portfolio, Sheraton Grand Nashville Downtown and Residence Inn National Portfolio. With respect to each such mortgaged property, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the table below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus for additional information regarding each such whole loan.
Directing Certificateholder/ Controlling Class:

The initial Directing Certificateholder is expected to be RREF III-D AIV RR, LLC or an affiliate thereof.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (i) if such holder elects or has elected to not be the Directing Certificateholder, the holder of the next largest aggregate certificate balance of the Controlling Class will be the Directing Certificateholder, (ii) in the event no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (iii) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by the Non-Vertically Retained Percentage of any Cumulative Appraisal Reduction Amounts (as defined below)) at least equal to 25% of the initial certificate balance thereof; provided, that if at any time the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to the application of the Non-Vertically Retained Percentage of any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class H-RR certificates.

The “Control Eligible Certificates” will be any of the Class G-RR and Class H-RR certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when (i) the Class G-RR certificates have a certificate balance (taking into account the application of the Non-Vertically Retained Percentage of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance of such class) of less than 25% of the initial certificate balance of that class or (ii) a holder of the Class G-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder; provided, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then outstanding certificate balance at least equal to 25% of the initial certificate balance of that class, in each case, without regard to the application of the Non-Vertically Retained Percentage of any Cumulative Appraisal Reduction Amounts or (ii) a holder of the Class G-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class G-RR certificates that has not irrevocably waived its right to exercise any of the rights of the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Structural Overview

Controlling Class Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the operating advisor will be entitled to exercise certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

Notwithstanding any proviso to, or other contrary provision in, the definitions of “Control Termination Event,” “Consultation Termination Event” and “Operating Advisor Consultation Event,” a Control Termination Event, a Consultation Termination Event and an Operating Advisor Consultation Event will be deemed to have occurred with respect to any Excluded DCH Loan, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded DCH Loan.

An “Excluded DCH Loan” is a mortgage loan or whole loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. It is expected that there will be no Excluded DCH Loans as of the closing date with respect to this securitization.

“Borrower Party” means a borrower, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a manager of a mortgaged property or an Accelerated Mezzanine Loan Lender, (a) any other person or entity controlling or controlled by or under common control with such borrower, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person or entity owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, manager or Accelerated Mezzanine Loan Lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person or entity means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and any servicing shift whole loan, the Directing Certificateholder will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Control Termination Event, and the holder of the related control note (or, if such control note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to similar consent and/or consultation rights with respect to such whole loan. In addition, with respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (in lieu of the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

Risk Retention Consultation Party:

The risk retention consultation party will be the party selected by the holder or holders of more than 50% of the VRR interest (by principal balance). The initial risk retention consultation party is expected to be Morgan Stanley Mortgage Capital Holdings LLC.

With respect to certain material servicing actions related to serviced mortgage loans that are not Excluded RRCP Loans, upon request of the risk retention consultation party, generally the party processing such servicing action will be required to consult on a non-binding basis with the risk retention consultation party, in each case within the same time period as such party would be required to consult with the Directing Certificateholder with respect to such servicing action (assuming the Directing Certificateholder had such right with respect to such mortgage loan); provided, that prior to the occurrence and continuance of a Consultation Termination Event, such mortgage loan must also be a specially serviced mortgage loan.

An “Excluded RRCP Loan” is a mortgage loan or whole loan with respect to which the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. It is expected that there will be no Excluded RRCP Loans as of the Closing Date with respect to this securitization.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Structural Overview

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced mortgage loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a rehabilitated mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein, as well as any equity interests or other obligations senior to such junior notes), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender (or otherwise on deposit with a party acceptable to the lender or expended for the benefit of the mortgaged property or the mortgage loan at the time the mortgage loan became subject of a workout and became (and as part of the modification related to) such AB Modified Loan) as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became the subject of a workout and became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) certain escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan(s) until the principal balance(s) thereof has been notionally reduced to zero, and second, to the related mortgage loan and any pari passu companion loan(s) on a pro rata basis by unpaid principal balance.

Any Appraisal Reduction Amount and Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated between the VRR Interest on the one hand and the certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements.

Appraisal Reduction Amounts in respect of, or allocable to, any mortgage loan will proportionately reduce the interest portion of debt service advances required to be made in respect of such mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts will be taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event or an Operating Advisor Consultation Event and the allocation and/or exercise of voting rights for certain purposes (see “—Directing Certificateholder/Controlling Class” above).

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of the Non-Vertically Retained Percentage of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the most subordinate class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.
Appraisal Remedy:	The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the special servicer to order (or, with respect to a non-serviced mortgage loan, require the master servicer to request from the applicable outside special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the special servicer will be required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable outside special servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the outside special servicer (for Appraisal Reduction Amounts on non-serviced mortgage loans, but only to the extent provided for in the applicable outside pooling and servicing agreement and applicable intercreditor agreement) and the special servicer (for Collateral Deficiency Amounts on non-serviced mortgage loans and for all Cumulative Appraisal Reduction Amounts on serviced mortgage loans) will be required to determine, in accordance with the applicable servicing standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the special servicer from the master servicer.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Structural Overview

If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.
Sale of Defaulted Loans:

Under certain circumstances, the special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related pari passu companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties). If the special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other specified amounts (the “Par Purchase Price”), the special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the highest offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. If the highest offer is made by an Interested Person (i.e., certain specified parties under the pooling and servicing agreement for this transaction, including the parties to such agreement, the Directing Certificateholder, the risk retention consultation party, any sponsor, any Borrower Party and known affiliates of the foregoing), the trustee, rather than the special servicer, will generally be required to determine whether the offer constitutes a fair price. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least one other offer is received from an independent third party. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property. See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in the Prospectus.

Notwithstanding any of the foregoing to the contrary, the special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if it determines (in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists or the mortgage loan is an Excluded DCH Loan) and any related companion loan holders), in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders, the VRR Interest owners and any related companion loan holders, as a collective whole as if they constituted a single lender, so long as such lower offer was not made by the special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the special servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the special servicer, trustee and the certificate administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

The foregoing applies to mortgage loans serviced under the pooling and servicing agreement for this transaction. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted mortgage loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the MSC 2019-L2 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, the special servicer may generally be replaced by the Directing Certificateholder with or without cause.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of not less than 25% of the voting rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce (i) the certificate balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable and (ii) the principal balance of the VRR Interest) allocable to the principal balance certificates and the VRR Interest, as applicable, requesting a vote to replace the special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders to each applicable rating agency of a rating agency communication, the certificate administrator will be required to post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of principal balance certificates and the VRR Interest representing at least 75% of the voting rights that constitute a minimum Quorum, the trustee will be required to immediately replace the special servicer with a qualified replacement special servicer designated by such holders of certificates.

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (ii) the replacement of the special servicer would be in the best

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Structural Overview

interest of the certificateholders and the VRR Interest owners as a collective whole, then the operating advisor may recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of the posting of such notice by an affirmative vote of holders of ABS Interests representing a majority of the outstanding principal balance of all ABS Interests whose holders voted on the matter, provided that the ABS Interest holders that so voted on the matter (i) hold ABS Interests representing at least 20% of the outstanding principal balance of all ABS Interests on an aggregate basis and (ii) include at least three certificateholders, certificate owners and/or VRR Interest owners that are not affiliated with each other.

A “Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer, the holders of ABS Interests representing at least 75% of the aggregate voting rights allocable to all principal balance certificates and the VRR Interest on an aggregate basis (taking into account, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of the certificates and the principal balance of the VRR Interest).

“ABS Interest” means any class of certificates (other than the Class R certificates) or the VRR Interest, as applicable.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate the special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan can generally not be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to any servicing shift whole loan and any serviced A/B whole loans as to which the subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, the MSC 2019-L2 trust, as holder of the related mortgage loan, has the right to terminate the special servicer under the related pooling and servicing agreement if a servicer termination event occurs with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Control Termination Event (or the special servicer (consistent with the servicing standard), following the occurrence and during the continuance of a Control Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of the related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Voting Rights:

Voting rights for the ABS Interests will be allocated as follows: (1) 2% in the case of the Class X Certificates, allocated pro rata among the respective classes thereof based upon their respective notional amounts as of the date of determination; and (2) in the case of any class of principal balance certificates or the VRR Interest, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the related certificate balance of the class of certificates or the principal balance of the VRR Interest, as applicable, in each case, determined as of the prior distribution date, and the denominator of which is equal to the aggregate of the certificate balances of all classes of the principal balance certificates and the principal balance of the VRR Interest, in each case, determined as of the prior Distribution Date, provided that, solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in the Preliminary Prospectus, the certificate balances of the respective classes of the principal balance certificates and the principal balance of the VRR interest referred to in this clause (2) will take into account any notional reduction in such certificate balances and/or VRR Interest principal balance for Cumulative Appraisal Reduction Amounts allocated to the principal balance certificates or VRR Interest, as applicable.

The voting rights of any class of certificates or the VRR Interest will be allocated among certificateholders of such class or the VRR Interest owners, as applicable, in proportion to their respective percentage interests. The Class V and Class R certificates will not be entitled to any voting rights.

Excluded Special Servicer:	If the special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be entitled to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded DCH Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Structural Overview

Excluded Special Servicer Loan is also an Excluded DCH Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.

Liquidated Loan Waterfall:

On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or that accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made.

Operating Advisor:

The operating advisor will have access to any final asset status report and information available with respect to the transaction on the certificate administrator’s website and will have certain monitoring responsibilities on behalf of the entire issuing entity. After the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and the VRR Interest owners, as a collective whole, as if those certificateholders and VRR Interest owners constituted a single lender.

The operating advisor will be subject to termination without cause if the holders of ABS Interests representing at least 15% of the voting rights allocable to the Non-Reduced Interests vote to terminate and replace the operating advisor and such vote is approved by the holders of ABS Interests representing more than 50% of the voting rights allocable to the Non-Reduced Interests that exercise their right to vote, provided that the holders of ABS Interests representing at least 50% of the voting rights allocable to the Non-Reduced Interests have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate certificate balance of the HRR Certificates (taking into account the application of the Non-Vertically Retained Percentage of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial aggregate certificate balance of such classes or (ii) a Control Termination Event has occurred and is continuing.

“Non-Reduced Interest” means any ABS Interest (other than the Class X and Class V certificates) then outstanding for which (a)(1) the initial certificate balance of such class of certificates or initial principal balance of the VRR Interest, as applicable, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the certificateholders of such class of certificates or the VRR Interest owners, as applicable, (y) any Cumulative Appraisal Reduction Amounts allocated to such class of certificates or VRR Interest, as applicable, and (z) any realized losses previously allocated to such class of certificates or VRR Interest, as applicable, is equal to or greater than (b) 25% of the difference between (1) the initial certificate balance of such class of certificates or initial principal balance of the VRR Interest, as applicable, and (2) any payments of principal (whether as principal prepayments or otherwise) distributed to the certificateholders of such class of certificates or the VRR Interest owners, as applicable.

Operating Advisor Expenses:	In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the pooling and servicing agreement for this transaction. “Operating Advisor Expenses” for each distribution date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the pooling and servicing agreement for this transaction (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).
Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If holders of ABS Interests representing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of the voting rights allocable to those holders of ABS Interests who cast votes and (ii) a majority of the voting rights that constitute a minimum Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Structural Overview

An “Asset Review Quorum” is, in connection with any solicitation of votes to authorize an asset review as described above, the holders of ABS Interests representing at least 5.0% of the aggregate voting rights.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of holders of ABS Interests representing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders, VRR Interest owners and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders, VRR Interest owners and the asset representations reviewer. Upon the written direction of holders of ABS Interests representing at least 75% of the voting rights that constitute a minimum Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement for this transaction to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) or VRR Interest owner to deliver a repurchase request with respect to the mortgage loan (the “Initial Requesting Holder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders and the VRR Interest owners via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Holder, if any, or any other certificateholder, certificate owner or VRR Interest owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Holder, if any, or any other certificateholder, certificate owner or VRR Interest owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Holder, if any, or such other certificateholder, certificate owner or VRR Interest owner may deliver a written notice to the special servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

Notwithstanding any of the foregoing to the contrary, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Holder.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the pooling and servicing agreement for this transaction. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the pooling and servicing agreement for this transaction will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:

The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	13	16	$303,614,000	32.5%
Argentic Real Estate Finance LLC	9	13	$183,951,525	19.7%
Starwood Mortgage Capital LLC	15	17	$179,411,068	19.2%
Cantor Commercial Real Estate Lending, L.P.	8	17	$152,920,000	16.4%
BSPRT CMBS Finance, LLC	5	5	$114,975,090	12.3%
Total:	50	68	$934,871,683	100.0%

Pool Statistics
Aggregate Cut-off Date Balance:	$934,871,683
Number of Mortgage Loans:	50
Average Cut-off Date Balance per Mortgage Loan:	$18,697,434
Number of Mortgaged Properties:	68
Average Cut-off Date Balance per Mortgaged Property:	$13,748,113
Weighted Average Mortgage Rate:	4.9963%
% of Pool Secured by 5 Largest Mortgage Loans:	27.8%
% of Pool Secured by 10 Largest Mortgage Loans:	44.5%
% of Pool Secured by ARD Loans(2):	1.9%
Weighted Average Original Term to Maturity (months)(2):	119
Weighted Average Remaining Term to Maturity (months)(2):	117
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	20.4%
% of Pool Secured by Refinance Loans:	54.4%
% of Pool Secured by Acquisition Loans:	39.4%
% of Pool Secured by Acquisition/Refinance Loans:	3.7%
% of Pool Secured by Recapitalization Loans:	2.4%

Additional Debt
% of Pool with Pari Passu Mortgage Debt:	20.2%
% of Pool with Mezzanine Debt:	18.6%
% of Pool with Subordinate Mortgage Debt:	7.7%

Credit Statistics(3)
Weighted Average UW NOI DSCR:	2.29x
Weighted Average UW NOI Debt Yield(4):	12.2%
Weighted Average UW NCF DSCR:	2.17x
Weighted Average UW NCF Debt Yield(4):	11.5%
Weighted Average Cut-off Date LTV Ratio(4)(5):	56.9%
Weighted Average Maturity Date LTV Ratio(2)(5):	53.8%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(2)(6):	358
Weighted Average Remaining Amortization Term (months)(2)(6):	358
% of Pool Interest Only through Maturity(2):	60.7%
% of Pool Interest Only followed by Amortizing Balloon:	21.9%
% of Pool Amortizing Balloon:	15.5%
% of Pool Interest Only followed by Amortizing Balloon, ARD:	1.9%

Lockboxes
% of Pool with Hard Lockboxes:	48.6%
% of Pool with Springing Lockboxes:	32.5%
% of Pool with Soft Lockboxes:	16.4%
% of Pool with No Lockboxes:	2.5%

Reserves
% of Pool Requiring Tax Reserves:	82.0%
% of Pool Requiring Insurance Reserves:	59.4%
% of Pool Requiring Replacement Reserves:	85.4%
% of Pool Requiring TI/LC Reserves(7):	78.3%

Call Protection
% of Pool with lockout period, followed by defeasance until open period:	85.8%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	12.0%
% of Pool with no lockout period, followed by the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	2.2%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to March 2019.

(2)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” or “maturity” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.

(3)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. For mortgaged properties securing residential cooperative mortgage loans all LTV, DSCR and Debt Yield calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. With respect to any leased fee loans, the SF/Units/Rooms and Balance per SF/Unit/Room figures in this Term Sheet are based on the size of the non-collateral improvements.

(4)	With respect to certain mortgage loans, debt yields and LTVs (such as, for example, UW NOI Debt Yield, UW NCF Debt Yield or Cut-off Date LTV Ratio) have been calculated based on a principal balance that is net of a holdback or earnout reserve. Such mortgage loans are identified under the definitions of “Underwritten NOI Debt Yield”, “Underwritten NCF Debt Yield” and “Cut-off Date LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(5)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of the appraised values of the individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization; provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(6)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.

(7)	Excludes hospitality, multifamily, self storage and manufactured housing properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/ Rooms	Cut-off Date Balance per SF/Unit/Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	BSPRT	Ohana Waikiki Malia Hotel & Shops	Honolulu	HI	Hospitality	$63,000,000	6.7%	327	$192,660.55	2.18x	12.1%	51.2%	51.2%
2	MSMCH	One AT&T	Dallas	TX	Office	$60,000,000	6.4%	965,800	$136.16	2.45x	11.0%	52.6%	52.6%
3	MSMCH	Southlake Office Park	Lenexa	KS	Office	$57,000,000	6.1%	784,557	$72.65	1.89x	11.5%	64.3%	64.3%
4	MSMCH	Le Meridien Hotel Dallas	Dallas	TX	Hospitality	$42,840,000	4.6%	258	$166,046.51	1.56x	11.8%	70.0%	58.8%
5	MSMCH	Serenity Apartments	Boston	MA	Multifamily	$37,000,000	4.0%	195	$189,743.59	3.31x	13.6%	30.0%	30.0%
6	CCRE	Fairfax Multifamily Portfolio	Various	VA	Multifamily	$35,000,000	3.7%	870	$97,701.15	3.02x	14.3%	33.8%	33.8%
7	CCRE	FIGO Multifamily Portfolio III	Various	Various	Multifamily	$32,250,000	3.4%	728	$44,299.45	1.36x	9.6%	70.0%	61.1%
8	AREF	NTT - Quincy	Quincy	WA	Office	$31,000,000	3.3%	206,688	$149.98	2.33x	11.4%	51.2%	51.2%
9	SMC	Lincoln Commons	Lone Tree	CO	Mixed Use	$30,000,000	3.2%	105,527	$284.29	1.51x	8.1%	61.2%	61.2%
10	AREF	HealthCare Partners Los Angeles	Los Angeles	CA	Office	$28,000,000	3.0%	60,206	$465.07	2.03x	9.9%	57.7%	57.7%
		Total/Wtd. Avg.				$416,090,000	44.5%			2.18x	11.5%	54.4%	52.6%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit/Room calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit/Room figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Units/Rooms and Cut-off Date Balance per SF/Unit/Room figures in this Term Sheet are based on the size of the non-collateral improvements.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
2	MSMCH	One AT&T	$60,000,000	$71,500,000	$131,500,000	BANK 2019-BNK16	Wells Fargo	KeyBank	BANK 2019-BNK16	2.45x	11.0%	52.6%
6	CCRE	Fairfax Multifamily Portfolio	$35,000,000	$50,000,000	$85,000,000	CFK 2019-FAX	KeyBank	KeyBank	CFK 2019-FAX	3.02x	14.3%	33.8%
12	CCRE	Stern Multifamily Portfolio	$25,000,000	$20,000,000	$45,000,000	MSC 2019-L2	Midland	Rialto	MSC 2019-L2	1.28x	9.3%	67.1%
18	SMC	Fidelis Portfolio	$22,367,177	$71,376,148	$93,743,325	BBCMS 2018-C2	Wells Fargo	LNR	BBCMS 2018-C2	1.74x	11.9%	63.5%
22	AREF	Sheraton Grand Nashville Downtown	$20,000,000	$140,000,000	$160,000,000	WFCM 2018-C48	Wells Fargo	LNR	WFCM 2018-C48	2.48x	13.9%	57.9%
25	SMC	1001 Frontier Road	$16,600,000	$14,900,000	$31,500,000	MSC 2019-L2	Midland	Rialto	MSC 2019-L2	1.44x	8.0%	56.0%
30	MSMCH	Residence Inn National Portfolio	$10,000,000	$27,050,000	$37,050,000	BANK 2019-BNK16	Wells Fargo	KeyBank	BANK 2019-BNK16	2.49x	18.0%	65.0%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/ Rooms	Cut-off Date Balance per SF/Unit/ Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
4	MSMCH	Le Meridien Hotel Dallas	Dallas	TX	Hospitality	$42,840,000	4.6%	258	$166,046.51	1.56x	11.8%	70.0%	58.8%	CGCMT 2015-P1
14	BSPRT	Shingle Creek Crossing	Brooklyn Center	MN	Retail	$23,600,000	2.5%	173,107	$136.33	1.28x	9.6%	59.7%	53.6%	BSPRT 2017-FL1 BSPRT 2018-FL4
15	MSMCH	University Towers	Brooklyn	NY	Multifamily	$23,000,000	2.5%	552	$41,666.67	10.69x	44.6%	6.3%	6.3%	MSBAM 2013-C11
19	AREF	199 Lafayette Street	New York	NY	Retail	$21,000,000	2.2%	20,000	$1,050.00	1.44x	8.9%	47.5%	52.5%	AREIT 2018-CRE1
22	AREF	Sheraton Grand Nashville Downtown	Nashville	TN	Hospitality	$20,000,000	2.1%	482	$331,950.21	2.48x	13.9%	57.9%	57.9%	COMM 2012-CR3
23	SMC	Ravel Hotel	Long Island City	NY	Hospitality	$18,973,398	2.0%	113	$167,906.18	1.77x	13.5%	52.7%	44.2%	JPMBB 2014-C23
24	SMC	Twin Oaks	Norfolk	VA	Office	$18,200,000	1.9%	170,250	$106.90	1.94x	13.3%	64.1%	61.8%	WBCMT 2007-C30
25	SMC	1001 Frontier Road	Bridgewater	NJ	Office	$16,600,000	1.8%	234,313	$134.44	1.44x	8.0%	56.0%	56.0%	MLCFC 2007-6
28	CCRE	1000 Madison Avenue	Norristown	PA	Office	$13,500,000	1.4%	102,894	$131.20	1.45x	10.5%	74.2%	64.9%	BANC 2016-CRE1
40	BSPRT	Silver Oak Estates	Cincinnati	OH	Multifamily	$6,890,181	0.7%	260	$26,500.70	1.55x	11.3%	59.1%	49.3%	FRESB 2018-SB45
45	SMC	Country Brook Village	Garland	TX	Retail	$4,792,777	0.5%	51,858	$92.42	1.88x	13.2%	56.4%	46.3%	MSC 2007-HQ11
		Total				$209,396,356	22.4%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized within the last 10 years, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit/Room calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Characteristics of the Mortgage Loans

Mortgage Loans with Subordinate Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit/SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut- off Date LTV(1)
5	MSMCH	Serenity Apartments	$37,000,000	$189,743.59	$36,950,000	3.31x	13.6%	30.0%	1.54x	6.8%	60.0%
6	CCRE	Fairfax Multifamily Portfolio	$35,000,000	$97,701.15	$67,000,000	3.02x	14.3%	33.8%	1.17x	6.2%	78.3%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes, and any related subordinate note(s) and the mezzanine debt.

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit/SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut- off Date LTV(1)
3	MSMCH	Southlake Office Park	$57,000,000	$72.65	$9,000,000	1.89x	11.5%	64.3%	1.49x	9.9%	74.4%
6	CCRE	Fairfax Multifamily Portfolio	$35,000,000	$97,701.15	$45,000,000	3.02x	14.3%	33.8%	1.17x	6.2%	78.3%
14	BSPRT	Shingle Creek Crossing	$23,600,000	$136.33	$3,500,000	1.28x	9.6%	59.7%	1.05x	8.4%	68.6%
16	AREF	State of Kentucky Portfolio	$22,580,000	$59.56	$5,553,750	1.86x	13.4%	65.7%	1.20x	10.8%	81.8%
17	AREF	Greenbrook Executive Center	$22,391,525	$110.29	$4,575,000	1.61x	11.0%	64.9%	1.19x	9.1%	78.2%
29	BSPRT	Clearpointe Landing	$13,400,000	$121,818.18	$1,000,000	1.57x	8.8%	64.1%	1.36x	8.2%	68.9%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes, any related subordinate note(s) and the mezzanine debt.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($17,100,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	SF/Units/ Rooms	Cut-off Date Balance per SF/Unit/ Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
24	SMC	Twin Oaks	VA	Office	$18,200,000	1.9%	$17,537,149	102.6%	170,250	$106.90	1.94x	13.3%	64.1%	61.8%	29	59
		Total/Wtd. Avg.			$18,200,000	1.9%	$17,537,149	102.6%			1.94x	13.3%	64.1%	61.8%	29	59

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Office	20	$364,587,406	39.0%	4.9395%	1.89x	10.9%	61.3%	58.3%
Suburban	11	$199,966,525	21.4%	5.1110%	1.71x	11.1%	65.1%	61.2%
CBD	2	$60,660,000	6.5%	4.3983%	2.44x	11.0%	52.7%	52.7%
Single Tenant	5	$44,960,881	4.8%	5.1523%	1.52x	10.4%	65.3%	58.5%
Data Center	1	$31,000,000	3.3%	4.8000%	2.33x	11.4%	51.2%	51.2%
Medical	1	$28,000,000	3.0%	4.7000%	2.03x	9.9%	57.7%	57.7%
Multifamily	18	$183,569,181	19.6%	4.7735%	3.25x	15.5%	45.6%	43.2%
Garden	16	$123,569,181	13.2%	5.1348%	1.85x	10.7%	57.6%	54.1%
High Rise	1	$37,000,000	4.0%	4.0104%	3.31x	13.6%	30.0%	30.0%
Cooperative	1	$23,000,000	2.5%	4.0600%	10.69x	44.6%	6.3%	6.3%
Retail	16	$167,066,789	17.9%	5.0580%	1.81x	10.9%	58.7%	55.6%
Anchored	8	$101,347,177	10.8%	5.0029%	1.87x	11.2%	60.3%	56.1%
Unanchored	3	$33,406,835	3.6%	5.3645%	1.58x	10.2%	49.5%	49.7%
Shadow Anchored	3	$22,382,777	2.4%	4.7944%	2.00x	11.8%	63.8%	59.0%
Single Tenant	2	$9,930,000	1.1%	5.1840%	1.50x	8.0%	61.7%	61.7%
Hospitality	9	$162,898,307	17.4%	5.3169%	2.04x	13.2%	58.2%	53.3%
Full Service	3	$81,813,398	8.8%	5.4282%	1.83x	12.7%	63.0%	55.2%
Limited Service	2	$71,084,909	7.6%	5.2784%	2.22x	13.1%	51.7%	50.2%
Extended Stay	4	$10,000,000	1.1%	4.6800%	2.49x	18.0%	65.0%	59.8%
Mixed Use	3	$44,500,000	4.8%	4.9817%	1.92x	10.0%	53.3%	53.3%
Retail & Office	2	$36,500,000	3.9%	5.0325%	1.83x	9.6%	57.7%	57.7%
Retail & Multifamily	1	$8,000,000	0.9%	4.7500%	2.37x	11.5%	32.9%	32.9%
Industrial	2	$12,250,000	1.3%	4.9743%	1.92x	11.4%	67.7%	63.7%
Flex	2	$12,250,000	1.3%	4.9743%	1.92x	11.4%	67.7%	63.7%
Total/Wtd. Avg.	68	$934,871,683	100.0%	4.9963%	2.17x	12.2%	56.9%	53.8%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Texas	12	$170,382,970	18.2%	4.8734%	2.08x	11.8%	59.5%	54.3%
New York	7	$90,203,398	9.6%	5.0114%	3.94x	18.9%	40.4%	39.8%
Hawaii	1	$63,000,000	6.7%	5.2500%	2.18x	12.1%	51.2%	51.2%
Kansas	2	$58,729,000	6.3%	5.1177%	1.89x	11.5%	64.3%	64.3%
Virginia	4	$53,200,000	5.7%	4.7143%	2.65x	14.0%	44.2%	43.4%
New Jersey	2	$38,991,525	4.2%	5.1767%	1.54x	9.7%	61.1%	54.5%
Missouri	3	$37,174,444	4.0%	5.1595%	1.84x	11.4%	65.3%	63.8%
Massachusetts	1	$37,000,000	4.0%	4.0104%	3.31x	13.6%	30.0%	30.0%
California	2	$34,440,881	3.7%	4.8328%	1.91x	9.9%	59.5%	57.4%
California – Southern(2)	2	$34,440,881	3.7%	4.8328%	1.91x	9.9%	59.5%	57.4%
Colorado	2	$33,266,667	3.6%	5.0804%	1.61x	9.1%	61.6%	61.1%
Tennessee	3	$32,805,556	3.5%	5.1507%	2.07x	12.0%	61.1%	60.3%
Arizona	2	$31,575,000	3.4%	5.1917%	1.62x	10.0%	63.7%	62.5%
Washington	1	$31,000,000	3.3%	4.8000%	2.33x	11.4%	51.2%	51.2%
Michigan	2	$28,900,000	3.1%	5.2262%	1.52x	10.0%	64.9%	60.9%
Florida	2	$28,334,909	3.0%	4.7139%	2.30x	13.3%	57.7%	54.0%
South Carolina	1	$25,350,000	2.7%	5.0600%	1.42x	9.9%	64.8%	57.5%
Minnesota	1	$23,600,000	2.5%	5.5220%	1.28x	9.6%	59.7%	53.6%
Pennsylvania	3	$22,853,563	2.4%	5.2656%	1.60x	11.4%	72.9%	64.3%
Kentucky	5	$22,580,000	2.4%	5.1500%	1.86x	13.4%	65.7%	59.6%
Indiana	4	$15,994,725	1.7%	5.3650%	1.35x	10.0%	70.3%	60.0%
Connecticut	1	$15,750,000	1.7%	4.9000%	1.64x	10.9%	70.9%	62.8%
Georgia	3	$15,519,221	1.7%	5.1575%	1.56x	11.1%	69.1%	60.9%
Ohio	2	$13,369,825	1.4%	5.3064%	1.46x	10.5%	64.4%	55.0%
Nevada	2	$10,850,000	1.2%	4.9256%	2.18x	12.3%	53.6%	51.0%
Total/Wtd. Avg.	68	$934,871,683	100.0%	4.9963%	2.17x	12.2%	56.9%	53.8%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	“California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1,729,000 - 10,000,000	21	136,714,583	14.6
10,000,001 - 20,000,000	8	131,923,398	14.1
20,000,001 - 30,000,000	13	308,143,702	33.0
30,000,001 - 40,000,000	4	135,250,000	14.5
40,000,001 - 55,000,000	1	42,840,000	4.6
55,000,001 - 63,000,000	3	180,000,000	19.3
Total:	50	$934,871,683	100.0%
Min: $1,729,000	Max: $63,000,000	Avg: $18,697,434

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Texas	12	170,382,970	18.2
New York	7	90,203,398	9.6
Hawaii	1	63,000,000	6.7
Kansas	2	58,729,000	6.3
Virginia	4	53,200,000	5.7
New Jersey	2	38,991,525	4.2
Missouri	3	37,174,444	4.0
Massachusetts	1	37,000,000	4.0
California	2	34,440,881	3.7
California – Southern(3)	2	34,440,881	3.7
Colorado	2	33,266,667	3.6
Tennessee	3	32,805,556	3.5
Arizona	2	31,575,000	3.4
Washington	1	31,000,000	3.3
Michigan	2	28,900,000	3.1
Florida	2	28,334,909	3.0
South Carolina	1	25,350,000	2.7
Minnesota	1	23,600,000	2.5
Pennsylvania	3	22,853,563	2.4
Kentucky	5	22,580,000	2.4
Indiana	4	15,994,725	1.7
Connecticut	1	15,750,000	1.7
Georgia	3	15,519,221	1.7
Ohio	2	13,369,825	1.4
Nevada	2	10,850,000	1.2
Total:	68	$934,871,683	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Office	20	364,587,406	39.0
Suburban	11	199,966,525	21.4
CBD	2	60,660,000	6.5
Single Tenant	5	44,960,881	4.8
Data Center	1	31,000,000	3.3
Medical	1	28,000,000	3.0
Multifamily	18	183,569,181	19.6
Garden	16	123,569,181	13.2
High Rise	1	37,000,000	4.0
Cooperative	1	23,000,000	2.5
Retail	16	167,066,789	17.9
Anchored	8	101,347,177	10.8
Unanchored	3	33,406,835	3.6
Shadow Anchored	3	22,382,777	2.4
Single Tenant	2	9,930,000	1.1
Hospitality	9	162,898,307	17.4
Full Service	3	81,813,398	8.8
Limited Service	2	71,084,909	7.6
Extended Stay	4	10,000,000	1.1
Mixed Use	3	44,500,000	4.8
Retail & Office	2	36,500,000	3.9
Retail & Multifamily	1	8,000,000	0.9
Industrial	2	12,250,000	1.3
Flex	2	12,250,000	1.3
Total/Wtd. Avg.	68	$934,871,683	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
4.01043243 - 4.4999	5	150,250,000	16.1
4.5000 - 4.9999	13	198,313,302	21.2
5.0000 - 5.8200	32	586,308,381	62.7
Total:	50	$934,871,683	100.0%
Min: 4.01043243%	Max: 5.8200%	Wtd Avg: 4.9963%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	1	18,200,000	1.9
120	49	916,671,683	98.1
Total:	50	$934,871,683	100.0%
Min: 60 mos.	Max: 120 mos.	Wtd Avg: 119 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
59	1	18,200,000	1.9
115 - 121	49	916,671,683	98.1
Total:	50	$934,871,683	100.0%
Min: 59 mos.	Max: 120 mos.	Wtd Avg: 117 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	26	567,014,000	60.7
300	2	11,084,909	1.2
360	22	356,772,774	38.2
Total:	50	$934,871,683	100.0%
Min: 300 mos.	Max: 360 mos.	Wtd Avg: 358 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	26	567,014,000	60.7
299 - 300	2	11,084,909	1.2
355 - 360	22	356,772,774	38.2
Total:	50	$934,871,683	100.0%
Min: 299 mos.	Max: 360 mos.	Wtd Avg: 358 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
MSMCH	13	303,614,000	32.5
AREF	9	183,951,525	19.7
SMC	15	179,411,068	19.2
CCRE	8	152,920,000	16.4
BSPRT	5	114,975,090	12.3
Total:	50	$934,871,683	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	26	567,014,000	60.7
Partial Interest Only	13	204,890,000	21.9
Amortizing Balloon	10	144,767,683	15.5
Partial Interest Only, ARD	1	18,200,000	1.9
Total:	50	$934,871,683	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
6.3 - 50.0	8	147,186,835	15.7
50.1 - 55.0	5	177,973,398	19.0
55.1 - 60.0	9	135,417,867	14.5
60.1 - 65.0	14	262,942,702	28.1
65.1 - 74.2	14	211,350,881	22.6
Total:	50	$934,871,683	100.0%
Min: 6.3%	Max: 74.2%	Wtd Avg: 56.9%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
6.3 - 40.0	5	111,986,835	12.0
40.1 - 50.0	6	52,941,265	5.7
50.1 - 55.0	10	258,708,702	27.7
55.1 - 60.0	12	213,980,881	22.9
60.1 - 65.0	14	273,774,000	29.3
65.1 - 68.5	3	23,480,000	2.5
Total:	50	$934,871,683	100.0%
Min: 6.3%	Max: 68.5%	Wtd Avg: 53.8%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.28 - 1.40	9	115,140,881	12.3
1.41 - 1.60	10	188,230,181	20.1
1.61 - 1.80	8	121,197,100	13.0
1.81 - 2.00	5	111,559,612	11.9
2.01 - 2.20	4	101,979,000	10.9
2.21 – 10.69	14	296,764,909	31.7
Total:	50	$934,871,683	100.0%
Min: 1.28x	Max: 10.69x	Wtd Avg: 2.17x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
7.1 - 9.0	8	104,980,000	11.2
9.1 - 10.0	8	168,435,881	18.0
10.1 - 11.0	9	159,470,525	17.1
11.1 - 12.0	10	197,937,358	21.2
12.1 - 13.0	2	70,700,000	7.6
13.1 - 14.0	8	150,763,010	16.1
14.1 - 16.0	1	35,000,000	3.7
16.1 - 44.6	4	47,584,909	5.1
Total:	50	$934,871,683	100.0%
Min: 7.1%	Max: 44.6%	Wtd Avg: 12.2%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.
(2)	In the case of mortgage loans secured by multiple properties, Cut-off Date Balance information is based on allocated loan amounts with respect to such properties.
(3)	“California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Ohana Waikiki Malia Hotel & Shops

Mortgage Loan No. 1 – Ohana Waikiki Malia Hotel & Shops

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Ohana Waikiki Malia Hotel & Shops

Mortgage Loan No. 1 – Ohana Waikiki Malia Hotel & Shops

Ohana Waikiki Malia Hotel & Shops
2211 Kuhio Avenue
Honolulu, HI 96815
HONOLULU
Ala Moana
McCully-Moiliili
Waikiki
Kaimuki
Manoa
Makiki - Lower Punchbowl - Tantalus
Honolulu Intl. Airport 8 miles
Downtown Honolulu 1 mile
Pacific Ocean
Waikiki Bay
Kaluahole Channel
HONOLULU COUNTY
Diamond Head State Monument
Leahi Park
Kuilei Cliffs
Lunalilo Frwy
H1
92
S. Beretania St
S. King St
Kapiolani Blvd
Kona St
Ala Moana Blvd
Atkinson Dr
Kalakaua Ave
Kuhio Ave
Ala Wai Blvd
Kalaimoku St
McCully St
Isenberg St
University Ave
Citron St
Metcalf St
Dole St
Wilder Ave
Waialae Ave
Kapahulu Ave
Monsarrat Ave
Paki Ave
Diamond Head Rd
Herbert St
6th Ave
Keeaumoku St
Kaheka St
Sheridan St
Piikoi St
Pensacola St
Kalakaua Ave
Kapi'olani Medical Center for Women and Children
Dong Hwa Shopping Center
Makiki District Park
Kamanele Park
Shidler College of Business
Thomas Hale Hamilton Library
University of Hawaii at Manoa
Kennedy Theatre
Gregg M. Sinclair Library
National Weather Service
John Young Museum of Art
East-West Center
Stan Sheriff Center
Les Murakami Baseball Stadium
Kanewai Community Park
Chaminade University of Honolulu
Japanese Cultural Ctr. of Hawaii
Honolulu Stadium State Park
McCully Shopping Center
Hawaii Convention Center
Ala Moana Center
Ala Moana Park
Kahanamoku Lagoon
Magic Island
Magic Island Lagoon
Prince Waikiki Honolulu Luxury
Ramada Plaza
Ala Wai Community Park
Ala Wai Plaza
Market City Shopping Center
Kilohana Square
The Grand Islander by Hilton
Hale Koa
Kahanamoku Beach
Ainahau Triangle
Luxury Row
T Galleria
Ft. Derussy Beach Park
US Army Museum of Hawaii
Waikiki Beach Walk
Sheraton Waikiki
Royal Hawaiian Center
Waikiki Shopping Plaza
International Marketplace
Ala Wai Golf Course
Waikiki Beach
Kuhio Beach Torch Lighting & Hula Show
'Alohilani Resort Waikiki Beach
Waikiki Beach Marriott Resort & Spa
Kuhio Beach
Queens Surf Beach
Honolulu Zoo
Waikiki Shell
Kapi'olani Regional Park
Waikiki Aquarium
Kaimana Beach
Louise Dillingham Mem. Fountain
Makalei Beach
Leahi Beach
Kauai Channel
Pacific Ocean
Kaena Point
Kahuku
Pupukea
Laie
Waimea Bay
Haleiwa
Mokuleia
Waialua
Ka'a'awa
Wahiawa
Oahu
Makaha
Kaneohe Bay
Pokai Bay
Waianae
Mililani
Ahuimanu
Pearl City
Kailua Bay
Maili
Waipahu
Aiea
Kaneohe
Nanakuli
Kailua
Kapolei
Ewa Beach
HONOLULU
Mamala Bay
Maunalua Bay
Kaiwi Channel
Pacific Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Ohana Waikiki Malia Hotel & Shops

Mortgage Loan No. 1 – Ohana Waikiki Malia Hotel & Shops

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BSPRT			Single Asset/Portfolio:	Single Asset
Original Balance:	$63,000,000			Location:	Honolulu, HI 96815
Cut-off Date Balance:	$63,000,000			Property Type:	Hospitality
% of Initial Pool Balance:	6.7%			Property Sub-Type:	Limited Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors(1):	Various			Year Built/Renovated:	1960, 1980/2010
Mortgage Rate:	5.2500%			Size(4):	327 Rooms
Note Date:	1/17/2019			Cut-off Date Balance per Room:	$192,661
First Payment Date:	3/6/2019			Maturity Date Balance per Room:	$192,661
Maturity Date:	2/6/2029			Property Manager:	Outrigger Hotels Hawaii
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI(4):	$7,621,958
Seasoning:	1 month			UW NOI Debt Yield:	12.1%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity:	12.1%
Lockbox/Cash Mgmt Status(2):	Hard/Springing			UW NCF DSCR:	2.18x
Additional Debt Type:	N/A			Most Recent NOI(4):	$7,380,917 (12/31/2018)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$7,708,121 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$8,464,988 (12/31/2016)
Reserves(3)				Most Recent Occupancy(4):	85.0% (12/31/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	85.1% (12/31/2017)
RE Tax:	$58,485	$58,485	N/A	3rd Most Recent Occupancy:	88.7% (12/31/2016)
Insurance:	$28,092	$14,046	N/A	Appraised Value (as of):	$123,000,000 (11/30/2018)
FF&E:	$54,326	$54,326	N/A	Cut-off Date LTV Ratio:	51.2%
Deferred Maintenance:	$49,788	$0	N/A	Maturity Date LTV Ratio:	51.2%
Business Plan Reserve:	$10,000,000	$0	N/A
TI/LC:	$0	$417	$20,000
PIP Reserve:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$63,000,000	100.0%	Settlement Costs(5):	$21,687,256	34.4%
			Loan Payoff:	$20,525,644	32.6%
			Reserves:	$10,190,691	16.2%
			Return of Equity:	$7,914,043	12.6%
			Closing Costs:	$2,682,365	4.3%
Total Sources:	$63,000,000	100.0%	Total Uses:	$63,000,000	100.0%

(1)	The sponsors for the loan are Fukuyoshi Kawazoe, Fukuyoshi Kawazoe, as Trustee of the Fukuyoshi Kawazoe Trust, Dated May 11, 2004, Michael Kawazoe, and Michael Kawazoe as Trustee of the Kawazoe 2018 Dynasty Trust, Dated December 14, 2018.

(2)	The Ohana Waikiki Malia Hotel & Shops Mortgage Loan (as defined below) requires a hard lockbox for the hotel portion of the revenues at the Ohana Waikiki Malia Hotel & Shops Property (as defined below) and a soft lockbox for the retail portion of revenues at the Ohana Waikiki Malia Hotel & Shops Property.

(3)	See “Escrows and Reserves” below for further discussion on reserve requirements.

(4)	The Ohana Waikiki Malia Hotel & Shops Property (as defined below) includes 8,948 SF of retail space that is 100.0% occupied as of January 17, 2019. Retail revenue is derived from eight retail tenants, two parking leases, and an antenna space. Retail revenue generated approximately 12.9% of Most Recent NOI in 2018 and represents 15.9% of UW NOI.

(5)	A portion of the loan proceeds was used to settle family litigation concerning estate planning for the Kawazoe family. As of loan origination, all ongoing litigation was settled. See “The Borrower and the Sponsors” below for additional information.

The Mortgage Loan. The largest mortgage loan (the “Ohana Waikiki Malia Hotel & Shops Mortgage Loan”) is evidenced by a single promissory note in the original principal balance of $63,000,000, which is secured by a first priority fee mortgage encumbering a limited service hotel located in Honolulu, Hawaii (the “Ohana Waikiki Malia Hotel & Shops Property”). The proceeds of the Ohana Waikiki Malia Hotel & Shops Mortgage Loan were primarily used to settle family litigation (see “The Borrower and the Sponsors” below for additional information), refinance a previous loan of approximately $20.5 million, fund reserves, pay closing costs, and return equity to the borrower sponsor.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Ohana Waikiki Malia Hotel & Shops

The Borrower and the Sponsors. The borrower is Lucky Hotels U.S.A. Co., Ltd. (the “Ohana Waikiki Malia Hotel & Shops Borrower”), a Delaware corporation structured to be bankruptcy remote, with two independent directors. The Ohana Waikiki Malia Hotel & Shops Borrower is 100.0% owned by Lucky Holdings Inc., a Hawaii corporation. The Kawazoe 2018 Dynasty Trust dated December 14, 2018 owns 90.0% of Lucky Holdings Inc. and the remaining 10.0% of ownership is held by the Fukuyoshi Kawazoe Trust dated May 11, 2004, as amended and restated. Michael Kawazoe is the sole trustee and beneficiary of the Kawazoe 2018 Dynasty Trust dated December 14, 2018 and Fukuyoshi Kawazoe is the sole trustee and beneficiary of the Fukuyoshi Kawazoe Trust, dated May 11, 2004, as amended and restated. The latter trust retains 100.0% of voting shares in Lucky Holdings Inc. The sponsors and nonrecourse carve-out guarantors of the Ohana Waikiki Malia Hotel & Shops Mortgage Loan are Fukuyoshi Kawazoe, Fukuyoshi Kawazoe, as Trustee of the Fukuyoshi Kawazoe Trust, Dated May 11, 2004, Michael Kawazoe and Michael Kawazoe as Trustee of the Kawazoe 2018 Dynasty Trust, Dated December 14, 2018.

Fukuyoshi Kawazoe and Michael Kawazoe are a father and son team that have overseen operations at the Ohana Waikiki Malia Hotel & Shops Property for decades. Fukuyoshi Kawazoe’s father owned several transportation and real estate businesses in Japan and Hawaii, including the Ohana Waikiki Malia Hotel & Shops Property. Upon Fukuyoshi Kawazoe’s father’s passing in the late 1980s, Fukuyoshi Kawazoe and his son Michael inherited the Ohana Waikiki Malia Hotel & Shops Property, among other familial assets in Hawaii. Fukuyoshi Kawazoe has been a Hawaiian resident since 1972 and founded Aloha 7, a tour and travel agency catering specifically to Japanese tourists. Aloha 7 grew to cater to over 100,000 clients annually and in 2007, Fukuyoshi Kawazoe sold the business. Currently, Michael Kawazoe oversees day-to-day operations at the Ohana Waikiki Malia Hotel & Shops Property and previously held management positions at MGM Resorts.

Prior to origination, several other members of Fukuyoshi Kawazoe’s family filed lawsuits and/or otherwise asserted claims against Fukuyoshi Kawazoe contesting his inheritance of all of the family holdings in Hawaii, including the Ohana Waikiki Malia Hotel & Shops Property; however, each of these claims was settled at or prior to origination of the Ohana Waikiki Malia Hotel & Shops Mortgage Loan, and the applicable family members released any future claims with respect to the ownership and the operations of the Ohana Waikiki Malia Hotel & Shops Property along with any related employment claims.

The Property. The Ohana Waikiki Malia Hotel & Shops Property is a 327-room, upper midscale, limited service hotel located in the heart of the Waikiki neighborhood of Honolulu, Hawaii. The Ohana Waikiki Malia Hotel & Shops Property also features 8,948 SF of high-street retail space and a four-level structured parking garage with capacity for 113 vehicles. The Ohana Waikiki Malia Hotel & Shops Property is located along Kuhio Avenue, approximately three blocks away from Waikiki Beach and one block north of Kalakaua Avenue, Oahu’s primary retail and entertainment corridor, with foot traffic of approximately 1,000 pedestrians per hour.

The Ohana Waikiki Malia Hotel & Shops Property is comprised of two towers for guest rooms and amenities. The main tower, the 18-story Malia Tower, was constructed in 1980. The Malia Tower features 12 floors of lodging with 276 guest rooms, and four floors for interior parking in addition to two floors of common areas. Further, the Malia Tower houses the hotel lobby, administrative and support areas, commercial bays and a fitness center. The Ohana Waikiki Malia Hotel & Shops Property’s two full-service restaurants, a 4,676 SF 24-hour IHOP and Rivals Sports Bar (sponsor-affiliated), a 1,324 SF Vegas-inspired live entertainment venue offering cocktails and American fare, as well as the hotel’s quick service pizzeria, a Slice of Waikiki (sponsor-affiliated), are all located within the Malia Tower. The Ohana Waikiki Malia Hotel & Shops Property’s second tower, the Luana Tower, was constructed in 1960 and is 10-stories high. The Luana Tower houses all suite and studio rooms at the hotel. Each floor of the Luana Tower is connected to the Malia Tower through a corridor in the elevator lobby.

Unit mix at the Ohana Waikiki Malia Hotel & Shops Property is comprised of 212 double rooms, 13 twin double rooms and 51 king rooms in the Malia Tower and 47 one-bedroom suites and four studios in the Luana Tower. From 2009 to 2012, guest rooms and common areas went through a significant renovation at an approximate cost of $6.5 million, of which approximately $6.2 million was spent on the Malia Tower and approximately $300,000 was spent on the Luana Tower. Guest room updates included structural changes to hotel room layouts that facilitated more open and modern spaces and light renovations. Each room at the Ohana Waikiki Malia Hotel & Shops Property features faux granite counter vanity areas, a flat panel television, and high speed wireless Internet access. Select rooms at the Ohana Waikiki Malia Hotel & Shops Property feature a kitchenette, a living area and balconies with views of Waikiki Beach. Additionally, amenities at the Ohana Waikiki Shops & Hotels Property include a whirlpool spa, a swimming pool, a business center, and a central seating plaza.

Retail space at the Ohana Waikiki Malia Hotel & Shops Property represents 8,948 SF and includes a 4,676 SF 24-hour IHOP and boutique retailers such as Honolulu Cookie Company, a food and gift producer known for its gourmet, pineapple-shaped Hawaiian shortbread cookies and Loco Boutique, a Japanese-style swimwear retailer. Honolulu Cookie Company has been a tenant since 2007 and Loco Boutique has been a tenant since 2005. In 2018, retail revenue at the Ohana Waikiki Malia Hotel & Shops Property accounted for 12.9% of net operating income. As of January 17, 2019, 100.0% of the retail space was occupied with an average in-place rent of approximately $128 PSF.

The Ohana Waikiki Malia Hotel & Shops Property operates under a management agreement with Outrigger Hotels Hawaii (“Outrigger”). Outrigger is a Honolulu-based hotel chain and management company operating multi-branded lines of hotels, condominiums, and vacation resort properties. As of June 2018, Outrigger oversees a portfolio of 37 properties with approximately 6,500 rooms located across Hawaii, Guam, Fiji, Thailand, Mauritius, and the Maldives. Outrigger is owned by KSL Capital Partners, LLC, an investment firm focused exclusively on the travel and leisure business. Outrigger has operated the Ohana Waikiki Malia Hotel & Shops Property since 1998. Effective January 1, 2019, the Ohana Waikiki Malia Hotel & Shops Borrower executed a new hotel management agreement with Outrigger, with a term through December 31, 2023, and two three-year extension options, if agreed to by both Outrigger and the Ohana Waikiki Malia Hotel & Shops Borrower.

At origination of the Ohana Waikiki Malia Hotel & Shops Mortgage Loan, $10.0 million of loan proceeds were escrowed into a business plan reserve in order to complete a renovation plan at the Ohana Waikiki Malia Hotel & Shops Property. The renovation plan is not mandated by Outrigger to comply with brand standards and is being undertaken at the sponsorship’s discretion. It is anticipated that approximately $7.1 million will be invested in guest room upgrades, $925,000 toward a lobby expansion and refresh and approximately $1.4 million toward various storefront and exterior aesthetic improvements. The loan documents for the Ohana Waikiki Malia Hotel & Shops Mortgage Loan do not require specific renovations, but instead permit the business plan reserve to be applied at the discretion of the Ohana Waikiki Malia Hotel & Shops Borrower, and do not have a required timeframe for completion of renovations. According to the borrower sponsor, the renovation plan is anticipated to commence in 2019 and is expected to be completed in the second quarter of 2020.

The Market. The Ohana Waikiki Malia Hotel & Shops Property is located on the island of Oahu, in the Honolulu market, within the Waikiki lodging submarket. Oahu is the third largest island in the Hawaiian Islands and hosts the largest number of tourists annually among all the Hawaiian Islands. Oahu offers visitors pristine beaches, spas, golf courses, recreational activities, retail venues and culinary experiences.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Ohana Waikiki Malia Hotel & Shops

In 2018, Oahu welcomed nearly 6.0 million tourists, and according to the appraisal, from late 2009 to the end of 2017, total arrivals, days visitors spent on the island and visitor expenditures rose by 41.0%, 35.0% and 52.0%, respectively. According to a local tourism authority, on average in 2017, each visitor to the island of Oahu spent approximately $1,337 per person per trip. In particular, Honolulu annually hosts millions of visitors, and tourism contributes an estimated $10.0 billion to the local economy.

According to a local tourism authority, among the four largest markets of visitor arrivals by air in 2017, visitors from the U.S. West represented 48.3% of arrivals, the U.S. East represented 25.1% of arrivals, Japan represented 20.0% of arrivals and Canada represented 6.5% of arrivals. In 2017, 42.6% of U.S. West tourists, 57.6% of U.S. East tourists, 41.0% of Canadian tourists and 95.5% of Japanese tourists visited Oahu. In particular, Honolulu benefits from the Honolulu International Airport, the largest airport in the Hawaiian Islands. Major airlines servicing the Honolulu International Airport include Hawaiian Airlines, Delta, Japan Airlines, Philippine Airlines, Korean Air, and All Nippon Airways.

The Ohana Waikiki Malia Hotel & Shops Property is located within the Waikiki lodging submarket, which contains 75 hotels with a total of 25,599 rooms. Approximately 80.0% of hotels in the submarket are located on the Kalakaua, Kuhio and Ala Moana Avenues – Waikiki’s central shopping, dining and entertainment areas. According to the appraisal, barriers to entry exist in the submarket due to the scarcity of building sites, restrictive guidelines, and the high cost of construction. New construction is limited, with two properties in the preliminary planning stages of development and one property, representing approximately 246 rooms and 1.0% of the submarket, under construction as of the third quarter of 2018. The property under construction is an expansion of The Ritz-Carlton Residences Waikiki Beach and is not expected to directly compete with the Ohana Waikiki Malia Hotel & Shops Property. As of the third quarter of 2018, occupancy in the Waikiki lodging submarket was 85.3%, ADR was $233.42, and RevPAR was $199.13.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the Ohana Waikiki Malia Hotel & Shops Property and its competitive set:

Historical Occupancy, ADR, RevPAR
Competitive Set(1)				Ohana Waikiki Malia Hotel & Shops(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2015	91.5%	$129.08	$118.07	86.2%	$141.84	$122.33	94.3%	109.9%	103.6%
12/31/2016	90.3%	$136.55	$123.25	88.7%	$144.09	$127.75	98.2%	105.5%	103.6%
12/31/2017	88.8%	$133.39	$118.46	85.1%	$144.64	$123.08	95.8%	108.4%	103.9%
12/31/2018	90.7%	$137.98	$125.18	85.0%	$145.23	$123.46	93.7%	105.3%	98.6%

Source: Third party hospitality research reports for the competitive set.

(1)	The Competitive Set for 2016-2018 includes Ohia Waikiki, Courtyard Waikiki Beach, Ambassador Hotel Waikiki, Hotel La Croix, and Waikiki Resort Hotel. The Competitive Set in 2015 includes the Ambassador Hotel Waikiki, Aqua Waikiki Wave, Waikiki Resort Hotel, Aqua Bamboo Waikiki, and Aqua Hotels & Resorts Oasis.

(2)	Information is based on the underwritten file based on the Ohana Waikiki Malia Hotel & Shops Borrower’s financials.

Primary competitive properties to the Ohana Waikiki Malia Hotel & Shops Property are shown in the table below:

Competitive Property Summary(1)
Property Name	No. of Rooms	Year Opened	Competitive Status	TTM October 2018 Occupancy	TTM October 2018 ADR	TTM October 2018 RevPAR
Ohana Waikiki Malia Hotel & Shops	327	1960, 1980	-	85.0%(2)	$145.23(2)	$123.46(2)
Aqua Ohia Waikiki	251	1972	Primary	85%-90%	$120 - $125	$105 - $110
Courtyard Waikiki	403	1970	Primary	85% - 90%	$165 - $175	$145 - $155
Ambassador Hotel Waikiki	311	1965	Primary	90% - 95%	$120 - $125	$110 - $115
Waikiki Gateway Hotel	181	1973	Primary	90% - 95%	$135 - $140	$120 - $125
Waikiki Resort Hotel	275	1970	Primary	90% - 95%	$130 - $135	$120 - $125
Hilton Garden Inn Waikiki	623	1973	Primary	85% - 90%	$165 - $175	$145 - $150
Ohana Waikiki East	441	1972	Primary	85% - 90%	$140 - $145	$120 - $125
Total	2,485(3)

Source: Appraisal unless indicated otherwise.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR at the Ohana Waikiki Malia Hotel & Shops Property are attributable to variances in reporting methodologies and/or timing differences. In addition, the competitive set shown in the Historical Occupancy, ADR, RevPAR table above differs from the competitive set shown in the Competitive Property Summary.

(2)	Information is based on the underwriting file, which is based on the Ohana Waikiki Malia Hotel & Shops Borrower’s financial statements. Statistics presented for the Ohana Waikiki Malia Hotel & Shops Property represent year-end 2018 figures.

(3)	Excludes the Ohana Waikiki Malia Hotel & Shops Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Ohana Waikiki Malia Hotel & Shops

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Ohana Waikiki Malia Hotel & Shops Property:

Cash Flow Analysis
	2015	2016	2017	2018	UW	UW per Room(1)
Occupancy	86.2%	88.7%	85.1%	85.0%	85.0%
ADR	$141.84	$144.09	$144.64	$145.23	$145.23
RevPAR	$122.33	$127.75	$123.08	$123.46	$123.46

Rooms Revenue	$14,600,984	$15,289,030	$14,689,666	$14,735,533	$14,735,533	$45,063
Other Operated Departments	$413,663	$457,225	$404,755	$430,213	$430,213	$1,316
Retail Rent(2)(3)	$942,163	$1,077,315	$1,084,188	$951,849	$1,210,984	$3,703
Other Income	$685,111	$1,091,100	$1,202,067	$1,225,115	$1,225,115	$3,747
Total Revenue	$16,641,921	$17,914,670	$17,380,676	$17,342,710	$17,601,845	$53,828
Total Expenses	$9,157,648	$9,449,682	$9,672,555	$9,961,793	$9,979,887	$30,520
Net Operating Income	$7,484,273	$8,464,988	$7,708,121	$7,380,917	$7,621,958	$23,309
FF&E(4)	$313,995	$336,747	$325,930	$327,817	$327,817	$1,002
Net Cash Flow	$7,170,278	$8,128,241	$7,382,191	$7,053,099	$7,294,141	$22,306

NOI DSCR	2.23x	2.52x	2.30x	2.20x	2.27x
NCF DSCR	2.14x	2.42x	2.20x	2.10x	2.18x
NOI Debt Yield	11.9%	13.4%	12.2%	11.7%	12.1%
NCF Debt Yield	11.4%	12.9%	11.7%	11.2%	11.6%

(1)	UW per Room figures are based upon 327 rooms at the Ohana Waikiki Malia Hotel & Shops Property.

(2)	The Ohana Waikiki Malia Hotel & Shops Property includes 8,948 SF of retail space that is 100.0% occupied as of January 17, 2019. Retail revenue is derived from two parking leases, an antenna space and eight retail tenants. The UW Retail Rent presented above is comprised of $1,149,662 of retail base rent and $125,058 of percentage rent. A 5.0% vacancy adjustment was included in the retail rent figure.

(3)	The increase from 2018 Retail Rent to UW Retail Rent is primarily attributable to executed leases with sponsor affiliated tenants, Rivals Sports Bar and Slice of Waikiki.

(4)	FF&E is underwritten at 2.0% of revenues, excluding retail revenue. Historical FF&E has been adjusted to reflect the same methodology.

Escrows and Reserves. The Ohana Waikiki Malia Hotel & Shops Borrower deposited at origination $10,000,000 into a business plan reserve that is required to be used toward improvements at the Ohana Waikiki Malia Hotel & Shops Property. Further, at origination, the Ohana Waikiki Malia Hotel & Shops Borrower escrowed $58,485 into a tax reserve, $28,092 into an insurance reserve and $49,788 into a deferred maintenance reserve. An upfront escrow in the amount of $54,326 was deposited into the FF&E reserve.

The Ohana Waikiki Malia Hotel & Shops Borrower is generally required to deposit monthly (i) 1/12 of the estimated annual property taxes (currently estimated to be $58,485), and (ii) 1/12 of estimated annual insurance premiums (currently estimated to be $14,046 per month).

Additionally, the Ohana Waikiki Malia Hotel & Shops Borrower will be obligated to deposit monthly into the FF&E reserve 1/12 of 4.0% of the greater of (a) gross revenues for the Ohana Waikiki Malia Hotel & Shops Property in the preceding calendar year or (b) the projected gross revenues for the Ohana Waikiki Hotel & Shops Property for the current calendar year according to the most recently submitted annual budget. The current estimated monthly FF&E deposit is $54,326. Commencing on the payment date in March 2020, monthly FF&E deposits will be suspended for 12 payments.

Monthly deposits of $417 into the TI/LC reserve for the retail space is required under the Ohana Waikiki Malia Hotel & Shops Mortgage Loan documents. This represents approximately $0.56 PSF annually for the retail space. The TI/LC reserve is capped at $20,000.

If at any time Outrigger requires a PIP to be instituted at the Ohana Waikiki Malia & Hotel Property in conjunction with the hotel management agreement, the Ohana Waikiki Malia Hotel & Shops Borrower is required to deposit 125.0% of the estimated cost of any PIP required.

Lockbox and Cash Management. The Ohana Waikiki Malia Hotel & Shops Mortgage Loan is structured with a hard lockbox with springing cash management, except for retail revenues, as to which it is structured with a soft lockbox. Funds in the lockbox account, absent the continuance of a Cash Sweep Period (as defined below), are required to be transferred on each business day to a borrower operating account. Upon the first occurrence of a Cash Sweep Period, the Ohana Waikiki Malia Hotel & Shops Borrower is required to establish a cash management account under the sole control of the lender. On each business day during a Cash Sweep Period, all amounts in the lockbox account are required to be automatically transferred to the cash management account for monthly payments of debt service, monthly escrows, lender approved budgeted operating expenses and any extraordinary expenses approved by lender, with the remainder to be deposited to an excess cash flow reserve to be held as additional security for the Ohana Waikiki Malia Hotel & Shops Mortgage Loan until the discontinuance of the Cash Sweep Period, at which time the excess cash is required to be swept to a borrower operating account. If no Cash Sweep Period is continuing, funds in the lockbox account are required to be disbursed to the Ohana Waikiki Malia Hotel & Shops Borrower. Pursuant to the loan documents, at all times, the hotel manager’s management fee and funding of a working capital reserve up to a balance of $375,000 will have first priority out of funds in the lockbox account.

A “Cash Sweep Period” means: (i) an event of default; (ii) from and after March 6, 2022, the debt service coverage ratio is less than 1.35x; (iii) the occurrence of a Hotel Sweep Event (as defined below); or (iv) the occurrence of a Specified Litigation Event (as defined below). A Cash Sweep Period will expire upon (a) with respect to clause (i) above, cure of such event of default, (b) with respect to clause (ii) above, the debt service coverage ratio is equal to or greater than 1.40x for two consecutive calendar quarters, (c) with respect to clause (iii) above, expiration of the Hotel Sweep Event and (d) with respect to clause (iv) above, the date the lender receives evidence of the final disposition of the applicable specified litigation event and all amounts required to be paid by the Ohana Waikiki Malia Hotel & Shops Borrower and/or any guarantor have been paid in full.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Ohana Waikiki Malia Hotel & Shops

A “Hotel Sweep Event” means: (i) a default by the Ohana Waikiki Malia Hotel & Shops Borrower under the hotel management agreement or any replacement franchise agreement (as applicable), (ii) any expiration, termination, cancellation, surrender or other cessation of existence of the hotel management agreement or any replacement franchise agreement (as applicable), (iii) the rejection of the hotel management agreement or any replacement franchise agreement in any bankruptcy or insolvency proceeding of the manager, or (iv) the Ohana Waikiki Malia Hotel & Shops Borrower’s failure to make any deposit into the FF&E or PIP reserve accounts as required under the loan documents.

A “Specified Litigation Event” means any action, claim, suit or other proceeding initiated against the Ohana Waikiki Malia Hotel & Shops Borrower and/or any guarantor by the filing of a complaint or other legal action in a court of law by any person challenging or seeking any declaration or other adjudication of (i) the direct or indirect ownership of any equity and/or controlling interest in the Ohana Waikiki Malia Hotel & Shops Borrower, (ii) the due authorization and/or acceptance of the Ohana Waikiki Malia Hotel & Shops Mortgage Loan by the Ohana Waikiki Malia Hotel & Shops Borrower, and/or (iii) the enforceability, due execution and/or performance by the Ohana Waikiki Malia Hotel & Shops Borrower of the loan documents or any of the covenants, agreements, representation, warranties or other material terms or provision thereof.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Ohana Waikiki Malia Hotel & Shops Borrower is required to obtain and maintain insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Ohana Waikiki Malia Hotel & Shops Property and business interruption insurance for 18 months with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2019-L2	One AT&T

Mortgage Loan No. 2 – One AT&T

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	One AT&T

Mortgage Loan No. 2 – One AT&T

Uptown
Exall Park
Victory Park
American Airlines Center
Klyde Warren Park
ARTS DISTRICT
DALLAS
Deep Ellum
WEST END
Downtown
PIONEER PLAZA
Kay Bailey Hutchinson Convention Ctr. Dallas
DALLAS COUNTY
Trinity River Greenbelt Park
One AT&T
208 South Akard Street
Dallas, TX 75202
Hotel ZaZa
Hotel Crescent Court
Uptown Plaza Dallas
Federal Reserve Bank of Dallas
One Arts Plaza
AT&T Performing Arts Center
Sammons Park
Moody Performance Hall
Meyerson Symphony Center
Wyly Theatre
KPMG Plaza
Museum Tower
Nasher Sculpture Center
Belo Mansion
Dallas Museum of Art
Trammell Crow Ctr.
2100 Ross
Crow Museum of Asian Art
Chase Tower
Plaza of The Americas
Hunt Oil
Oncor
Dallas Art Fair
Fairmont Dallas
AMLI Fountain Place (Under Constr.)
Fountain Place
Ross Tower
Bryan Tower
Harwood Center
One Dallas Ctr.
Gables Republic Tower
Energy Plaza
Victory Tower (Under Construction)
Perot Museum of Nature and Science
West End Event Ctr.
The Dallas World Aquarium
East Transfer Ctr (DART)
John W. Carpenter Park
Majestic Theatre
1700 Pacific
Hotel Indigo Downtown
UNT Dallas Coll. of Law
Main St. Garden Park
Dallas Municipal Court
Thanksgiving Tower
Elm Place
Renaissance Tower
One Main Place
Bank of America Plaza
Belo Garden
Mercantile Natl. Bank Building
The Joule
Magnolia Dallas
The Adolphus
Dallas Holocaust Museum
El Centro College
6th Floor Museum
Dallas Co. Records
DEALEY PLAZA
Old Red Museum
JFK Mem. Plaza
Dallas Co. Courthouse
Founders Square
J. Erik Jonsson Central Library
Dallas Police Memorial
Lubben Plaza Park
Ferris Plaza Park
Reunion Tower
UNION STATION
Omni Dallas Hotel
Dallas City Hall
DALLAS FARMERS MARKET
PEARL/ARTS DISTRICT
ST. PAUL
AKARD
WEST END
DEEP ELLUM
CONVENTION CENTER
DART
DART/TRE
TRE
Woodall Rodgers Frwy
Maple-Routh Connection
McKinney Ave
Cedar Springs Rd
Maple Ave
Thomas Ave
Ross Ave
San Jacinto St
Pavillion St
Liberty St
Bryan St
Texas St
Live Oak St
McKinnon St
Harry Hines Blvd
Moody St
Houston St
Olive St
Akard St
Caroline St
Field St
Pearl St
Routh St
Leonard St
Harwood St
St. Paul St
N. Ervay St
Munger Ave
Lamar St
Continental Ave
Griffin St
Patterson St
Elm St
Main St
Commerce St
Jackson St
Young St
Wood St
Marilla St
Pacific St
Canton St
S. St. Paul St
S. Ervay St
S. Houston St
S. Market St
Griffin Blvd
Market St
Cadiz St
S. Lamar St
Reunion Blvd
Central Expwy
Cantegral St
Swiss Ave
Gaston Ave
Elm St
Main St
Commerce St
366
75
35E
30
Allen
Plano
Lewisville
Flower Mound
Carrollton
Richardson
Coppell
Addison
Farmers Branch
Garland
Rowlett
Sachse
Wylie
Lucas
Irving
Mesquite
DALLAS
Grand Prairie
Balch Springs
Duncanville
DeSoto
Lancaster
Cedar Hill
Hutchins
Wilmer
Seagoville
Combine
Midlothian
Ovilla
Red Oak
Highland Park
University Park
Downtown
The Colony
DENTON COUNTY
COLLIN COUNTY
DALLAS COUNTY

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	One AT&T

Mortgage Loan No. 2 – One AT&T

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$60,000,000			Location:	Dallas, TX 75202
Cut-off Date Balance(1):	$60,000,000			General Property Type:	Office
% of Initial Pool Balance:	6.4%			Detailed Property Type:	CBD
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsors:	Dundon Capital Partners; Woods Capital			Year Built/Renovated:	1983/N/A
				Size:	965,800 SF
Mortgage Rate:	4.3900%			Cut-off Date Balance per SF(1):	$136
Note Date:	12/19/2018			Maturity Date Balance per SF(1):	$136
First Payment Date:	2/1/2019			Property Manager:	Woods Capital Management, LLC
Maturity Date:	1/1/2029				(borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$14,505,731
Seasoning:	2 months			UW NOI Debt Yield(1):	11.0%
Prepayment Provisions:	LO (26); DEF (89); O (5)			UW NOI Debt Yield at Maturity(1):	11.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR(1):	2.45x
Additional Debt Type(1)(2):	Pari Passu			Most Recent NOI(4):	N/A
Additional Debt Balance(1)(2):	$71,500,000			2nd Most Recent NOI(4):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(4):	N/A
Reserves(3)				Most Recent Occupancy:	100.0% (3/1/2019)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	N/A
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(4):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of)(5):	$250,200,000 (11/7/2018)
Recurring Replacements:	$0	$16,097	$579,480	Cut-off Date LTV Ratio(1):	52.6%
TI/LC:	$74,145,325	$0	N/A	Maturity Date LTV Ratio(1):	52.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$131,500,000	60.0%	Purchase Price(6):	$144,269,207	65.9%
Borrower Equity:	$87,511,658	40.0%	Reserves:	$74,145,325	33.9%
			Closing Costs:	$597,126	0.3%
Total Sources:	$219,011,658	100.0%	Total Uses:	$219,011,658	100.0%

(1)	The One AT&T Mortgage Loan (as defined below) is part of the One AT&T Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $131,500,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the One AT&T Whole Loan.

(2)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	Historical net operating income and occupancy levels are not available as the One AT&T Property (as defined below) was acquired in July 2018 and historical financial information was not provided by the seller.

(5)	The appraised value assumes that contractual tenant allowance obligations have been fully funded in a reserve account. The One AT&T Borrower (as defined below) deposited upfront reserves totalling $74,145,325 for such contractual tenant allowance (see “Escrows and Reserves” below). Excluding such assumption, the appraisal concluded to an “as-is” appraised value of $176,100,000 as of November 7, 2018. For both appraised values, the appraisal included the extraordinary assumption that the contractual tenant allowance is spent improving the One AT&T Property and related plaza as specified in a timely and prudent manner, which was germane to the appraisal’s determination of rent comparables and market rent.

(6)	The purchase price is net of a seller credit of $21,730,793 (90% of a tenant allowance of $24,145,325 that was due to the sole tenant under the lease in effect prior to the sale). The gross purchase price was $166,000,000.

The Mortgage Loan. The second largest mortgage loan (the “One AT&T Mortgage Loan”) is part of a whole loan (the “One AT&T Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $131,500,000, both of which are secured by a first priority fee mortgage encumbering a 965,800 SF office property known as One AT&T Plaza located in Dallas, Texas (the “One AT&T Property”). The non-controlling Promissory Note A-1 in the original principal amount of $60,000,000 represents the One AT&T Mortgage Loan and will be included in the MSC 2019-L2 securitization trust. The controlling Promissory Note A-2 in the original principal amount of $71,500,000 (the “One AT&T Non-Serviced Pari Passu Companion Loan”) is expected to be contributed to the BANK 2019-BNK16 securitization transaction. The One AT&T Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BANK 2019-BNK16 securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	One AT&T

One AT&T Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$60,000,000	$60,000,000	MSC 2019-L2	No
A-2	$71,500,000	$71,500,000	BANK 2019-BNK16	Yes
Total	$131,500,000	$131,500,000

The Borrower and the Sponsors. The borrower is Akard Tower Holdings LP (the “One AT&T Borrower”), a single-purpose Delaware limited partnership with two independent directors in its organizational structure. The general partner of the One AT&T Borrower is Akard Tower Holdings GP LLC, a Delaware limited liability company. The general partner is entitled to receive 20% of the cash available for distribution from the One AT&T Borrower after payment of an 8% annual return to the limited partner. The borrower sponsors are Woods Capital and Dundon Capital Partners and the nonrecourse carve-out guarantor is Dundon Fund II LP. As of October 21, 2018, Dundon Fund II LP is the limited partner of the One AT&T Borrower, and owns 100% of the limited partnership interest in the One AT&T Borrower. Dundon Fund II LP also owns 50% of the general partner of the One AT&T Borrower and is the general partner’s managing member. The remaining 50% interest in the general partner is owned by Woods Capital SLP, L.P.

Dundon Capital Partners is a private investment firm focused on private equity and credit investments across a range of industries. The firm was founded by Thomas Dundon whose investments span finance, entertainment, and sports. Notable Dallas-based office investments include 2100 Ross (843,000 SF) and Thanksgiving Tower (nearly 1.5 million SF).

Founded in 2007, Woods Capital is an integrated real estate investment firm focused on the United States real estate market. The team members have completed real estate acquisition and/or development transactions including office, residential, industrial, retail and mixed use properties.

The Property. The One AT&T Property consists of a 37-story, Class A single tenant office building totaling 965,800 SF situated on a 0.8-acre site. The One AT&T Property was constructed in 1983 for Southwestern Bell and is 100% leased to AT&T Services, Inc. (“AT&T”) through December 31, 2031 (the “AT&T Lease”). AT&T Inc. is the lease guarantor. The One AT&T Property has been occupied by AT&T and its affiliated or predecessor companies since construction. The One AT&T Property has served as the global headquarters for AT&T since 2008. On-site parking at the One AT&T Property is provided by a perpetual non-exclusive easement, which runs with the land at the One AT&T Property, at a nearby AT&T-owned parking garage for 557 contiguous spaces (out of 860 total spaces at the garage), or 0.58 spaces per 1,000 SF of net rentable area. The One AT&T Borrower is required to pay 64.77% of all commercially reasonable out-of-pocket costs actually paid or incurred by the garage manager in connection with operating, servicing, managing, repairing and maintaining the garage, including but not limited to real estate taxes. Infrastructure (including HVAC, compressed air, fuel, domestic water and fire protection water) for the One AT&T Property is located at 2 AT&T Plaza and 5 AT&T Plaza, and is provided to the One AT&T Property through a license agreement with the owners of such properties through December 31, 2050. The One AT&T Borrower is required to pay its pro rata share (based on the average use of the infrastructure in question over 12 consecutive calendar months) of the costs of such infrastructure. According to the One AT&T Borrower, over the past three years, over $18 million has been spent on capital improvements to the One AT&T Property, including approximately $12.7 million on floor renovations, a $1.2 million canopy front entrance, and a $3.7 million LED lighting and logo installation.

The One AT&T Property is centrally located in the Dallas central business district (“Dallas CBD”) of Dallas County, Texas, in close proximity to numerous vehicular arteries and is part of AT&T’s six building campus. The remaining buildings in the campus are owned by AT&T or its affiliates. AT&T is expected to make a $100 million investment into their new Discovery District (which comprises its approximately four block campus area) in an effort to renovate the Dallas CBD campus buildings and outdoor areas with well-lit and wider sidewalks, green space, and food, retail and entertainment venues. The campus is expected to feature an outdoor event space, a 425 SF fountain, a seating area, a 3,500 SF greenbelt and free Wi-Fi. Plans are underway to build a two-story food hall with 40,000 SF of restaurants alone. AT&T is not obligated under its lease to make such improvements. AT&T has approximately 6,000 employees at its Dallas CBD campus and 17,000 employees within the Dallas-Fort Worth-Arlington metropolitan statistical area making it the second largest private employer in the area.

The AT&T Lease is triple net, has four, five-year renewal options and no termination options. The lease provides for an annual rent of $14.29 PSF, effective January 1, 2019, with rent escalations of $0.19 PSF annually for the first three years. In addition to approximately $24 million of outstanding tenant improvements, AT&T is entitled to receive a $50 million contribution as part of its recently amended lease. The entire approximately $74 million tenant allowance was requested by AT&T and funded on January 4, 2019. The contribution is required to be applied to the One AT&T Property and the non-collateral outdoor plaza areas of the recently announced Discovery District. AT&T has substantial discretion as to whether the allowance is applied to the One AT&T Property or to the non-collateral outdoor plaza areas. As of the end of 2017, AT&T Inc. reported operating revenue of approximately $161 billion and net income in excess of $29 billion and employed approximately 254,000 employees.

AT&T has a right of first offer to purchase the One AT&T Property pursuant to its lease. Such right of first offer does not apply to a foreclosure sale, deed-in-lieu of foreclosure or the first transfer by the lender after taking title pursuant to a foreclosure or deed-in-lieu of foreclosure, but would apply to any subsequent transfers.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	One AT&T

The following table presents certain information relating to the leases at the One AT&T Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
AT&T	A-/Baa2/BBB	965,800	100.0%	$13,803,077	100.0%	$14.29	12/31/2031
Subtotal/Wtd. Avg.		965,800	100.0%	$13,803,077	100.0%	$14.29

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		965,800	100.0%	$13,803,077	100.0%	$14.29

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the One AT&T Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Anual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030 & Beyond	1	965,800	$14.29	100.0%	100.0%	$13,803,077	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	965,800	$14.29	100.0%		$13,803,077	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. The One AT&T Property local market area is considered the entire central business district of Dallas, a 1,000-acre area bordered by Woodall Rodgers Freeway on the north, Stemmons Freeway on the west, R.L. Thornton Freeway on the south, and North Central Expressway on the east. Within the central business district is an approximate 375-acre core area, where most of the major office, retail, and hotel facilities are concentrated. According to the appraisal, as of the third quarter of 2018, the Dallas office market had an inventory of approximately 213.3 million SF, overall vacancy in the market of approximately 19.2% and direct Class A asking rent was $30.56 PSF. As of the third quarter of 2018, over 2.8 million SF of space has been delivered to the Dallas office market year-to-date with almost 3.3 million SF currently under construction. According to the appraisal, the Dallas CBD submarket had an inventory of approximately 28.3 million SF, overall vacancy in the submarket of approximately 26.4% and direct Class A asking rent was $27.49 PSF.

The estimated 2017 population within a one-, three- and five-mile radius is 18,688, 167,173 and 374,488, respectively, according to the appraisal. The estimated 2017 average household income within one-, three- and five-mile radius is $108,755, $88,916 and $92,314, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	One AT&T

The following table presents information relating to comparable office property sales for the One AT&T Property:

Comparable Property Sales
Property Name/Location	Sale Date	Year Built	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF	Cap Rate
One AT&T Property Dallas, TX	Jul. 2018	1983	965,800	100.0%	$166,000,000	$171.88(1)	5.38%
Granite Park VII Plano, TX	Jul. 2018	2017	324,100	100.0%	$165,000,000	$509.10	5.25%
FedEx Regional Headquarters at Legacy West Plano, TX	Nov. 2017	2015	263,621	100.0%	$79,650,000	$302.14	5.52%
Raytheon HQ Richardson, TX	Jul. 2017	2015	489,838	100.0%	$118,000,000	$240.90	5.58%
State Farm Campus at CityLine Richardson, TX	Oct. 2016	2016	2,262,902	97.0%	$825,000,000	$364.58	5.24%
Verizon Headquarters Irving, TX	Aug. 2016	1991	1,150,250	100.0%	$344,000,000	$299.07	5.35%

Sources: Underwritten rent roll and Appraisal.

(1)	The gross acquisition price of the One AT&T Property was $171.88 PSF and the net acquisition price was $149.38 PSF.

The following table presents recent leasing data at comparable office buildings with respect to the One AT&T Property:

Comparable Lease Summary
Property Name/Address	Year Built	Class	Total NRA (SF)	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Reimbursements
Renaissance Tower 1201 Elm Street Dallas, TX	1974	B	1,738,979	Environmental Protection Agency (GSA)	229,000	Dec. 2018	20	$11.00	NNN
Comerica Tower 1717 Main Street Dallas, TX	1985	A	1,530,957	Comerica Bank	222,970	Mar. 2017	11	$13.77	NNN
Verizon Headquarters 600 Hidden Ridge Irving, TX	1991	A	1,238,764	Verizon	1,238,764	Aug. 2016	20	$16.00	NNN
JCPenney HQ 6501 Legacy Drive Plano, TX	1992	B	1,142,557	JCPenney	1,142,557	Jan. 2017	15	$16.00	NNN
Ericsson US Headquarters 6300 Legacy Drive Plano, TX	2001	B	491,891	Ericsson	491,891	Jan. 2017	15	$19.63	NNN
CityLine 1251 State Street Richardson, TX	2015	A	2,262,902	State Farm	2,112,921	Nov. 2016	20	$20.66	NNN
Liberty Mutual Headquarters 7800 North Dallas Parkway Plano, TX	2017	A	900,000	Liberty Mutual	1,100,000	Nov. 2017	10	$26.63	NNN

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	One AT&T

 Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at One AT&T Property:

Cash Flow Analysis(1)
	UW	UW PSF
Base Rent	$13,803,077	$14.29
IG Average Rent Increase(2)	$845,575	$0.88
Total Recoveries	$448,223	$0.46
Less Vacancy & Credit Loss	($142,513)	($0.15)
Effective Gross Income	$14,954,362	$15.48
Total Operating Expenses	$448,631	$0.46
Net Operating Income	$14,505,731	$15.02
Capital Expenditures	$193,160	$0.20
TI/LC	$0	$0.00
Net Cash Flow	$14,312,571	$14.82

Occupancy %(3)	99.0%
NOI DSCR (IO)(4)	2.48x
NCF DSCR (IO)(4)	2.45x
NOI Debt Yield(4)	11.0%
NCF Debt Yield(4)	10.9%

(1)	Historical operating statements are not available as the One AT&T Property was acquired in July 2018 and historical financial information was not provided by the seller.

(2)	Represents straight line rent averaging through the term of the loan.

(3)	UW Occupancy % represents economic occupancy. The One AT&T Property was 100.0% occupied as of March 1, 2019.

(4)	Debt service coverage ratios and debt yields are based on the One AT&T Whole Loan.

Escrows and Reserves. On the loan origination date, the One AT&T Borrower deposited with the lender the sum of $74,145,325 in respect of a tenant improvement allowance owed to the sole tenant, AT&T, under the AT&T Lease. Such tenant improvement allowance was disbursed to AT&T from such reserve, pursuant to the second amendment to the AT&T Lease, on January 4, 2019 (and may be used for collateral and non-collateral improvements).

The requirement for the One AT&T Borrower to make monthly deposits into a real estate tax reserve is suspended so long as the One AT&T Borrower provides the lender with satisfactory evidence that (i) AT&T is obligated under its lease to pay all real estate taxes directly to the applicable taxing authority and (ii) evidence that AT&T has in fact directly paid all such real estate taxes prior to the date upon which they are due. The requirement for the One AT&T Borrower to make monthly deposits into an insurance reserve is suspended so long as the One AT&T Borrower provides the lender with satisfactory evidence that either (i) AT&T is self-insuring for the coverages required to be maintained, or self-insured against, under the AT&T Lease in accordance with the requirements of the loan documents (as described below) or (ii) AT&T is obligated under its lease to directly pay all insurance premiums and has timely paid such insurance premiums. The loan documents permit the One AT&T Borrower to rely on self-insurance by AT&T so long as (i) the AT&T Lease is in full force and effect and there is no event of default thereunder, (ii) AT&T self-insures for the coverages required to be maintained or self-insured against, under the AT&T Lease pursuant to and in accordance with the terms thereof and (iii) AT&T has a financial strength rating of “BBB” or better by S&P and “Baa2” or better by Moody’s. In addition, the requirement to make monthly deposits into an insurance reserve is suspended so long as the liability and casualty policies maintained by the One AT&T Borrower are part of a blanket policy approved by the lender in its reasonable discretion and the One AT&T Borrower provides the lender paid receipts for the related insurance premiums not later than ten days prior to the expiration dates of the policies. In the event that the conditions to suspension of the real estate tax and/or insurance reserve deposits are not satisfied, the One AT&T Borrower is required to deposit on each monthly payment date 1/12 of the estimated annual real estate taxes and/or 1/12 of the estimated annual insurance premiums, as applicable, into a real estate tax or insurance reserve account, as applicable. On each monthly payment date, the One AT&T Borrower is required to deposit $16,097 into a capital expenditures reserve; provided that such deposits are not required to the extent they would cause the amount then on deposit in such reserve to exceed 36 times the then-current monthly deposit.

Lockbox and Cash Management. The One AT&T Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the One AT&T Borrower is required to establish a lockbox account, to direct tenants to pay rents directly into the lockbox account, and, if notwithstanding such direction, the One AT&T Borrower receives any rents, to deposit such rents into the lockbox account within two business days of receipt. Upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, and the One AT&T Borrower is required to cooperate with a cash management bank chosen by the lender, to establish, a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited periodically so long as a Cash Sweep Event Period is continuing. So long as a Cash Sweep Event Period is continuing, and provided no event of default is continuing, funds in the cash management account are required to be applied (i) to make deposits into the tax and insurance escrows (if any are then required) as described above under “Escrows and Reserves”, (ii) to pay debt service on the One AT&T Whole Loan, (iii) to make deposits into the capital expenditure reserve, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender) and extraordinary operating or capital expenses reasonably approved by the lender, and (v) to pay any remainder into an excess cash flow account to be held by the lender as additional security for the One AT&T Whole Loan during the continuance of the Cash Sweep Event Period. If no Cash Sweep Event Period is continuing, all funds in the lockbox account are required to be disbursed to an account designated by the One AT&T Borrower.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	One AT&T

A “Cash Sweep Event Period” means a period;

(a)	Commencing upon an event of default under the One AT&T Whole Loan and ending if no event of default exists; or

(b)	Commencing on the earlier to occur of (i) a Major Tenant (as defined below) giving notice to vacate or exercising any termination option under its lease, or (ii) the date 18 months prior to a Major Tenant’s then applicable lease expiration date and ending if one of the following has occurred: (i) the Major Tenant renewing or extending its lease on terms acceptable to the lender and the One AT&T Borrower delivering to the lender a tenant estoppel certificate from the Major Tenant in form and substance reasonably acceptable to the lender stating that the Major Tenant is in occupancy of the Major Tenant’s space, open for business and paying full unabated rent, or (ii) at least 80% of the Major Tenant’s space being re-leased to one or more replacement tenant(s) pursuant to replacement lease(s), which tenants and leases are acceptable to the lender in its sole discretion, and the One AT&T Borrower delivering to the lender a reasonably acceptable tenant estoppel certificate(s) from each such replacement tenant(s) stating that such replacement tenant(s) is/are in occupancy of at least 80% of the Major Tenant’s space, open for business and paying full unabated rent (a cure as described in this subclause (ii), a “Replacement Tenant Cure”); or

(c)	Commencing upon a Major Tenant making a bankruptcy filing or being the subject of a bankruptcy filing and ending if one of the following has occurred: (i) the Major Tenant’s lease having been affirmed in bankruptcy and the One AT&T Borrower delivering to the lender a reasonably acceptable tenant estoppel certificate stating that such Major Tenant is in occupancy of the entirety of its space, open for business and paying full unabated rent, or (ii) a Replacement Tenant Cure; or

(d)	Commencing upon the credit rating of a Major Tenant falling below BBB- by S&P or Fitch or Baa3 by Moody’s (or its equivalent by any other rating agency rating a securitization that includes any portion of the One AT&T Whole Loan) and ending if the Major Tenant is rated at or above BBB- by S&P and Fitch and Baa3 by Moody’s and the equivalent by each other rating agency rating a securitization that includes any portion of the One AT&T Whole Loan; or

(e)	Commencing upon a Major Tenant failing to occupy at least 80% of its premises or vacating more than 20% of its premises or terminating or giving notice to terminate its lease, and ending if one of the following has occurred: (i) the Major Tenant occupying at least 80% of such Major Tenant’s space and the One AT&T Borrower delivering to the lender a reasonably acceptable tenant estoppel certificate from the Major Tenant stating that the Major Tenant is in occupancy of at least 80% of its space, open for business and paying full unabated rent, or (ii) a Replacement Tenant Cure.

A “Major Tenant” means AT&T and any replacement tenant.

Additional Secured Indebtedness (not including trade debts). In addition to the One AT&T Mortgage Loan, the One AT&T Property also secures the One AT&T Non-Serviced Pari Passu Companion Loan which has an aggregate Cut-off Date principal balance of $71,500,000. The One AT&T Non-Serviced Pari Passu Companion Loan accrues interest at the same rate as the One AT&T Mortgage Loan. The One AT&T Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the One AT&T Non-Serviced Pari Passu Companion Loan. The holders of the One AT&T Mortgage Loan and the One AT&T Non-Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the One AT&T Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The One AT&T Borrower is required to obtain all risk and business income insurance policies against acts of terrorism to the extent such insurance is available in an amount determined by the lender (in an amount not less than the sum of 100% of the full replacement cost and 18 months of business income insurance); provided that so long as the Terrorism Risk Insurance Act of 2002 (as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015) (“TRIPRA”) is in effect (or any extension thereof or other federal government program with substantially similar protection), the lender is required to accept terrorism insurance which covers “covered acts” (as defined by TRIPRA or such other program), as full compliance with the foregoing, so long as TRIPRA or such other program covers both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Southlake Office Park

Mortgage Loan No. 3 – Southlake Office Park

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Southlake Office Park

Mortgage Loan No. 3 – Southlake Office Park

Southlake Office Park
11300 Corporate Avenue; 15501-15529, 15705-15737, 16011 College Boulevard;
11140-11146, 11150-11180,11206-11228 Thompson Avenue; 15200 Santa Fe Trail Drive;
15500, 15620-15642, 16025-16105 West 113th Street
Lenexa, KS 66219
Kansas City
Kansas City Intl. Airport 19 miles
C. B. Wheeler Downtown Airport
Downtown
WYANDOTTE COUNTY
JOHNSON COUNTY
JACKSON COUNTY
CASS COUNTY
KANSAS
MISSOURI
KANSAS CITY
Shawnee
Merriam
Mission
Roeland Park
Mission Hills
Prairie Village
Overland Park
Lenexa
Olathe
Leawood
Pierson Park
Univ. of Kansas Medical Center
Univ. of Missouri-Kansas City
Country Club Plaza
Shawnee Golf and Country Club
Shawnee Mission Medical Center
Canyon Farms Golf Club
Lexmark International
Falcon Ridge Golf Course
Oak Park Mall
Overland Park Regional Medical Center
Metcalf South Shopping Ctr.
Overland Park Convention Center
Ward Parkway Center
Webster University
St. Joseph Medical Center
Honeywell Aerospace
ALDI Distribution Center
JCPenney Distribution Center
Kansas State University-Olathe
PRA Bioanalytical Laboratory
Johnson County Comm. College
Corporate Woods Office Park
Sprint World Headquarters
Town Center Plaza
Tomahawk Creek Park
Menorah Medical Center
Ernie Miller Park
Overland Pointe Marketplace
Scheels Overland Park Soccer Complex
St. Andrews Golf Club
Deanna Rose Children's Farmstead
Corbin Park
Prairiefire
Nicklaus Golf Club at LionsGate
Olathe Medical Center
Garmin
Johnson Co. Comm. College Olathe Health Education Ctr.
Johnson County Executive Airport
Blue Valley Recreation Activity Center
Ironhorse Golf Course
New Century AirCenter
Heritage Park

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Southlake Office Park

Mortgage Loan No. 3 – Southlake Office Park

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		MSMCH		Single Asset/Portfolio:	Single Asset
Original Balance(1):		$57,000,000		Location:	Lenexa, KS 66219
Cut-off Date Balance(1):		$57,000,000		General Property Type:	Office
% of Initial Pool Balance:		6.1%		Detailed Property Type:	Suburban
Loan Purpose:		Acquisition		Title Vesting:	Fee
Sponsor:		City Ventures Holdings, LLC		Year Built/Renovated:	1987-2002/N/A
Mortgage Rate:		5.1258%		Size:	784,557 SF
Note Date:		1/22/2019		Cut-off Date Balance per SF(1):	$73
First Payment Date:		3/1/2019		Maturity Date Balance per SF(1):	$73
Maturity Date:		2/1/2029		Property Manager:	Nine Zero Properties, LLC (borrower-related)
Original Term to Maturity:		120 months
Original Amortization Term:		0 months
IO Period:		120 months
Seasoning:		1 month		Underwriting and Financial Information
Prepayment Provisions:		LO (25); DEF (91); O (4)		UW NOI:	$6,545,490
Lockbox/Cash Mgmt Status:		Hard/In Place		UW NOI Debt Yield(1):	11.5%
Additional Debt Type(1):		Mezzanine		UW NOI Debt Yield at Maturity(1):	11.5%
Additional Debt Balance(1):		$9,000,000		UW NCF DSCR(1):	1.89x
Future Debt Permitted (Type):		No (N/A)		Most Recent NOI:	$3,961,381 (11/30/2018 TTM)
Reserves(2)				2nd Most Recent NOI:	$3,430,689 (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$3,516,334 (12/31/2016)
RE Tax:	$636,737	$212,246	N/A	Most Recent Occupancy(3):	86.0% (1/1/2019)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	61.4% (12/31/2017)
Recurring Replacements:	$0	$13,076	N/A	3rd Most Recent Occupancy:	63.3% (12/31/2016)
TI/LC:	$2,000,000	Springing	$2,000,000	Appraised Value (as of):	$88,700,000 (12/7/2018)
Existing TI/LC:	$5,762,342	$0	N/A	Cut-off Date LTV Ratio(1):	64.3%
Free Rent:	$1,653,473	$0	N/A	Maturity Date LTV Ratio(1):	64.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$57,000,000	57.4%	Purchase Price:	$88,000,000	88.7%
Mezzanine Loan:	$9,000,000	9.1%	Reserves:	$10,052,551	10.1%
Borrower Equity:	$33,259,111	33.5%	Closing Costs:	$1,206,560	1.2%
Total Sources:	$99,259,111	100.0%	Total Uses:	$99,259,111	100.0%

(1)	See “Mezzanine Loan and Preferred Equity” for further discussion of additional debt. The Southlake Office Park Mortgage Loan (as defined below) and the Southlake Office Park Mezzanine Loan (as defined below) together comprise the “Southlake Office Park Total Debt”. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Southlake Office Park Mortgage Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the Southlake Office Park Total Debt are $84, $84, 9.9%, 9.9%, 1.49x, 74.4% and 74.4%, respectively.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	Most Recent Occupancy includes 11,816 SF occupied by Power Engineers, Inc., 11,533 SF occupied by AeroComm, Inc., both of which are expected to vacate, and 24,012 SF occupied by Grantham University, Inc. which is being marketed for sublease. Most Recent Occupancy excluding such SF would be 80.0%. Rent from such tenants for such temporary space was not underwritten. Most Recent Occupancy is also inclusive of the University of Kansas Hospital Authority tenant which has taken possession of all 171,449 SF of its space and is currently in occupancy of approximately 83,000 SF. The tenant is expected to move into approximately 66,000 SF in March 2019 and the remaining approximately 22,000 SF at a time to be determined. Rent has commenced on approximately 80,000 SF of space, and is required to commence on 22,177 SF of the first floor, 34,974 SF of the third floor and 34,974 SF of the fourth floor as of May 1, 2019, August 1, 2019 and August 1, 2020, respectively.

The Mortgage Loan. The third largest mortgage loan (the “Southlake Office Park Mortgage Loan”) is evidenced by a single promissory note in the original principal balance of $57,000,000, which is secured by a first priority fee mortgage encumbering an 11-building suburban office complex located in Lenexa, Kansas (the “Southlake Office Park Properties”). The proceeds of the Southlake Office Park Mortgage Loan, in addition to a $9,000,000 mezzanine loan and approximately $33.3 million of cash equity contributed by the Southlake Office Park Borrower (as defined below), were used to acquire the Southlake Office Park Properties for $88.0 million, fund reserves and pay closing costs.

The Borrower and the Sponsors. The borrower is Southlake Investments SPE, LLC (the “Southlake Office Park Borrower”), a single-purpose Delaware limited liability company with two independent directors. The borrower sponsor is City Ventures Holdings, LLC (“City Ventures”) and the nonrecourse carve-out guarantors are Christopher L. Erickson and Daniel R. White. The Southlake Office Park Borrower is 100.0% owned by City Ventures, a Nebraska limited liability company, which in turn is 50% owned by each of Christopher L. Erickson and Daniel R. White.

Christopher L. Erickson and Daniel R. White are both co-founders and co-owners of City Ventures and are responsible for the acquisition, development, and management of City Ventures’ assets and businesses. City Ventures is an investment and development company with holdings that include real

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Southlake Office Park

estate assets. As of December 27, 2018, City Ventures had a portfolio of five operating properties, totaling 455,101 SF, and two properties under construction.

The Property. The Southlake Office Park Properties consist of four Class A and seven Class B suburban office buildings totaling 784,557 SF located on a 78.32 acre site. The Southlake Office Park Properties also include surface parking, which totals 3,324 parking spaces (4.2 spaces per 1,000 SF of NRA). The Southlake Office Park Properties are a portion of the larger Southlake Technology Park, a 300-acre business park consisting of mostly office space with a small amount of industrial flex space. The park totals 1,388,188 SF and has green space as well as water features. The Southlake Technology Park sits at the southeast corner of Interstate 35 and Interstate 435 in South Johnson County. The Southlake Office Park Properties were constructed between 1987 and 2002 and have been maintained in good condition. Historical capital expenditures totaled approximately $4.2 million across the 11 buildings between 2012 and 2017.

The Southlake Office Park Properties were 86.0% leased as of January 1, 2019 to 23 tenants and had an average occupancy of approximately 62.4% in the three years from 2015-2017. Occupancy declined in 2017 due to the loss of Sprint (35,113 SF) at the Tech Center 6 property and Shaw Facilities, Inc. (8,977 SF) and Fidelity Information (12,888 SF) at the Tech Center 5 property. The largest tenant at the Southlake Office Park Properties is University of Kansas Hospital Authority (21.9% of NRA). No other tenant occupies more than 8.3% of NRA.

An affiliate of the Southlake Office Park Borrower owns a 49.3-acre parcel of undeveloped property adjacent to the Southlake Office Park Property. The loan documents provide that such property cannot be used or developed for a use that could diminish the value of the Southlake Office Park Property and contain anti-poaching language. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties” in the Preliminary Prospectus.

The following table presents detailed information with respect to each of the Southlake Office Park Properties:

Southlake Office Park Properties Summary(1)
Building	Address	Occupancy(2)	Year Built	Net Rentable Area (SF)	% of Total NRA3)	Bldg. Class
Tech Center 1	15705 - 15737 College Blvd	19.7%	1987	42,989	5.5%	B
Tech Center 2	15501 - 15529 College Blvd	100.0%	1987	45,199	5.8%	B
Tech Center 3	11140 - 11146 Thompson Ave	80.0%	1987	48,200	6.1%	B
Tech Center 4(2)	11150 - 11180 Thompson Ave	100.0%	1990	38,507	4.9%	B
Tech Center 5	11206 - 11228 Thompson Ave	43.7%	1990	38,827	4.9%	B
Tech Center 6	15620 - 15642 W 113th St	100.0%	1995	35,113	4.5%	B
Waterside 3	15200 Santa Fe Trail Drive	53.0%	1999	60,454	7.7%	A
Waterside 4	15500 W 113th St	100.0%	2001	89,530	11.4%	A
16011 College(3)	16011 College Blvd	82.8%	1988	88,988	11.3%	B
EcoWorks I & II(4)	16025 - 16105 W 113th St	100.0%	2002	125,301	16.0%	A
Corporate Center(5)	11300 Corporate Avenue	100.0%	1990	171,449	21.9%	A
Total		86.0%		784,557	100.0%

(1)	Information obtained from the underwritten rent roll dated January 1, 2019.

(2)	Occupancy includes 11,533 SF occupied by AeroComm, Inc. which is expected to vacate. Rent from such tenant for such temporary space was not underwritten.

(3)	Occupancy includes 11,816 SF occupied by Power Engineers, Inc. which is expected to vacate. Rent from such tenant for such temporary space was not underwritten.

(4)	Occupancy includes 24,012 SF occupied by Grantham University, Inc. which is which is being marketed for sublease. Rent from such tenant for such temporary space was not underwritten.

(5)	Occupancy is also inclusive of the University of Kansas Hospital Authority tenant which has taken full possession of all 171,449 SF of its space and is currently in occupancy of approximately 83,000 SF. The tenant is expected to move into approximately 66,000 SF in March 2019 and the remaining approximately 22,000 SF at a time to be determined. Rent has commenced on approximately 80,000 SF of space, and is required to commence on 22,177 SF of the first floor, 34,974 SF of the third floor and 34,974 SF of the fourth floor as of May 1, 2019, August 1, 2019 and August 1, 2020, respectively.

Major Tenants.

University of Kansas Hospital Authority (171,449 SF, 21.9% of NRA, 28.1% of underwritten rent). University of Kansas Hospital Authority is an academic medical center. University of Kansas Hospital Authority is a not-for-profit entity with more than 80 locations in the metropolitan area. University of Kansas Hospital Authority has taken possession of all of its space and is currently in occupancy of approximately 83,000 SF. The tenant is expected to move into approximately 66,000 SF in March 2019 and the remaining approximately 22,000 SF at a time to be determined. Rent has commenced on approximately 80,000 SF of space and is required to commence on 22,177 SF of the first floor, 34,974 SF of the third floor and 34,974 SF of the fourth floor as of May 1, 2019, August 1, 2019 and August 1, 2020, respectively. University of Kansas Hospital Authority occupies 100% of the Corporate Center property, has a lease expiration of July 31, 2030 and has three five-year renewal options. University of Kansas Hospital Authority received approximately $1.5 million in free rent that commenced January 22, 2019 and will continue through July 1, 2020, which has been reserved for.

Grantham University, Inc. (65,487 SF, 8.3% of NRA, 7.0% of underwritten rent). Grantham University, Inc. is a 100% online for profit university offering more than 50 degree and certificate programs in four different colleges: the College of Engineering and Computer Science, the Mark Skousen School of Business, the College of Nursing and Allied Health and the College of Arts and Sciences. Grantham University, Inc. has been in occupancy since 2014, has a lease expiration of August 31, 2024 and two five-year renewal options. Grantham University, Inc. has a termination option effective March 31, 2021, provided that written notice is delivered prior to October 1, 2020 and a termination fee of $1,987,433 is paid. Grantham University, Inc. is marketing 24,012 SF for sublease. Rent from such 24,012 SF has not been underwritten.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Southlake Office Park

Essence of Australia (59,141 SF, 7.5% of NRA, 10.1% of underwritten rent). Essence of Australia is a manufacturer of wedding dresses and is headquartered at the Southlake Office Park Properties. Essence of Australia has been in occupancy since 2018, has a lease expiration of March 31, 2021 and has one three-year renewal option.

Axelacare Health Solutions LLC (45,199 SF, 5.8% of NRA, 7.0% of underwritten rent). Axelacare Health Solutions LLC was founded in 2008 and provides home infusion services to meet the needs of individual infusion patients. It offers pharmacy and nursing, patient advocacy and reimbursement support, immune globulin therapy, administrative, treatment management, patient education, care provider resources, and clinical care research services and is headquartered at the Southlake Office Park Properties. Axelacare Health Solutions LLC has been in occupancy since 2015, has a lease expiration of April 30, 2022 and has one five-year renewal option.

PlattForm Advertising (43,555 SF, 5.6% of NRA, 7.8% of underwritten rent). PlattForm Advertising is a company in higher education marketing, particularly in the for-profit college sector and is based at the Southlake Office Park Properties.  PlattForm Advertising has been in occupancy since 2011, most recently expanded in January 2018, has a lease expiration date of July 31, 2023, and has one five-year renewal option.

The following table presents certain information relating to the major tenants at the Southlake Office Park Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration
University of Kansas Hospital Authority(3)	NR/NR/NR	171,449	21.9%	$3,528,476	28.1%	$20.58	7/31/2030
Grantham University, Inc.(4)	NR/NR/NR	41,475	5.3%	$876,791	7.0%	$21.14	8/31/2024
Essence of Australia	NR/NR/NR	59,141	7.5%	$1,265,747	10.1%	$21.40	3/31/2021
Axelacare Health Solutions LLC	NR/NR/NR	45,199	5.8%	$876,861	7.0%	$19.40	4/30/2022
PlattForm Advertising	NR/NR/NR	43,555	5.6%	$975,632	7.8%	$22.40	7/31/2023
Subtotal/Wtd. Avg.		360,819	46.0%	$7,523,507	59.8%	$20.85

Other Tenants		266,605	34.0%	$5,054,466	40.2%	$18.96
Vacant Space(5)		157,133	20.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		784,557	100.0%	$12,577,973	100.0%	$20.05

(1)	Information is based on the underwritten rent roll dated January 1, 2019.

(2)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(3)	University of Kansas Hospital Authority has taken possession of all 171,449 SF of its space and is currently in occupancy of approximately 83,000 SF. The tenant is expected to move into approximately 66,000 SF in March 2019 and the remaining approximately 22,000 SF at a time to be determined. Rent has commenced on approximately 80,000 SF of space, and is required to commence on 22,177 SF of the first floor, 34,974 SF of the third floor and 34,974 SF of the fourth floor as of May 1, 2019, August 1, 2019 and August 1, 2020, respectively. University of Kansas Hospital Authority received approximately $1.5 million in free rent that commenced January 22, 2019 and will continue through July 1, 2020, which has been reserved for.

(4)	Grantham University, Inc. has a termination option effective March 31, 2021, provided that written notice is delivered prior to October 1, 2020 and a termination fee of $1,987,433 is paid.

(5)	Vacant Space includes 11,816 SF occupied by Power Engineers, Inc., 11,533 SF occupied by AeroComm, Inc., both of which are expected to vacate, and 24,012 SF occupied by Grantham University, Inc. which is being marketed for sublease. Rent from such tenants for such temporary space was not underwritten.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Southlake Office Park

The following table presents information with respect to the largest tenant at each of the Southlake Office Park Properties.

Southlake Office Park Properties Largest Tenant by Building Summary(1)
Building	SF	Building Occupancy	Building Largest Tenant	Largest Tenant SF	Largest Tenant % Building SF	Lease Expiration Date
Tech Center 1	42,989	19.7%	Arsalon Technologies	8,457	19.7%	10/31/2020
Tech Center 2	45,199	100.0%	Axelacare Health Solutions LLC	45,199	100.0%	4/30/2022
Tech Center 3	48,200	80.0%	Landis+Gyr Technology(2)	25,142	52.2%	12/31/2021
Tech Center 4	38,507	100.0%	Crossroads Hospice	12,976	33.7%	6/30/2026
Tech Center 5	38,827	43.7%	Rhythm Engineering LLC	16,962	43.7%	10/31/2020
Tech Center 6	35,113	100.0%	Terracon Consultants, Inc.(3)	35,113	100.0%	12/31/2028
Waterside 3	60,454	53.0%	PlattForm Advertising	13,166	21.8%	7/31/2023
Waterside 4	89,530	100.0%	Essence of Australia	59,141	66.1%	3/31/2021
16011 College	88,988	82.8%	National Association of Children’s Hospitals, Inc(4)	34,661	39.0%	12/31/2026
EcoWorks I & II	125,301	100.0%	Grantham University, Inc.(5)	65,487	52.3%	8/31/2024
Corporate Center	171,449	100.0%	University of Kansas Hospital Authority(6)	171,449	100.0%	7/31/2030
Total / Wtd. Avg.	784,557	86.0%		487,753	62.2%

(1)	Information is based on the underwritten rent roll dated January 1, 2019.

(2)	Landis+Gyr Technology received a $162,292.93 rent abatement which commenced on January 22, 2019 and will continue through May 1, 2019, which has been reserved for.

(3)	Terracon Consultants, Inc. has the one-time right to terminate its lease as of December 31, 2025, provided that written notice is delivered prior to June 30, 2025 and a termination fee of $767,822 is paid.

(4)	National Association of Children’s Hospitals, Inc. has the one-time right to terminate its lease as of May 31, 2025, provided that written notice is delivered prior to August 31, 2024 and a termination fee of $712,528 is paid.

(5)	Grantham University, Inc. has a termination option effective March 31, 2021, provided that written notice is delivered prior to October 1, 2020 and a termination fee of $1,987,433 is paid. Grantham University, Inc. is marketing 24,012 SF for sublease. Rent from such 24,012 SF has not been underwritten.

(6)	University of Kansas Hospital Authority has taken possession of all 171,449 SF of its space and is currently in occupancy of approximately 83,000 SF. The tenant is expected to move into approximately 66,000 SF in March 2019 and the remaining approximately 22,000 SF at a time to be determined. Rent has commenced on approximately 80,000 SF of space, and is required to commence on 22,177 SF of the first floor, 34,974 SF of the third floor and 34,974 SF of the fourth floor as of May 1, 2019, August 1, 2019 and August 1, 2020, respectively. University of Kansas Hospital Authority received approximately $1.5 million in free rent that commenced January 22, 2019, which has been reserved for.

The following table presents certain information relating to the lease rollover at the Southlake Office Park Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	2	13,830	$17.76	1.8%	1.8%	$245,680	2.0%	2.0%
2020	4	76,183	$21.27	9.7%	11.5%	$1,620,480	12.9%	14.8%
2021	5	113,331	$20.59	14.4%	25.9%	$2,333,750	18.6%	33.4%
2022	4	62,393	$19.46	8.0%	33.9%	$1,213,892	9.7%	43.0%
2023	2	52,605	$22.40	6.7%	40.6%	$1,178,352	9.4%	52.4%
2024	1	41,475	$21.14	5.3%	45.9%	$876,791	7.0%	59.4%
2025	1	13,408	$18.90	1.7%	47.6%	$253,411	2.0%	61.4%
2026	2	47,637	$20.16	6.1%	53.6%	$960,561	7.6%	69.0%
2027	0	0	$0.00	0.0%	53.6%	$0	0.0%	69.0%
2028	1	35,113	$10.44	4.5%	58.1%	$366,580	2.9%	71.9%
2029	0	0	$0.00	0.0%	58.1%	$0	0.0%	71.9%
2030 & Beyond	1	171,449	$20.58	21.9%	80.0%	$3,528,476	28.1%	100.0%
Vacant(4)	0	157,133	$0.00	20.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	23	784,557	$20.05	100.0%		$12,577,973	100.0%

(1)	Information is based on the underwritten rent roll dated January 1, 2019.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

(4)	Vacant Space includes 11,816 SF occupied by Power Engineers, Inc., 11,533 SF occupied by AeroComm, Inc., both of which are expected to vacate, and 24,012 SF occupied by Grantham University, Inc. which is being marketed for sublease. Rent from such tenants for such temporary space was not underwritten.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Southlake Office Park

The Market. The Southlake Office Park Properties are located in Lenexa, Kansas, in Johnson County, approximately 12 miles south of downtown Kansas City, Missouri. Major local thoroughfares surround the Southlake Office Park Properties, connecting them to other nearby submarkets. Regional access is provided by Interstates 35 and 435, U.S. Route 69 and State Routes 7 and 10, and the Southlake Office Park Properties are in proximity to Kansas City International Airport and Charles B. Wheeler Downtown Airport. The Southlake Office Park Properties are located in the South Johnson County office submarket within the Kansas City office market. As of the third quarter in 2018, the Kansas City office market contained 122,417,794 SF of office space, with a market vacancy of 7.0% and average asking rents of $19.97 PSF. As of the third quarter in 2018, the South Johnson County office submarket contained 29,882,879 SF of office space, with a submarket vacancy of 7.6% and asking rents of $22.11 PSF. According to the appraisal, approximately 5.1 million SF of new office product is being proposed in the South Johnson County office submarket, however, the majority of these developments have been in the planning stages for an extended period of time.

The estimated 2018 population within a one-, three- and five-mile radius of the Southlake Office Park Properties is 303, 70,257 and 216,360, respectively, according to the appraisal. The estimated 2018 average household income within a one-, three- and five-mile radius of the Southlake Office Park Properties is $103,293, $93,077 and $103,309, respectively.

The following table presents certain information relating to comparable office leases for the Southlake Office Park Properties:

Comparable Office Lease Summary
Property Name/Address	Year Built	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
College Oaks Building C College Overland Park, KS	1985	31,000	Sunflower Neonatology	2,518	11/2017	5	$19.70	New
4400 Corporate Centre 4400 College Blvd., Ste 200 Overland Park, KS	1987	105,980	Edison Spaces	37,384	12/2016	7	$19.00	New
4400 Shawnee Mission 4400 Shawnee Mission Parkway Fairway, KS	1980	24,816	Midwest Professional Insurance	1,800	5/2017	3	$19.46	New
Rosehill Office Park 8725 Rosehill Road, Ste 119 Lenexa, KS	1985	57,278	Sage Financial, Inc.	2,395	12/2017	6	$18.95	New
Five Pine Ridge Plaza 8345 Lenexa Drive Lenexa, KS	2001	119,368	R.R. Donnelley & Sons Co.	4,100	9/2016	1	$21.35	New
Office Building 8575 W 110th Street, Ste 100 Overland Park, KS	1981	50,745	Confidential	9,439	5/2018	3	$20.00	New
Office Building 7400 W 129th St Overland Park, KS	1998	38,737	HNTB Corporation	19,645	1/2018	7	$21.50	New
Corporate Woods SEC I-435 and US 69, Ste 70-200 Overland Park, KS	1977	2,166,705	Unitas	8,665	10/2017	7	$23.00	New
Corporate Woods SEC I-435 and US 69, Ste 34-100 Overland Park, KS	1977	2,166,705	Vendor Credentialing	30,823	6/2017	7	$23.00	New
Westbrook III 8050 Marshall Dr. Lenexa, KS	2002	88,871	B.A.T.S.	22,777	7/2016	10	$21.22	New
7101 College 7101 College Blvd. Overland Park, KS	1986	228,040	Insight Financial Services	2,330	3/2017	5	$22.33	New
Transnational Building 6700 W 115th Street Overland Park, KS	2006	235,485	Quintiles, Inc.	176,625	1/2017	7	$18.24	New
Northland Innovation Campus 6889 N Oak Trafficway Gladstone, MO	2016	90,000	North Kansas City School District	60,000	2/2017	10	$20.50	New
2323 Grand 2323 Grand Blvd. Kansas City, MO	1985	155,240	United Security Insurance Co.	155,240	6/2017	14	$19.25	New
Centene Office 12443 Olive Blvd. Creve Coeur, MO	1985	103,280	Centene Corporation	103,280	10/2017	10	$24.50	New

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Southlake Office Park

The following table presents comparable sales with respect to the Southlake Office Park Properties:

Comparable Sale Summary
Property Name/Location	Sale Date	Year Built	SF	Total Occupancy	Sale Price	Sale Price PSF	Cap Rate
Southlake Office Park Various Lenexa, KS	Oct. 2018	1987-2002	784,557	86.0%(1)	$88,000,000	$112	7.37%
Corporate Woods SEC I-435 and US 69 Overland Park, KS	Aug. 2017	1977	2,166,705	93%	$292,000,000	$135	7.96%
Colony Office Properties 6700-7101 College Blvd. Overland Park, KS	Sept. 2016	1986	802,262	90%	$94,000,000	$117	8.02%
Creekview Corporate Center/Indian Creek I 10740 Nall Avenue/12900 Foster Overland Park, KS	Nov. 2016	1998	234,016	97%	$33,250,000	$142	8.28%
Creve Coeur Center Properties 600-721- Emerson Road Creve Couer, MO	Mar. 2016	1985	590,446	96%	$78,000,000	$132	7.12%
Parkwood Crossing 250-900 E 96th Street Indianapolis, IN	Aug. 2016	1990	1,207,076	90%	$162,900,000	$135	8.31%
Hamilton Crossing 12650 Hamilton Crossing Blvd. Carmel, IN	Jan. 2017	1989	590,917	96%	$69,000,000	$117	9.25%

Source: Appraisal, unless otherwise specified.

(1)	Based on the underwritten rent roll dated January 1, 2019 and includes 11,816 SF occupied by Power Engineers, Inc. and 11,533 SF occupied by AeroComm, Inc., both of which are expected to vacate, and 24,012 SF occupied by Grantham University, Inc. which is being marketed for sublease. Rent from such tenants for such temporary space was not underwritten.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Southlake Office Park Properties:

Cash Flow Analysis
	2015	2016	2017	11/30/2018 TTM	UW	UW PSF
Gross Potential Rent(1)(2)	$7,759,501	$8,310,304	$9,075,299	$9,878,719	$15,735,218	$20.06
Total Recoveries	$971,603	$837,954	$493,020	$544,418	$887,474	$1.13
Other Income	$42,742	$80,171	$4,178	$16,346	$9,432	$0.01
Less Vacancy & Credit Loss	$0	$0	$0	$0	($3,201,406)	($4.08)
Effective Gross Income	$8,773,846	$9,228,429	$9,572,497	$10,439,483	$13,430,719	$17.12
Total Operating Expenses	$5,635,031	$5,712,095	$6,141,808	$6,478,102	$6,885,229	$8.78
Net Operating Income(2)	$3,138,815	$3,516,334	$3,430,689	$3,961,381	$6,545,490	$8.34
Capital Expenditures	$0	$0	$0	$0	$156,911	$0.20
TI/LC	$0	$0	$0	$0	$792,403	$1.01
Net Cash Flow	$3,138,815	$3,516,334	$3,430,689	$3,961,381	$5,596,176	$7.13

Occupancy %	62.5%	63.3%	61.4%	86.0%(3)	79.9%
NOI DSCR	1.06x	1.19x	1.16x	1.34x	2.21x
NCF DSCR	1.06x	1.19x	1.16x	1.34x	1.89x
NOI Debt Yield	5.5%	6.2%	6.0%	6.9%	11.5%
NCF Debt Yield	5.5%	6.2%	6.0%	6.9%	9.8%

(1)	Gross Potential Rent has been underwritten based on the January 1, 2019 rent roll.

(2)	The increase in Gross Potential Rent and Net Operating Income from 11/30/2018 TTM to UW is primarily driven by new leases including the University of Kansas Hospital Authority (92,125 SF), rent increase of $149,056 through December 31, 2019, straight line average rent in the aggregate amount of $266,966 applied to University of Kansas Hospital and Kraft Food Group, burn off of free rent for UBM LLC, Terracon Consultants, Inc. and Essence of Australia and an increase in reimbursements.

(3)	Occupancy % is as of January 1, 2019 and includes 11,816 SF occupied by Power Engineers, Inc., 11,533 SF occupied by AeroComm, Inc., both of which are expected to vacate, and 24,012 SF occupied by Grantham University, Inc. which is being marketed for sublease. Rent from such tenants for such temporary space was not underwritten. Occupancy excluding such SF is 80.0%.

Escrows and Reserves. The Southlake Office Park Mortgage Loan documents provide for upfront reserves in the amount of $636,737 for real estate taxes, $5,762,342 for existing tenant improvements and leasing commissions owed to 12 tenants, including the two largest tenants, University of Kansas Hospital Authority ($5,166,735) and Grantham University, Inc. ($15,147), $1,653,473 for free or abated rent for two tenants, including $1,491,180 for the largest tenant, University of Kansas Hospital Authority (to be disbursed monthly in each month in which a free rent period applies in lieu of the rent that would have been due absent such free rent period) and $2,000,000 for future tenant improvements and leasing commissions (the “Rollover Reserve”). The Southlake Office Park Borrower is required to escrow monthly: (i) 1/12th of the annual estimated real estate taxes; and (ii) 1/12th of the annual estimated insurance premiums (unless (a) no event of default has occurred and is continuing, (b) the Southlake Office Park Borrower maintains a blanket or umbrella policy reasonably approved by the lender, and (c) the Southlake Office Park Borrower provides the lender with evidence of renewal of insurance policies and timely payment of insurance premiums). The Southlake Office Park Borrower is required to deposit monthly $13,076 into an

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Southlake Office Park

escrow for replacements and repairs. The Southlake Office Park Borrower is required to deposit monthly $98,070 into the Rollover Reserve, provided that the obligation to make such deposits is suspended during any period that the amount in the Rollover Reserve is equal to, or exceeds $2,000,000.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Southlake Office Park Mortgage Loan. The Southlake Office Park Mortgage Loan has in place cash management. All funds in the lockbox account are required to be swept on each business day to a cash management account controlled by the lender, and applied, provided that no event of default is continuing under the Southlake Office Park Mortgage Loan, on each monthly payment date to fund the required reserves deposits as described above under “Escrows and Reserves”, to pay debt service on the Southlake Office Park Mortgage Loan, to pay monthly operating expenses referenced in the lender-approved annual budget and extraordinary expenses approved by the lender, to pay debt service on the Southlake Office Park Mezzanine Loan (as defined below), provided no event of default has occurred on the Southlake Office Park Mortgage Loan, and to disburse the remainder (i) if a Cash Sweep Event Period (as defined below) is then in effect solely as a result of an event of default under the Southlake Office Park Mezzanine Loan or a Refinancing Test Failure Event (as defined below), to be deposited into an account for the benefit of the mezzanine lender (which account may be applied to prepay the mezzanine loan), (ii) if a Cash Sweep Event Period is then in effect for any other reason, to be deposited in to an excess cash flow sweep account to be held as additional collateral for the Southlake Office Park Mortgage Loan during the continuance of such Cash Sweep Event Period, and (iii) if no Cash Sweep Event Period exists, to the Southlake Office Park Borrower.

A “Cash Sweep Event Period” means the period:

(i) commencing upon an event of default under the Southlake Office Park Mortgage Loan and ending upon the cure (if applicable) of such event of default, or

(ii) commencing upon the combined interest-only debt service coverage ratio on the Southlake Office Park Mortgage Loan and the Southlake Office Park Mezzanine Loan being less than 1.30x for six consecutive calendar months (based on the trailing six months operating statements and rent rolls), and ending upon the combined interest-only debt service coverage ratio on the Southlake Office Park Mortgage Loan and the Southlake Office Park Mezzanine Loan being equal to or greater than 1.30x for six consecutive calendar months (based on the trailing six months operating statements and rent rolls), or

(iii) commencing upon any petition for bankruptcy, insolvency, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, being filed by or against Major Tenant (as defined below) and ending upon either the Major Tenant’s lease being affirmed in bankruptcy and the Major Tenant being open for business and in occupancy of all of its space, or the subject space being re-leased to a new tenant on terms and conditions approved by the lender in its sole but reasonable discretion, or

(iv) commencing upon Major Tenant failing to maintain a long-term unsecured debt rating of at least “BBB-” from S&P Global Ratings, a division of The McGraw-Hill Companies, Inc. (“S&P”) and an equivalent rating from each of the other rating agencies which rate such entity (if they also rate the Certificates) and ending upon Major Tenant maintaining (and having maintained for at least two consecutive calendar quarters) a long-term unsecured debt rating of at least “BBB-” from S&P and an equivalent rating from each of the other rating agencies which rate such entity (if they also rate the Certificates), or

(v) commencing upon Major Tenant vacating the premises it leases or the Major Tenant’s lease being terminated and ending upon either the Major Tenant being open for business and in occupancy of all of its space, or at least 75% of the subject space being re-leased to a new tenant on terms and conditions approved by the lender in its sole but reasonable discretion and the debt service coverage ratio being at least 1.30x, or

(vi) commencing upon an event of default under the Southlake Office Park Mezzanine Loan and ending upon the cure (if applicable) of such event of default, or

(vii) commencing upon any Refinancing Test Date (as defined below), if the Refinancing Test DSCR (as defined below), as determined by the mezzanine lender, is less than 1.25x (a “Refinancing Test Failure Event”) and ending upon the Refinancing Test DSCR being equal to or greater than 1.25x, as determined by the mezzanine lender on a Refinancing Test Date thereafter.

“Major Tenant” means University of Kansas Hospital Authority or any replacement tenant that leases not less than 75% of the space of such Major Tenant.

“Refinancing Test Date” is defined in the Southlake Office Park Mezzanine Loan agreement as the first day of each fiscal quarter occurring after the 72nd month of the Southlake Office Park Mezzanine Loan term, or if such date is not a business day, the immediately preceding business day.

“Refinancing Test DSCR” is defined in the Southlake Office Park Mezzanine Loan agreement as, with respect to the twelve months ending on the last day of the most recently ended fiscal quarter prior to the Refinancing Test Date, the combined debt service coverage ratio of the Southlake Office Park Mortgage Loan and the Southlake Office Park Mezzanine Loan calculated as provided in the mezzanine loan agreement, which calculation is based on the aggregate outstanding principal balance of such loans, an assumed interest rate of 6.00% per annum and a 30-year amortization schedule, as determined by the mezzanine lender in its sole discretion.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Morgan Stanley Mortgage Capital Holdings LLC made a $9,000,000 mezzanine loan (the “Southlake Office Park Mezzanine Loan”) to Southlake Investments, LLC on the loan origination date, secured by 100% of the equity interest in the Southlake Office Park Borrower. The Southlake Office Park Mezzanine Loan accrues interest at a rate of 8.75% per annum, provides for interest-only payments until its maturity date, and is coterminous with the Southlake Office Park Mortgage Loan. The lender under the Southlake Office Park Mortgage Loan and the lender under the Southlake Office Park Mezzanine Loan have entered into an intercreditor agreement. The Southlake Office Park Mezzanine Loan has been transferred to a third party.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Southlake Office Park

Southlake Office Park Total Debt Summary
Note	Original Balance	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut- off Date LTV
Mortgage Loan	$57,000,000	5.1258%	1.89x	11.5%	64.3%
Mezzanine Loan	$9,000,000	8.7500%	1.49x	9.9%	74.4%
Total Debt/Wtd. Avg.	$66,000,000	5.6200%	1.49x	9.9%	74.4%

Release of Property. Not permitted.

Terrorism Insurance. The Southlake Office Park Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Southlake Office Park Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Southlake Office Park Properties and 18 months of business interruption insurance, provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or an extension thereof or substantially similar program (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Le Meridien Hotel Dallas

Mortgage Loan No. 4 – Le Meridien Hotel Dallas

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Le Meridien Hotel Dallas

Mortgage Loan No. 4 – Le Meridien Hotel Dallas

President George Bush Tpke.
Baylor Reg. Med. Center at Plano
PLANO
Katie Jackson Park
COLLIN COUNTY
The Arbors
Frankford Rd
Far North Dallas
Dallas North Tollway
Preston Rd
Campbell Rd
Hillcrest Rd
McCallum Blvd
Preston Trail Golf Club
Bent Tree Country Club
Knoll Trail Dr
Addison Rd
Campbell Green Park
Westgrove Dr
Cavanaugh Flight Museum
Keller Springs Rd
Carrollton
Addison Airport
Addison Circle
Millennium Tower
The Colonnade
Spectrum Centre
Prestonwood Country Club
Arapaho Rd
Columbian Country Club of Dallas
DALLAS COUNTY
Spring Creek Village
Belt Line Rd
Addison Town Center
Addison
Addison Walk
Village on the Parkway
Pepper Square
North Dallas
Oakbrook Pkwy
Fretz Park
Alfred J. Loos Stadium and Sports Complex
International Plaza
Bert Fields Park
Brookhaven Country Club
Spring Valley Rd
Brookhaven
Farmers Branch
Centura Tower
Galleria North
Le Meridien Hotel Dallas
13402 Noel Road
Dallas, TX 75240
Alpha Rd
Dallas Towers
Galleria Dallas
Pinnacle Tower
Dallas Midtown (Under Construction)
Northwood Country Club
Brookhaven College
LBJ Frwy
Valley View Ln
Lincoln Centre
Preston Valley Shopping Ctr.
Anderson Bonner Park
DALLAS
Dallas Medical Center
Dallas-Ft. Worth Intl. Airport 12 miles
Medical City Dallas Hospital
Preston Forest Square
Market at Preston Forest
Forest Ln
Preston Forest Village
Preston Forest Shopping Ctr.
Northaven Rd
Preston Hollow
Preston Royal Village
Royal Ln
Central Expwy
Downtown Dallas 8 miles
Webb Chapel Rd
Marsh Ln
Midway Rd
Inwood Rd
Noel Rd
Montfort Dr
Coit Rd
Kelly Blvd
Lewisville
Flower Mound
Coppell
Carrollton
Plano
Allen
Richardson
Garland
Rowlett
Farmers Branch
Irving
Grand Prairie
Mesquite
DALLAS
Duncanville
DeSoto
Lancaster
Cedar Hill

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Le Meridien Hotel Dallas

Mortgage Loan No. 4 – Le Meridien Hotel Dallas

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$42,840,000			Location:	Dallas, TX 75240
Cut-off Date Balance:	$42,840,000			General Property Type:	Hospitality
% of Initial Pool Balance:	4.6%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Nadir Badruddin			Year Built/Renovated:	2002/2018
Mortgage Rate:	5.5800%			Size:	258 Rooms
Note Date:	2/8/2019			Cut-off Date Balance per Room:	$166,047
First Payment Date:	4/1/2019			Maturity Date Balance per Room:	$139,439
Maturity Date:	3/1/2029			Property Manager:	13402 Noel Road Hotel Manager, LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$5,072,677
Seasoning:	0 months			UW NOI Debt Yield:	11.8%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity:	14.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.56x
Additional Debt Type:	N/A			Most Recent NOI:	$5,084,421 (12/31/2018)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$4,540,979 (12/31/2017)
Future Debt Permitted (Type)(1):	Yes (Mezzanine)			3rd Most Recent NOI:	$4,837,600 (12/31/2016)
Reserves(2)				Most Recent Occupancy:	81.9% (12/31/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	83.5% (12/31/2017)
RE Tax:	$176,142	$58,714	N/A	3rd Most Recent Occupancy:	86.8% (12/31/2016)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$61,200,000 (12/10/2018)
Recurring Replacements:	$0	$20,526	N/A	Cut-off Date LTV Ratio:	70.0%
				Maturity Date LTV Ratio:	58.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$42,840,000	100.0%	Loan Payoff:	$33,916,564	79.2%
			Return of Equity:	$8,051,241	18.8%
			Closing Costs:	$696,053	1.6%
			Reserves:	$176,142	0.4%
Total Sources:	$42,840,000	100.0%	Total Uses:	$42,840,000	100.0%

(1)	See “Mezzanine Loan and Preferred Equity”, for further discussion of permitted future mezzanine debt.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The fourth largest mortgage loan (the “Le Meridien Hotel Dallas Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $42,840,000 that is secured by a first priority fee mortgage encumbering a full service hospitality property known as Le Meridien Hotel Dallas in Dallas, Texas (the “Le Meridien Hotel Dallas Property”). The proceeds of the Le Meridien Hotel Dallas Mortgage Loan were primarily used to refinance a previous loan of approximately $33.9 million, fund reserves of approximately $176,000, pay closing costs of approximately $700,000 and return equity of approximately $8.1 million to the Le Meridien Hotel Dallas Borrower (as defined below).

The Borrower and the Sponsor. The borrower is NB Hotels Dallas LLC (the “Le Meridien Hotel Dallas Borrower”), a recycled single-purpose Delaware limited liability company, with one independent director. The borrower sponsor and nonrecourse carve-out guarantor is Nadir Badruddin. The Le Meridien Hotel Dallas Borrower is presently wholly owned by NB Hotels LLC, a United States holding company that is 100% owned by Nadir Badruddin.

Nadir Badruddin, a citizen of Pakistan and Qatar, has a business background in the Middle East and Africa including large clothing manufacturing plants in Qatar, Dubai, Kenya and Mozambique. Nadir Badruddin has developed the Doha Hilton and Hilton Residences and he is currently involved in the development of a $100 million residential project in the new city of Lusail, Qatar. In addition to his hotel businesses in Qatar, he is also invested in the Bavaria Hotel in Sharjah, UAE, and investments in Africa have included Kenya Railways. Mr. Badruddin does not own other real property in the United States.

The Property. The Le Meridien Hotel Dallas Property is an 11-story, full service hotel located in Dallas, Texas. The Le Meridien Hotel Dallas Property contains 258 rooms, including 131 king rooms, 91 double/double suites, 28 corner king suites and eight premier king suites. Guestrooms are located on floors 3 through 11 and the second floor is mostly meeting space with 14 guestrooms. Amenities include a pool, fitness center, 11 meeting rooms totaling 5,800 SF, restaurant and lounge. Guestrooms are equipped with flat-screen televisions, ergonomic desk and chair, hair dryer, iron and board, phone, safe, single cup coffee maker, microwaves and mini refrigerators. The site on which the Le Meridien Hotel Dallas Property is situated encompasses 2.97 acres and will be subdivided out into four separate parcels. The site area of the Le Meridien Hotel Dallas Property includes 1.73

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Le Meridien Hotel Dallas

acres and two parcels that include the hotel, driveway and the surface lot parking garage to the east of it, which serve as collateral for the Le Meridien Hotel Dallas Mortgage Loan. The two remaining lots to the north and northeast, which are also currently part of the Le Meridien Hotel Dallas Property, are land on which a two-story conference center and a 350-space, seven-story parking garage are expected to be developed, and which is subject to a free release. See “Release of Property” below. The Le Meridien Hotel Dallas Property was constructed in 2002 and most recently renovated between 2015 and 2018. Since the acquisition of the hotel in 2015, the Le Meridien Hotel Dallas Borrower spent approximately $3 million in completed renovations, which included updating the guest rooms and the common areas.

The Le Meridien Hotel Dallas Property is subject to a license agreement with Starwood (M) International, Inc. which expires August 23, 2030.

According to the appraisal, the Le Meridien Hotel Dallas Property is estimated to generate approximately 20% of its room nights from group demand, 35% from leisure demand and 45% from corporate individual demand in 2018.

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Le Meridien Hotel Dallas Property(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2016	68.8%	$140.72	$96.82	86.8%	$121.00	$105.05	126.2%	86.0%	108.5%
12/31/2017	68.7%	$139.01	$95.49	83.5%	$122.31	$102.12	121.5%	88.0%	106.9%
12/31/2018	63.3%	$141.99	$89.81	81.9%	$128.13	$104.89	129.4%	90.2%	116.8%

Source: Industry Report, unless otherwise indicated.

(1)	The competitive set includes Marriott Dallas Addison Quorum By The Galleria, Hilton Dallas Lincoln Centre, Renaissance Dallas Addison Hotel, Westin Galleria, Hyatt Place Dallas North and Embassy Suites by Hilton Dallas Near The Galleria.

(2)	The minor variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Le Meridien Hotel Dallas Property are attributable to variances in reporting methodologies and/or timing differences.

(3)	Information obtained from the underwriting file.

The Market. The Le Meridien Hotel Dallas Property is located in Dallas, Dallas County, Texas, approximately 15 miles north of the Dallas central business district. Primary access to the Le Meridien Hotel Dallas Property is provided by the North Dallas Tollway, which is adjacent to Dallas Parkway, and Interstate Highway 635, also known as LBJ Freeway. Major retail developments near the Le Meridien Hotel Dallas Property include the Valley View Mall and the upscale Nordstrom and Macy’s anchored Galleria Mall. The mall includes an ice rink, a glass vaulted ceiling modeled after the historic Galleria Vittorio Emanuele II in Milan, and over 200 shops and restaurants adjacent to the Westin Galleria Hotel. The area to the east of the Galleria Mall has been named Dallas Midtown, an approximate 450-acre area that is the focus of a planned $3.5 billion, 20-year, public-private redevelopment including a variety of residential as well as other commercial uses. Originally envisioned as a $2.0 billion project, the now $3.5 billion project began Phase I in June 2017. Dallas Midtown is expected to encompass 70 acres and is expected to be complete in 2019, with planned redevelopment to create an outdoor complex replacing most of the old Valley View Mall. According to the appraisal, the overall project is expected to include between 4 million and 10 million SF of office space, including a 40-story tower, along with 3.0 million SF of retail and restaurant space, and 9,250 apartment homes. Additional amenities to Dallas Midtown are expected to include hike and bike lanes connecting to White Rock Lake, an 18-acre park and open space area, trolley system, a 16 screen AMC movie theater and seven-story open air market. According to the appraisal, there is no new supply in the submarket that will directly compete with the Le Meridien Hotel Dallas Property. According to the appraisal, the Dallas hotel market consists of approximately 88,000 rooms, and has a RevPAR of $74.22 and an ADR of $108.37 as of the third quarter of 2018.

The following table presents certain information relating to the primary competitive properties to the Le Meridien Hotel Dallas Property:

Property Competitive Summary(1)
Property Name	No. of Rooms	Year Built	Meeting Space (SF)	Corp. Individual	Group	Leisure	Estimated October 31, 2018 Occupancy(2)	Estimated October 31, 2018 ADR(2)	Estimated October 31, 2018 RevPAR(2)
Le Meridien Hotel Dallas	258	2002	5,800	45%	20%	35%	82%	$128.58	$105.59
Embassy Suites Galleria	150	1998	1,471	70%	10%	20%	70% - 75%	$145 - $150	$110 - $115
Hilton Lincoln Centre	500	1976	48,000	40%	30%	30%	70% - 75%	$120 - $125	$85 - $90
Westin-Galleria	448	1982	54,000	30%	35%	35%	75% - 80%	$175 - $185	$140 - $145
Marriott Quorum	547	1982	23,000	50%	20%	30%	65% - 70%	$125 - $130	$80 - $85
Hyatt Place	123	1996	1,000	45%	10%	45%	70% - 75%	$115 - $120	$80 - $85
Renaissance	528	1983	115,000	40%	30%	30%	60% - 65%	$100 - $105	$60 - $65

Source: Appraisal.

(1)	Variances between the underwriting, the appraisal and the Historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at the Le Meridien Hotel Dallas Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Estimated October 31, 2018 Occupancy, Estimated October 31, 2018 ADR and Estimated October 31, 2018 RevPAR are based on the appraisal’s estimated TTM figures.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Le Meridien Hotel Dallas

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Le Meridien Hotel Dallas Property.

Cash Flow Analysis
	2016	2017	2018	UW	UW per Room
Occupancy(1)	86.8%	83.5%	81.9%	81.9%
ADR(1)	$121.00	$122.31	$128.13	$128.13
RevPAR(1)	$105.05	$102.12	$104.89	$104.89

Rooms Revenue	$9,892,641	$9,616,734	$9,876,897	$9,876,897	$38,282.55
Food & Beverage	$1,839,435	$1,675,462	$1,946,504	$1,946,504	$7,544.59
Other Income	$598,587	$510,470	$492,131	$492,131	$1,907.48
Total Revenue	$12,330,663	$11,802,666	$12,315,532	$12,315,532	$47,734.62
Total Expenses	$7,493,063	$7,261,687	$7,231,111	$7,242,855	$28,073.08
Net Operating Income	$4,837,600	$4,540,979	$5,084,421	$5,072,677	$19,661.54
FF&E	$493,226	$472,107	$492,621	$492,621	$1,909.38
Net Cash Flow	$4,344,374	$4,068,872	$4,591,800	$4,580,056	$17,752.15

NOI DSCR	1.64x	1.54x	1.73x	1.72x
NCF DSCR	1.48x	1.38x	1.56x	1.56x
NOI Debt Yield	11.3%	10.6%	11.9%	11.8%
NCF Debt Yield	10.1%	9.5%	10.7%	10.7%

(1)	Occupancy, ADR and RevPAR figures are based on the underwriting, which have been taken from financial statements provided by the Le Meridien Hotel Dallas Borrower. Variances between the underwriting, the appraisal and the Historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at the Le Meridien Hotel Dallas Property are attributable to variances in reporting methodologies and/or timing differences.

Escrows and Reserves. The Le Meridien Hotel Dallas Mortgage Loan documents provide for upfront reserves in the amount of $176,142 for real estate taxes. The Le Meridien Hotel Dallas Borrower is required to escrow monthly 1/12 of the annual estimated real estate taxes, which currently equates to $58,714, and to escrow a springing monthly deposit of 1/12 of estimated annual insurance premium payments if the Le Meridien Hotel Dallas Borrower fails to maintain and deliver an acceptable blanket insurance policy. The Le Meridien Hotel Dallas Borrower is required to make monthly deposits into an escrow for furniture, fixtures and equipment (“FF&E”) equal to the greater of (i) the FF&E Payment (as defined below) and (ii) the amount of the deposit required by Starwood (M) International, Inc., a Delaware corporation (or any other qualified franchisor pursuant to a replacement franchise agreement, if applicable) (the “Franchisor”) on account of FF&E under the license agreement between the Le Meridien Hotel Dallas Borrower and Franchisor or any applicable replacement franchise agreement entered into subsequent to the closing in accordance with the terms and provisions of the Le Meridien Hotel Dallas Mortgage Loan documents (the “Franchise Agreement”), if any.

“FF&E Payment” means (x) $20,526 for the balance of the calendar year 2019, (y) for each monthly payment date in the calendar year 2020 an amount equal to 1/12 of 3% of the operating income for the preceding calendar year and (z) for each monthly payment date in the calendar year 2021 and thereafter, an amount equal to 1/12 of 4% of the operating income for the preceding calendar year.

Lockbox and Cash Management. A hard lockbox with springing cash management is in place with respect to the Le Meridien Hotel Dallas Mortgage Loan. The Le Meridien Hotel Dallas Borrower and property manager are required to deposit all rents into the lockbox account within one business day after receipt, and commercial tenants and credit card providers are required to deposit rents and income directly into the lockbox. During the continuance of a Cash Sweep Event Period, the lender has the right to have all funds in the lockbox account be swept into the cash management account and applied to fund (i) the tax and insurance reserve deposits as described above under “Escrows and Reserves,” (ii) debt service payments, (iii) the FF&E reserve monthly deposit, (iv) to the extent that the Cash Sweep Event Period is continuing, and so long as no event of default under the Le Meridien Hotel Dallas Mortgage Loan is in existence, to pay the monthly operating expenses approved by the lender for the applicable period in accordance with the related approved annual budget, (v) to the extent that a Cash Sweep Event Period is continuing, to pay extraordinary expenses for the applicable period approved by the lender, if any, and (vi) to deposit all remaining amounts into a cash sweep account, to be held as additional collateral for the Le Meridien Hotel Dallas Mortgage Loan during the continuance of the Cash Sweep Event Period. If no Cash Sweep Event Period is continuing, all funds in the lockbox account are required to be disbursed to the Le Meridien Hotel Dallas Borrower.

A “Cash Sweep Event Period” means the period:

(i) commencing upon an event of default under the Le Meridien Hotel Dallas Mortgage Loan and ending upon the cure of such event of default,

(ii) commencing if the debt service coverage ratio for the Le Meridien Hotel Dallas Mortgage Loan is less than 1.20x for 12 consecutive calendar months and ending upon the date such debt service coverage ratio is equal to or greater than 1.20x for 12 consecutive calendar months,

(iii) commencing upon the occurrence of a Franchisee Default Event (as defined below) and ending upon the date such default has been remedied and there has been no default by the Le Meridien Hotel Dallas Borrower under the Franchise Agreement for 60 days, or

(iv) commencing upon the termination of the Franchise Agreement or if the Franchise Agreement otherwise ceases to exist and ending upon the date on which a replacement franchise agreement is in effect in accordance with the terms of the Le Meridien Hotel Dallas Mortgage Loan and the hotel has been operating for 60 days under the new franchise, with no Le Meridien Hotel Dallas Borrower or Franchisor default.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Le Meridien Hotel Dallas

“Franchisee Default Event” means (i) default by Le Meridien Hotel Dallas Borrower under the Franchise Agreement or (ii) the hotel is not being operated and maintained in accordance with the Franchisor’s standards, resulting in the Le Meridien Hotel Dallas Borrower not being in good standing with the Franchisor and such default has not been cured within 30 days.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Future mezzanine debt from an institutional lender secured by 100% of the ownership interests in the Le Meridien Hotel Dallas Borrower is permitted from and after the earlier of (i) the first day of the 42nd calendar month after the first payment date in April 2019 and (ii) two years after the securitization of the Le Meridien Hotel Dallas Mortgage Loan, subject to the following conditions: (i) a maximum combined loan-to-value ratio of 70.0%, (ii) an aggregate debt yield of no less than 10.7%, (iii) the execution by the mezzanine lender of an intercreditor agreement acceptable to a prudent commercial mortgage lender and the Rating Agencies, and (iv) receipt of a rating agency confirmation.

Release of Property. The Le Meridien Hotel Dallas Borrower has the right to obtain the release of a 0.6324-acre convention center release parcel (the “Convention Center Release Parcel”) and a 0.7194 parking release parcel (the “Parking Release Parcel”) (each such parcel, a “Release Parcel” and each such release, a ”Partial Release”), which parcels have no material improvements and currently represent parking areas, for the purpose of development of a convention center and parking lot, subject to satisfaction of the conditions set forth in the Le Meridien Hotel Dallas Mortgage Loan documents, including: (i) no event of default under the Le Meridien Hotel Dallas Mortgage Loan; and (ii) prepayment of the principal balance of the Le Meridien Hotel Dallas Mortgage Loan by an amount required, if any, to satisfy any REMIC requirements. No payment or defeasance of a release price is required in connection with a Partial Release except to the extent, if any, necessary to satisfy REMIC requirements. In each case of a Partial Release, the related Release Parcel is required to be conveyed to an affiliate of the Le Meridien Hotel Dallas Borrower and such conveyance is required to restrict the use of such Release Parcel for so long as the Le Meridien Hotel Dallas Mortgage Loan is outstanding, in the case of the Parking Release Parcel to parking, and in the case of the Convention Center Release Parcel to use as a convention center. In addition, certain arrangements are required to be entered into (or have been entered into pursuant to a recorded operating agreement) relating to provision of parking for the benefit of the Le Meridien Hotel Dallas Property and any convention center built on the Convention Center Release Parcel, and relating to booking of rooms at the Le Meridien Hotel Dallas Property by any such convention center, and booking of meeting space at any such convention center by the Le Meridien Hotel Dallas Property, as set forth in more detail under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases, Substitutions and Additions” in the Preliminary Prospectus.

Terrorism Insurance. The Le Meridien Hotel Dallas Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Le Meridien Hotel Dallas Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Le Meridien Hotel Dallas Property and 12 months of business interruption insurance; provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA. See “Risk Factors— Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Serenity Apartments

Mortgage Loan No. 5 – Serenity Apartments

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Serenity Apartments

Mortgage Loan No. 5 – Serenity Apartments

CAMBRIDGE
Allston
Brighton
Brookline
Brookline Village
Longwood
BOSTON
Back Bay
South End
Jamaica Plain
MIDDLESEX COUNTY
NORFOLK COUNTY
SUFFOLK COUNTY
Charles River
Downtown 1.5 miles
Serenity Apartments
101 South Huntington Avenue
Boston, MA 02130
Harvard Business School
Western Ave
WESTERN AVENUE BRIDGE
River St
RIVER ST. BRIDGE
Franklin St
Cambridge St
Magazine St
Brookline St
Waverly St
Vassar St
Memorial Drive
Main St
Broadway
Mass. Ave
RED LINE
LONGFELLOW BRIDGE
Massachusetts Institute of Technology
Memorial Dr
MBTA FRAMINGHAM/WORCESTER LINE
Agganis Arena
Nickerson Field
BU College of Fine Arts
BU BRIDGE
Brighton Ave
Commonwealth Ave
Storrow Mem. Dr
Boston University
Tsai Performance Center
HARVARD BRIDGE
Beacon St
GREEN LINE B
Harvard St
Babcock St
St. Paul St
Kelton St
YAWKEY
Massachusetts Tpke
Hynes Convention Center
The Shops at Prudential Center
Prudential Tower
Boston Public Library
Copley Place
101 Huntington
111 Huntington
Fenway Park
Berklee College of Music
Amory Playground
Boylston St
Brookline Ave
Back Bay Fens
Park Dr
Fenway
Columbus Ave
Tremont St
GREEN LINE C
GREEN LINE D
GREEN LINE E
Washington St
BU Fenway Campus
Beth Israel Deaconess Medical Ctr.
Emmanuel College
Simmons Univ.
School of the Mus. of Fine Arts
Museum of Fine Arts Boston
Northeastern University
Longwood Galleria
Boston Children's Hospital
Dana Farber Medical Ctr.
Harvard Medical School
Mass. College of Art and Design
Wentworth Institute of Technology
Brigham and Women's Hospital
Riverway
MBTA ATTLEBORO/STOUGHTON LINE
RUGGLES
Melnea Cass Blvd
Shawmut Ave
Harrison Ave
Fitzgerald Park
Malcolm X Blvd
Roxbury Crossing
Roxbury Community College
Cypress St
Leverett Pond
Olmsted Park
New England Baptist Hospital
McLaughlin Playground
Heath St
Terrace St
Frederick Law Olmsted Natl. Historic Site
Harry Downes Field
S. Huntington Ave
Centre St
Jackson Square
Perkins St
Lamartine St
Hellenic College
Jamaica Pond
Jamaicaway
ORANGE LINE
Green St
Pond St
Arborway
Bedford
Burlington
Wakefield
Peabody
Salem
Woburn
Stoneham
Saugus
Lynn
Swampscott
Winchester
Melrose
Lexington
Medford
Malden
Lincoln
Arlington
Revere
Everett
Chelsea
Belmont
Somerville
Waltham
CAMBRIDGE
Winthrop
Atlantic Ocean
Watertown
Newton
Brookline
BOSTON
Wellesley
Needham
Milton
Quincy
Dedham
Dover
Westwood
Weymouth
Hingham
Braintree
Medfield
Norwood
Randolph

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Serenity Apartments

Mortgage Loan No. 5 – Serenity Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$37,000,000			Location:	Boston, MA 02130
Cut-off Date Balance(1):	$37,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	4.0%			Detailed Property Type:	High Rise
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Oxford Properties LLC			Year Built/Renovated:	2017/N/A
Mortgage Rate(2):	4.01043243%			Size(5):	195 Units
Note Date:	1/8/2019			Cut-off Date Balance per Unit(1)(5):	$189,744
First Payment Date:	3/1/2019			Maturity Date Balance per Unit(1)(5):	$189,744
Maturity Date:	2/1/2029			Property Manager:	GREP Atlantic, LLC
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$5,034,500
IO Period:	120 months			UW NOI Debt Yield(1):	13.6%
Seasoning:	1 month			UW NOI Debt Yield at Maturity(1):	13.6%
Prepayment Provisions:	LO (25); DEF (88); O (7)			UW NCF DSCR(1):	3.31x
Lockbox/Cash Mgmt Status:	Soft/Springing			Most Recent NOI(6):	$5,070,499 (11/30/2018 T-3 Ann.)
Additional Debt Type(1)(3):	Subordinate Companion Loans			2nd Most Recent NOI(6):	$4,718,752 (11/30/2018 T-6 Ann.)
Additional Debt Balance(1)(3):	$36,950,000			3rd Most Recent NOI(6):	$3,585,734 (11/30/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	96.4% (1/4/2019)
Reserves(4)				2nd Most Recent Occupancy:	98.5% (11/1/2018)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	88.2% (5/7/2018)
RE Tax:	$0	Springing	N/A	Appraised Value (as of):	$123,250,000 (11/7/2018)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	30.0%
Recurring Replacements:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	30.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount(1):	$37,000,000	29.7%	Purchase Price:	$123,250,000	99.0%
Subordinate Companion Loans (1):	$36,950,000	29.7%	Closing Costs:	$1,202,270	1.0%
Borrower Sponsor Equity:	$50,502,270	40.6%
Total Sources:	$124,452,270	100.0%	Total Uses:	$124,452,270	100.0%

(1)	The Serenity Apartments Mortgage Loan (as defined below) is part of the Serenity Apartments Whole Loan (as defined below), which is comprised of the Serenity Apartments Mortgage Loan evidenced by a senior promissory note with an original principal balance of $37,000,000 (the “Serenity Apartments Senior Loan”) and one subordinate loan evidenced by two subordinate promissory notes with an aggregate original principal balance of $36,950,000 (the “Serenity Apartments Subordinate Companion Loans”). The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Serenity Apartments Mortgage Loan. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the Serenity Apartments Whole Loan are $379,231, $379,231, 6.8%, 6.8%, 1.54x, 60.0% and 60.0%, respectively.

(2)	Reflects the Serenity Apartments Mortgage Loan only. The Serenity Apartments Subordinate Companion Loans bear interest at the rate of 4.6500% per annum.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” for a discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The Serenity Apartments Property (as defined below) also includes 1,860 SF of retail space that is not included in the unit count or occupancy figures. The retail component is 100% vacant and being marketed with an asking rent of $40.00 PSF, on a triple-net basis.

(6)	Financial information prior to the trailing twelve months ended November 30, 2018 is not available because the Serenity Apartments Property (as defined below) was constructed in 2017.

The Mortgage Loan. The fifth largest mortgage loan (the “Serenity Apartments Mortgage Loan”) is part of a whole loan (the “Serenity Apartments Whole Loan”) in the original principal balance of $73,950,000. The Serenity Apartments Whole Loan is secured by a first priority fee mortgage encumbering a high rise multifamily property in Boston, Massachusetts (the “Serenity Apartments Property”). The Serenity Apartments Whole Loan is comprised of (i) the Serenity Apartments Mortgage Loan, evidenced by the senior promissory Note A with an original principal balance of $37,000,000, and (ii) the Serenity Apartments Subordinate Companion Loans, each evidenced by a subordinate promissory note, comprised of Note B-1, with an original principal balance of $21,950,000, and Note B-2, with an original principal balance of $15,000,000. The proceeds of the Serenity Apartments Whole Loan and approximately $50.5 million of cash equity contributed by the Serenity Apartments Borrower (as defined below), were used to acquire the Serenity Apartments Property for $123.25 million and pay closing costs. The Serenity Apartments Whole Loan was originated by Morgan Stanley Bank, N.A. as to the Serenity Apartments Mortgage Loan and by Morgan Stanley Mortgage Capital Holdings LLC, as to the Subordinate Companion Loans. The Serenity Apartments Whole Loan will be serviced under the Pooling and Servicing Agreement for the MSC 2019-L2 securitization transaction. See “Description of the Mortgage Pool-The Whole Loans—The Serenity Apartments A/B Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Serenity Apartments

Serenity Apartments Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest(1)
A	$37,000,000	$37,000,000	MSC 2019-L2	Yes
B-1	$21,950,000	$21,950,000	Third party holder	No
B-2	$15,000,000	$15,000,000	Third party holder	No
Total	$73,950,000	$73,950,000

(1)	The holder of the Subordinate Companion Loan evidenced by Note B-1 will have the right to appoint the special servicer of the Serenity Apartments Whole Loan and to consent to certain decisions with respect to the Serenity Apartments Whole Loan, unless a control appraisal event exists under the related co-lender agreement.

The Borrower and the Sponsor. The borrower is 101 Huntington Owner (DE) LLC (the “Serenity Apartments Borrower”), a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. The sponsor is Oxford Properties LLC (“Oxford”) which indirectly owns approximately 99.9% of the Serenity Apartments Borrower. Oxford is a global real estate owner, investor, developer and property manager with a portfolio of office, retail, industrial, multi-residential and hotel assets and is wholly owned by the Ontario Municipal Employees Retirement System (“OMERS”). Oxford is headquartered in Toronto and has a portfolio of properties representing more than 50 million square feet. OMERS was established in 1962 as a pension plan for employees of municipal governments, school boards, libraries, police and fire services, Children’s Aid Societies, and other local agencies throughout Ontario. The OMERS pension plan has approximately 470,000 active and retired members and 1,000 participating employers, and is funded by contributions and investment earnings. There is no nonrecourse carve-out guarantor or environmental indemnitor (other than the single asset Serenity Apartments Borrower) for the Serenity Apartments Whole Loan.

The Property. The Serenity Apartments Property is comprised of one 15-story Class A multifamily tower totaling 195 units located in Boston, Massachusetts, within the Jamaica Plain neighborhood and approximately four miles southwest of the Boston financial district. The Serenity Apartments Property was built in 2017. As of January 4, 2019 the Serenity Apartments Property was 96.4% leased. Of the 195 units, 23 are leased to Churchill Corporate Services, a provider of corporate housing, at rents in line with the market. Amenities at the Serenity Apartments Property include a 24-hour concierge, multi-story lobby, resident lounge, conference room, pet washing room, yoga studio, private courtyard, high-end fitness center, roof deck with swimming pool, grilling stations and a lounge area. The Serenity Apartments Property features 100 parking spaces in a subterranean garage that are available to residents for a monthly fee and transit-friendly perks including on-site Zipcars, electric car charging stations, covered bicycle storage, and a Blue Bikes station steps away. Additionally, the Serenity Apartments Property has two retail units (totaling 1,860 SF) that are currently vacant and being marketed with an asking rent of $40.00 PSF, on a triple-net basis.

The following table presents certain information relating to the unit mix at the Serenity Apartments Property:

Unit Mix
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit	Monthly Market Rent per Unit
Studio	49	45	91.8%	506	24,770	$2,495	$2,625
One-Bedroom	74	72	97.3%	689	51,014	$3,035	$3,150
Two-Bedroom	65	64	98.5%	961	62,464	$3,993	$4,200
Three-Bedroom	7	7	100.0%	1,239	8,673	$4,708	$4,950
Total/Wtd. Avg.	195	188	96.4%	753	146,921	$3,294	$3,433

Source: Borrower rent roll dated January 4, 2019 and appraisal.

The Markets. The Serenity Apartments Property is located in Boston, Massachusetts, within the Jamaica Plain neighborhood and approximately four miles southwest of the Boston financial district. The Serenity Apartments Property is in close proximity to the Longwood Medical Area, a medical and educational hub that is home to institutions including Beth Israel Deaconess Medical Center, Boston Children’s Hospital, Brigham & Women’s Hospital, and Harvard Medical School. The Longwood Medical Area encompasses 213 acres, employs 40,000 people and an additional 18,000 students enrolled in programs within the area. Additionally, the Longwood Medical Area generates more than one million annual patient visits. According to information provided by the property manager a majority of the residents of the Serenity Apartments Property work in the medical/healthcare field. The Serenity Apartments Property is situated next to Heath Street station on the MBTA Green Line, which offers rapid transit connections to the Longwood Medical Area, Back Bay, and Downtown Boston, and is within driving distance of Route 9 and Interstate 90.

According to the appraisal, the Serenity Apartments Property is in the Central City/Back Bay/Beacon Hill multifamily submarket of the Boston multifamily market. As of the second quarter of 2018, the Central City/Back Bay/Beacon Hill multifamily submarket had an average vacancy of 7.6% and average asking rents of $3,523 per unit. As of the second quarter of 2018, the Boston multifamily market had an average vacancy of 5.9% and average asking rents of $2,314 per unit.

The estimated 2017 population within a one-, three- and five-mile radius of the Serenity Apartments Property is 62,198, 469,734 and 951,260, respectively, according to the appraisal. The estimated 2017 average household income within a one-, three- and five-mile radius of the Serenity Apartments Property is $103,943, $101,581 and $108,882, respectively, according to the appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Serenity Apartments

The following table presents certain information relating to comparable rental properties to the Serenity Apartments Property:

Comparable Rental Properties
	Serenity Apartments Property	Bell Olmstead Park	Metromark Apartments	The Van Ness	The Viridian	Pierce Boston
Year Built	2017	2015	2016	2015	2015	2018
Number of units	195	197	285	172	342	240
Occupancy	96.4%(1)	97.0%	97.5%	94.8%	94.7%	95.4%
Unit size (SF)(2):
- Studio	506	568	532	506	465	461
- 1-BR	689	769	710	727	830	638
- 2-BR	961	1,039	983	1,000	1,060	1,034
- 3-BR	1,239	1,327	1,234	N/A	1,251	1,565
Monthly Rent per Unit(2):
- Studio	$2,495	$2,525	$2,617	$2,763	$2,712	$3,221
- 1-BR	$3,035	$3,400	$2,686	$3,707	$3,550	$3,906
- 2-BR	$3,993	$4,237	$3,295	$5,230	$4,600	$5,492
- 3-BR	$4,708	$4,834	$3,450	N/A	$5,525	$7,910
Monthly Rent per SF:
- Studio	$4.93	$4.45	$4.92	$5.46	$5.83	$6.99
- 1-BR	$4.40	$4.42	$3.78	$5.10	$4.28	$6.12
- 2-BR	$4.16	$4.08	$3.35	$5.23	$4.34	$5.31
- 3-BR	$3.80	$3.64	$2.80	N/A	$4.42	$5.05

Source: Appraisal

(1)	As of the borrower rent roll dated January 4, 2019.

(2)	Represents the average for each unit size at the Serenity Apartments Property.

The following table presents comparable sales with respect to the Serenity Apartments Property:

Comparable Sale Summary
Property Name/Location	Sale Date	Year Built	Units	Total Occupancy	Sale Price	Sale Price per Unit	Cap Rate
Serenity Apartments 101 South Huntington Avenue Boston, MA	Dec. 2018	2017	195	96.4%(1)	$123,250,000	$632,051	4.23%
Troy Boston 55 Traveler Street Boston, MA	Aug. 2018	2015	378	95%	$216,125,000	$571,759	3.75%
Watermark Seaport 85 Seaport Boulevard Boston, MA	Feb. 2018	2016	346	95%	$238,750,000	$690,029	4.00%
One Greenway 99 Kneeland Street Boston, MA	Nov. 2017	2015	217	95%	$144,500,000	$665,899	4.00%
Girard 600 Harrison Avenue Boston, MA	Aug. 2017	2016	160	85%	$116,400,000	$727,500	3.95%
Bell Olmsted Park 161 South Huntington Avenue Boston, MA	Jul. 2017	2015	196	85%	$103,250,000	$526,786	3.96%

Source: Appraisal

(1)	As of the borrower rent roll dated January 4, 2019.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Serenity Apartments

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Serenity Apartments Property:

Cash Flow Analysis(1)
	11/30/2018 TTM	11/30/2018 T-6 Ann.	11/30/2018 T-3 Ann.	UW	UW per unit
Gross Potential Rent	$7,171,836	$7,729,131	$7,687,193	$7,686,552	$39,418.22
Other Income(2)	$271,036	$307,980	$265,450	$382,220	$1,960.10
Less Vacancy & Credit Loss	($1,602,250)	($775,295)	($294,056)	($435,468)	($2,233.17)
Effective Gross Income	$5,840,622	$7,261,817	$7,658,586	$7,633,304	$39,145.15
Total Operating Expenses	$2,254,888	$2,543,064	$2,588,087	$2,598,804	$13,327.20
Net Operating Income	$3,585,734	$4,718,752	$5,070,499	$5,034,500	$25,817.95
Capital Expenditures	$0	$0	$0	$48,750	$250.00
Net Cash Flow	$3,585,734	$4,718,752	$5,070,499	$4,985,750	$25,567.95

Occupancy %	88.2%(3)	98.5%(4)	96.4%(5)	94.9%(5)
NOI DSCR(6)	2.38x	3.14x	3.37x	3.35x
NCF DSCR(6)	2.38x	3.14x	3.37x	3.31x
NOI Debt Yield(6)	9.7%	12.8%	13.7%	13.6%
NCF Debt Yield(6)	9.7%	12.8%	13.7%	13.5%

(1)	Financial information prior to the trailing twelve months ended November 30, 2018 is not available because the Serenity Apartments Property was constructed in 2017.

(2)	Other Income includes income from storage, laundry, parking and miscellaneous fees.

(3)	Occupancy is as of May 7, 2018.

(4)	Occupancy is as of November 1, 2018.

(5)	11/30/2018 T-3 Ann. Occupancy is as of the borrower rent roll dated January 4, 2019. UW Occupancy represents economic occupancy.

(6)	The debt service coverage ratios and debt yields are based on the Serenity Apartments Senior Loan, and exclude the Serenity Apartments Subordinate Companion Loans.

Escrows and Reserves. No upfront reserves were required under the loan documents for the Serenity Apartments Whole Loan. Pursuant to an escrow agreement between the seller of the Serenity Apartments Property, the Serenity Apartments Borrower and a title company, $1,100,000 was reserved for roof deck repairs to the Serenity Apartments Property. The lender does not have any rights to receive or apply such escrow funds, except that, following an event of default under the Serenity Apartments Whole Loan, any funds that would otherwise be payable to the Serenity Apartments Borrower under such agreement are required to instead be paid to the lender. Maintenance of such reserve under such escrow agreement provides fewer protections to the lender than would be the case if such reserve were maintained under the loan documents.

The requirement for the Serenity Apartments Borrower to make monthly deposits into a real estate tax reserve is suspended so long as (i) no Cash Sweep Event Period (as defined below) is continuing and (ii) the Serenity Apartments Borrower provides to the lender reasonably acceptable evidence that all real estate taxes then due and payable with respect to the Serenity Apartments Property have been paid in full at least three business days prior to their delinquency. The requirement for the Serenity Apartments Borrower to make monthly deposits into an insurance premium reserve is suspended so long as (i) no Cash Sweep Event Period is continuing, (ii) the liability and casualty policies maintained by the Serenity Apartments Borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the Serenity Apartments Borrower provides the lender reasonably acceptable evidence of payment of the insurance premiums at least three business days prior to the expiration dates of the insurance policies and provides evidence of the timely renewal of the insurance policies. In the event that the conditions to suspension of the real estate tax and/or insurance reserve deposits are not satisfied, the Serenity Apartments Borrower is required to deposit on each monthly payment date 1/12 of the estimated annual real estate taxes and/or 1/12 of the estimated annual insurance premiums, as applicable, into a real estate tax and/or insurance reserve account, as applicable. The requirement for the Serenity Apartments Borrower to make monthly deposits into a capital expenditures reserve is suspended so long as no Cash Sweep Event Period is in effect. If a Cash Sweep Event Period is in effect, the Serenity Apartments Borrower is required to deposit $4,063 into a capital expenditures reserve on each monthly payment date.

Lockbox and Cash Management. The Serenity Apartments Whole Loan is structured with a soft lockbox and springing cash management. The Serenity Apartments Whole Loan documents require the Serenity Apartments Borrower, a related taxable REIT subsidiary, and the property manager to deposit or cause to be deposited all rent and other revenues from the Serenity Apartments Property (other than security deposits and last month’s rents, which are required to be held in compliance with law and tenant leases) into the lockbox account within two business days after they are received. If no Cash Sweep Event Period is continuing, all funds in the lockbox account are required to be swept into the Serenity Apartments Borrower’s operating account. Upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish a lender-controlled cash management account and, during the continuance of a Cash Sweep Event Period, all funds in the lockbox account are required to be swept in accordance with the lender’s instructions from the lockbox account into such lender controlled cash management account and applied in accordance with the Serenity Apartments Whole Loan documents to make deposits into tax and insurance reserves, as described under “Escrows and Reserves” above; to pay debt service on the Serenity Apartments Whole Loan, to make deposits into the capital expenditures reserve, as described under “Escrows and Reserves” above; provided no event of default is continuing, to pay operating expenses in accordance with the annual budget (which is required to be reasonably approved by the lender during the continuance of a Cash Sweep Event Period) and extraordinary expenses approved by the lender, and to deposit the remainder into a cash sweep account to be held as additional collateral for the Serenity Apartments Whole Loan during the continuance of such Cash Sweep Event Period. The lender is required to disburse funds in the cash sweep account to the Serenity Apartments Borrower to pay for required real estate investment trust distributions in an amount not more than $100,000 annually, so long as in all monthly distributions from the cash management account required to be made as described above have been made in the relevant month, no event of default is continuing and there are sufficient funds in such account to do so.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Serenity Apartments

A “Cash Sweep Event Period” means the period:

(i)	Commencing upon the occurrence of an event of default under the Serenity Apartments Whole Loan and continuing until the cure (if applicable) of such event of default; or

(ii)	Commencing upon the debt service coverage ratio of the Serenity Apartments Whole Loan (based on the aggregate interest only debt service payments on the Serenity Apartments Mortgage Loan and Serenity Apartments Subordinate Companion Loans) falling below 1.25x for the immediately preceding six calendar months and ending upon such combined debt service coverage ratio (based on such aggregate interest only debt service payments) being at least 1.25x for the immediately preceding six calendar months.

Additional Secured Indebtedness (not including trade debts). In addition to the Serenity Apartments Mortgage Loan, the Serenity Apartments Property also secures the Serenity Apartments Subordinate Companion Loans which have an aggregate Cut-off Date principal balance of $36,950,000. The Serenity Apartments Subordinate Companion Loans accrue interest at the rate of 4.6500% per annum. The Serenity Apartments Mortgage Loan is generally senior in right of payment to the Serenity Apartments Subordinate Companion Loans. The holders of the Serenity Apartments Mortgage Loan and the Serenity Apartments Subordinate Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Serenity Apartments Whole Loan. The Serenity Apartments Subordinate Companion Loans have been sold to third parties. See “Description of the Mortgage Pool—The Whole Loans—The Serenity Apartments A/B Whole Loan” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not Permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Serenity Apartments Borrower is required to obtain “all risk” property insurance covering perils of terrorism and acts of terrorism in an amount equal to 100% of replacement cost, together with 18 months of business income insurance, to the extent such policies are commercially available. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) or a similar or subsequent statute is in effect and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” (within the meaning of TRIPRA). See “Risk Factors— Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2019-L2	Fairfax Multifamily Portfolio

Mortgage Loan No. 6 – Fairfax Multifamily Portfolio

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Fairfax Multifamily Portfolio

Mortgage Loan No. 6 – Fairfax Multifamily Portfolio

Poolesville
Seneca Creek State Park
Gaithersburg
Redland
Olney
Burtonsville
MONTGOMERY COUNTY
RIO Washingtonian Center
Darnestown
North Potomac
Montgomery College
Aspen Hill
The Universities at Shady Grove
Rockville
Glenmont
Intercounty Connector
Potomac River
G.W. Univ. Virginia Campus
MARYLAND
Wheaton
Calverton
Countryside
North Bethesda
Ashburn
Sugarland Run
Westfield Montgomery
Kensington
Dulles Town Ctr.
VIRGINIA
Potomac
Capital Beltway
LOUDOUN COUNTY
Great Falls
Silver Spring
College Park
Sterling
Bethesda
Chevy Chase
Univ. of Maryland
Herndon
Bethesda Row
Takoma Park
Worldgate Center
Herndon Centre
Reston
The Spectrum at Reston Town Center
Chillum
Rock Creek Park
Langley
Hyattsville
Filene Ctr. At Wolf Trap
Dulles Toll Road
Washington Dulles Intl. Airport
METRO SILVER LINE (Opens 2020)
Wolf Trap
McLean
WASHINGTON D.C.
Tysons Galleria
Tysons Corner
Georgetown University
Franklin Farm
White House
Oakton
ARLINGTON
Chantilly
Vienna
G.W. Univ.
U.S. Capitol
Falls Church
Fair Oaks
METRO
ARLINGTON NATIONAL CEMETERY
Fair Oaks Mall
Merrifield
Mosaic District
West Falls Church
Reagan National Airport
The Pentagon
DC
Fairfax
Main Street Marketplace
Crystal City Shops
Centreville
Annandale
George Mason University
ALEXANDRIA
Glassmanor
Fairfax Station
Lincolnia
Old Town
Fairfax County Pkwy
Yorkshire
FAIRFAX COUNTY
Rose Hill
Oxon Hill
National Harbor
Manassas Park
Burke
Springfield
Springfield Town Ctr.
West Springfield
PRINCE GEORGE'S COUNTY
Fort Washington
Franconia
Clinton
Ft. Belvoir US Army Res.
Mt. Vernon
George Washington's Mt. Vernon
Lorton
Piscataway Park
Mason Neck State Park
Accokeek
Woodbridge
CHARLES COUNTY
Waldorf
Fairfax Multifamily Portfolio
1 Ellipse at Fairfax Corner Fairfax, VA
2 Townes at Herndon Center Herndon, VA
3 Windsor at Fair Lakes Fairfax, VA

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Fairfax Multifamily Portfolio

Mortgage Loan No. 6 – Fairfax Multifamily Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$35,000,000			Location:	Various, VA
Cut-off Date Balance(1):	$35,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	3.7%			Detailed Property Type:	Garden
Loan Purpose:	Acquisition/Refinance			Title Vesting:	Fee
Sponsor(2):	Tomas Rosenthal			Year Built/Renovated(6):	Various/Various
Mortgage Rate:	4.6671053%			Size:	870 Units
Note Date:	12/18/2018			Cut-off Date Balance per Unit(1):	$97,701
First Payment Date:	2/6/2019			Maturity Date Balance per Unit(1):	$97,701
Maturity Date:	1/6/2029			Property Manager:	Hampshire Assets LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$12,137,763
Seasoning:	2 months			UW NOI Debt Yield(1):	14.3%
Prepayment Provisions(3):	LO (26); DEF (90); O (4)			UW NOI Debt Yield at Maturity(1):	14.3%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR(1):	3.02x
Additional Debt Type(1)(4):	Pari Passu/Subordinate/Mezzanine			Most Recent NOI:	$11,994,718 (10/31/2018 TTM)
Additional Debt Balance(1)(4):	$50,000,000/$67,000,000/$45,000,000			2nd Most Recent NOI:	$12,094,717 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$12,028,285 (12/31/2016)
Reserves(5)				Most Recent Occupancy:	94.6% (11/13/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	94.1% (12/31/2017)
RE Tax:	$483,000	$241,500	N/A	3rd Most Recent Occupancy:	94.5% (12/31/2016)
Insurance:	$249,500	$29,617	N/A	Appraised Value (as of)(7):	$251,500,000 (10/30/2018)
Capital Expenditure:	$11,136,554	Springing	$500,000	Cut-off Date LTV Ratio(1)(7):	33.8%
Deferred Maintenance:	$216,938	$0	N/A	Maturity Date LTV Ratio(1)(7):	33.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$152,000,000	76.3%	Purchase Price(8):	$98,000,000	49.2%
Mezzanine Loans:	$45,000,000	22.6%	Loan Payoff(8):	$86,067,250	43.2%
Borrower Equity(2):	$2,118,628	1.1%	Upfront Reserves:	$12,085,992	6.1%
			Closing Costs:	$2,965,386	1.5%
Total Sources:	$199,118,628	100.0%	Total Uses:	$199,118,628	100.0%

(1)	The Fairfax Multifamily Portfolio Mortgage Loan (as defined below) is part of the Fairfax Multifamily Portfolio Whole Loan (as defined below), which is comprised of seven pari passu senior promissory notes with an aggregate principal balance of $85,000,000 (the “Senior Notes”, and collectively the “Fairfax Multifamily Portfolio Senior Loan”) and two promissory notes that are subordinate to the Senior Notes with an aggregate principal balance of $67,000,000 (the “Junior Notes”, and collectively the “Fairfax Multifamily Portfolio Subordinate Companion Loan”, and together with the Fairfax Multifamily Portfolio Senior Loan, the “Fairfax Multifamily Portfolio Whole Loan”). The Fairfax Multifamily Portfolio Mortgage Loan is evidenced by two Senior Notes (Note A-1-C1 and Note A-1-C2) with a combined original principal balance of $35,000,000. Unless otherwise indicated, the Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented in this term sheet are based on the aggregate principal balance of the Fairfax Multifamily Portfolio Senior Loan, without regard to the Fairfax Multifamily Portfolio Subordinate Companion Loan or the Fairfax Multifamily Portfolio Mezzanine Loans (as defined below). The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the entire $152,000,000 Fairfax Multifamily Portfolio Whole Loan are $174,713, $174,713, 8.0%, 8.0%, 1.69x, 60.4% and 60.4%, respectively. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined balance of the Fairfax Multifamily Portfolio Total Debt (as defined below) are $226,437, $226,437, 6.2%, 6.2%, 1.17x, 78.3% and 78.3%, respectively.

(2)	On the origination date, Arbor Nova PE, LLC, a subsidiary of Arbor Realty SR Inc., an indirect owner of the Fairfax Multifamily Portfolio Borrowers, made a $31,500,000 preferred equity investment to Virginia Assets LLC, a parent company of the Fairfax Multifamily Portfolio Borrowers. The investment accrues interest at 11% per annum, is not guaranteed and does not have any mandatory redemption date, notice and cure rights or right to take control of the Fairfax Multifamily Portfolio Borrowers and is not subject to an intercreditor agreement with the lender. Failure to pay the preferred return is not an event of default under the preferred equity and the unpaid return accrues on the investor’s unreturned capital. Additionally, Arbor Realty SR, Inc. is the sponsor of the FIGO Multifamily Portfolio III Mortgage Loan.

(3)	Defeasance of the Fairfax Multifamily Portfolio Whole Loan is permitted in whole or in part at any time after the earlier of (i) February 6, 2022 and (ii) the second anniversary of the date on which the entire Fairfax Multifamily Portfolio Whole Loan has been securitized. The assumed lockout period of 26 payments is based on the closing date of this transaction in March 2019.

(4)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loans and Preferred Equity” below for further discussion of the additional debt.

(5)	See “Escrows and Reserves” below.

(6)	The Ellipse at Fairfax Corner property was built in 1989 and renovated from 2014 to 2017; the Townes at Herndon Center property was built in 2002 and renovated from 2016 to 2018, and the Windsor at Fair Lakes property was built in 1988 and renovated from 2016 to 2018.

(7)	The appraised value for the Fairfax Multifamily Portfolio Properties (as defined below) of $251,500,000 is the aggregate “as-complete” appraised value for the individual properties as of October 30, 2018, which is based on the hypothetical condition that all projected capital improvements have been completed, have been fully funded and no additional costs remain In addition, it assumes that all required immediate repairs have been completed or cured. At origination, $11,136,554 was reserved by the lender, which represents 100% of these projected capital improvements, and $216,938 was reserved by the lender, which represents 125% of the immediate repairs. The aggregate “as-is” appraised value is $235,700,000, which results in a Cut-off Date LTV Ratio and a Maturity Date LTV Ratio for the Fairfax Multifamily Portfolio Senior Loan of 36.1% and 36.1%, respectively, for the Fairfax Multifamily Portfolio Whole Loan of 64.5% and 64.5%, respectively, and for the Fairfax Multifamily Portfolio Total Debt of 83.6% and 83.6%, respectively.

(8)	The Fairfax Multifamily Portfolio Borrowers previously acquired the Windsor at Fair Lakes property and the Townes at Herndon Center property in September 2018 for $62.0 million and $65.0 million, respectively. Part of the proceeds of the Fairfax Multifamily Portfolio Total Debt were used to acquire the Ellipse at Fairfax Corner property for approximately $98.0 million and to refinance approximately $86.1 million of short term bridge debt on the Townes at Herndon Center property and the Windsor at Fair Lakes property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Fairfax Multifamily Portfolio

The Mortgage Loan. The sixth largest mortgage loan (the “Fairfax Multifamily Portfolio Mortgage Loan”) is part of the Fairfax Multifamily Portfolio Whole Loan in the original principal balance of $152,000,000. The Fairfax Multifamily Portfolio Whole Loan is secured by a first priority fee mortgage encumbering three multifamily properties in Fairfax and Herndon, Virginia (the “Fairfax Multifamily Portfolio Properties”). The Fairfax Multifamily Portfolio Whole Loan is comprised of (i) a senior loan comprised of seven senior notes that are pari passu with each other, with an aggregate original principal balance of $85,000,000 and (ii) a subordinate companion loan comprised of two subordinate notes that are pari passu with each other and subordinate to the Fairfax Multifamily Portfolio Senior Loan, with an aggregate original principal balance of $67,000,000, each as described below. Additionally, there are two mezzanine loans in place, with an aggregate principal balance of $45,000,000 (the “Fairfax Multifamily Portfolio Mezzanine Loans” and, together with the Fairfax Multifamily Portfolio Whole Loan, the “Fairfax Multifamily Portfolio Total Debt”). Two Senior Notes, Note A-1-C1 and Note A-1-C2, with an aggregate original principal amount of $35,000,000, will be contributed to the MSC 2019-L2 securitization transaction. Two Senior Notes, Note A-1-S and Note A-2-S, and the Junior Notes (collectively, the “Fairfax Multifamily Portfolio Standalone Notes”), with an aggregate original principal balance of $82,000,000 are expected to be contributed to the CFK 2019-FAX securitization transaction. The remaining non-controlling Senior Notes (Note A-1-C3, Note A-1-C4 and Note A-2-C1, together with the Fairfax Multifamily Portfolio Standalone Notes, the “Fairfax Multifamily Portfolio Non-Serviced Companion Loans”), with an aggregate original principal balance of $35,000,000, are expected to be contributed to one or more future securitization transactions. The Fairfax Multifamily Portfolio Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the CFK 2019-FAX securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Fairfax Multifamily Portfolio Whole Loan Summary
Notes(1)	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Fairfax Multifamily Portfolio Mortgage Loan
A-1-C1, A-1-C2	$35,000,000	$35,000,000	MSC 2019-L2	No
Fairfax Multifamily Portfolio Pari Passu Senior Loans
A-1-S	$11,250,000	$11,250,000	CFK 2019-FAX(1)	Yes
A-2-S	$3,750,000	$3,750,000	CFK 2019-FAX(1)	No
A-2-C1	$17,500,000	$17,500,000	KeyBank(2)	No
A-1-C3	$10,000,000	$10,000,000	CCRE	No
A-1-C4	$7,500,000	$7,500,000	CCRE	No
Fairfax Multifamily Portfolio Subordinate Companion Loan
B-1-S, B-2-S(3)	$67,000,000	$67,000,000	CFK 2019-FAX(1)	No
Total Fairfax Multifamily Portfolio Whole Loan	$152,000,000	$152,000,000

(1)	The related notes are expected to be contributed upon the closing of such securitization transaction.

(2)	KeyBank purchased Note A-2-C1 from CCRE.

(3)	The Fairfax Multifamily Portfolio Subordinate Companion Loan is subordinate to the Fairfax Multifamily Portfolio Senior Loan.

The Borrowers and the Borrower Sponsor. The borrowers are Ellipse Apartments LLC, Windsor Apartments LLC and Townes Apartments LLC (collectively, the “Fairfax Multifamily Portfolio Borrowers”), each a Delaware limited liability company structured to be bankruptcy-remote with two independent directors.

The borrower sponsor and the nonrecourse carve-out guarantor for the Fairfax Multifamily Portfolio Whole Loan is Tomas Rosenthal. Mr. Rosenthal is the founder, president and chief executive officer of Hampshire Properties LLC. Hampshire Properties LLC is a Brooklyn, New York-based, privately-held real estate investment firm that invests in office, industrial and multifamily properties throughout North America. The property manager is an affiliate of Hampshire Properties LLC. Arbor Nova PE, LLC, a subsidiary of Arbor Realty SR Inc., an indirect owner of the Fairfax Multifamily Portfolio Borrowers, has a preferred equity investment in a parent of the Fairfax Multifamily Portfolio Borrowers. See “Mezzanine Loans and Preferred Equity” below. The Fairfax Multifamily Portfolio Borrowers are affiliated with the borrowers under the FIGO Multifamily Portfolio III Mortgage Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Fairfax Multifamily Portfolio

The Properties. The Fairfax Multifamily Portfolio Properties are comprised of three multifamily properties located in Northern Virginia, collectively totaling 870 units.

The following table presents detailed information with respect to each of the Fairfax Multifamily Portfolio Properties.

Fairfax Multifamily Portfolio Properties Summary
Property Name, Location	Property Type	Year Built/ Renovated	Units	Allocated Whole Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	% of Appraised Value	UW NOI	% of UW NOI
Ellipse at Fairfax Corner 11842 Federalist Way Fairfax, VA	Multifamily	1989 / 2014-2017	404	$66,200,000	43.6%	$109,900,000	43.7%	$5,409,074	44.6%
Townes at Herndon Center 500 and 508 Pride Avenue Herndon, VA	Multifamily	2002 / 2016-2018	216	$43,200,000	28.4%	$71,800,000	28.5%	$3,300,744	27.2%
Windsor at Fair Lakes 4201 Lauries Way and 4106 Brickell Drive Fairfax, VA	Multifamily	1988 / 2016-2018	250	$42,600,000	28.0%	$69,800,000	27.8%	$3,427,944	28.2%
Total			870	$152,000,000	100.0%	$251,500,000	100.0%	$12,137,763	100.0%

(1)	The appraised value for the Fairfax Multifamily Portfolio Properties of $251,500,000 is the aggregate “as-complete” appraised value for the individual properties as of October 30, 2018, which is based on the hypothetical condition that all projected capital improvements have been completed, have been fully funded and no additional costs remain. In addition, it assumes that all required immediate repairs have been completed or cured. At origination, $11,136,554 was reserved by the lender, which represents 100% of these projected capital improvements and $216,938 was reserved by the lender, which represents 125% of the immediate repairs. The aggregate “as-is” appraised value is $235,700,000, which results in a Cut-off Date LTV Ratio and a Maturity Date LTV Ratio for the Fairfax Multifamily Portfolio Senior Loan of 36.1% and 36.1%, respectively, for the Fairfax Multifamily Portfolio Whole Loan of 64.5% and 64.5%, respectively, and for the Fairfax Multifamily Portfolio Total Debt of 83.6% and 83.6%, respectively.

Ellipse at Fairfax Corner (404 Units, 46.4% of Units, 43.6% ALA). The Ellipse at Fairfax Corner property is comprised of 404 units (118 1-BR/1-BA units, 285 2-BR/2-BA units and one 2-BR/1-BA unit) across nine buildings on a 24.1-acre parcel. Units at the Ellipse at Fairfax Corner property average 974 SF and range between 671 SF and 1,137 SF. Unit amenities include patios/balconies, laminate countertops and stainless steel appliances. Community amenities include a fitness center, a business center, a clubhouse, a spa, a swimming pool, a playground, a tennis court, a barbecue grill, a carwash area, a picnic area, covered parking, and a walking trail. Additionally, the Ellipse at Fairfax Corner property has 860 parking spaces for a 2.1 parking space/unit ratio. Additionally, the Ellipse at Fairfax Corner property is located approximately 0.1 miles from the Metrobus stop, providing access to Washington D.C.

The Ellipse at Fairfax Corner property was built in 1989 and 151 of the 404 units (37.4% of units) were renovated from 2014 to 2017. The renovated apartments at the Ellipse at Fairfax Corner property typically feature stainless steel appliances, under-mount sinks, quartz countertops and wide vinyl plank flooring. The average rent for the non-renovated units is $1,667 versus an average rent for the renovated units of $1,750, which represents a 5.3% increase. At origination, $4,468,449 was reserved to fund various capital improvements, including the renovation of an additional 202 units.

Townes at Herndon Center (216 Units, 24.8% of Units, 28.4% ALA). The Townes at Herndon Center property is comprised of 216 units (161 2-BR/2-BA units, 35 3-BR/2.5-BA units and 20 3-BR/3-BA units) across 27 buildings on a 12.2-acre parcel. Units at the Townes at Herndon Center property average 1,312 SF and range between 1,264 SF and 1,457 SF. Unit amenities include garages, decks, laminate countertops, and stainless steel appliances. Community amenities include a fitness center, a clubhouse, a swimming pool, a playground, a dog park, hiking and jogging trials, gated access, and curbside trash pick-up. Additionally, the Townes at Herndon Center property has 593 parking spaces for a 2.7 parking space/unit ratio. Additionally, the Townes at Herndon Center property is located approximately 0.1 miles from the Metrobus stop, providing access to Washington D.C.

The Townes at Herndon Center property was built in 2002 and 80 of the 216 units (37.0% of units) were renovated from 2016 to 2018. The renovated apartments at the Townes at Herndon Center property typically feature stainless steel appliances, under-mount sinks, quartz countertops and wide vinyl plank flooring. The average rent for the non-renovated units is $1,990 versus an average rent for the renovated units of $2,183, which represents a 9.6% increase. At origination, $3,293,497 was reserved to fund various capital improvements, including the renovation of an additional 108 units.

Windsor at Fair Lakes (250 Units, 28.7% of Units, 28.0% ALA). The Windsor at Fair Lakes property is comprised of 250 units (103 1-BR/1-BA units, 38 2-BR/1-BA units, 58 2-BR/2-BA units and 51 3-BR/2-BA units) across 12 buildings on a 15.5-acre parcel. Units at the Windsor at Fair Lakes property average 950 SF and range between 749 SF and 1,314 SF. Unit amenities include patios/balconies, laminate countertops and stainless steel appliances. Community amenities include a fitness center, a clubhouse, a swimming pool, bike trails, a basketball court, a playground, a dog park, a barbecue grill, and a private shuttle to the Orange Line. Additionally, the Windsor at Fair Lakes property has 387 parking spaces for a 1.5 parking space/unit ratio.

The Windsor at Fair Lakes property was built in 1988 and 17 of the 250 units (6.8% of units) were renovated from 2016 to 2018. The renovated apartments at the Windsor at Fair Lakes property typically feature stainless steel appliances, under-mount sinks, quartz countertops and wide vinyl plank flooring. The average rent for the non-renovated units is $1,737 versus an average rent for the renovated units of $1,797, which represents an 8.6% increase. At origination, $3,374,608 was reserved to fund various capital improvements, including the renovation of an additional 125 units.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Fairfax Multifamily Portfolio

The following table details the allocation of the $11,136,554 reserved in connection with the anticipated renovations across the Fairfax Multifamily Portfolio Properties.

Fairfax Multifamily Portfolio Capital Expenditure Reserve Budget
	Ellipse at Fairfax Corner		Windsor at Fair Lakes		Townes at Herndon Center
	Budgeted Units	Budgeted Total	Budgeted Units	Budgeted Total	Budgeted Units	Budgeted Total
Administrative & Marketing	N/A	$242,500	N/A	$312,500	N/A	$287,500
Common Area Improvements	N/A	N/A	N/A	$121,000	N/A	$43,200
Exterior Buildings & Site Work	N/A	$320,000	N/A	$338,800	N/A	$653,200
Mechanical, Electrical, Plumbing	202	$929,200	125	$575,150	108	$459,000
Interior Unit Improvements	202	$2,763,966	125	$1,710,375	108	$1,693,764
Miscellaneous	N/A	N/A	N/A	$10,000	N/A	N/A
Total Hard and Soft Costs		$4,255,666		$3,067,825		$3,136,664
Total Contingency	5%	$212,783	10%	$306,783	5%	$156,833
Total		$4,468,449		$3,374,608		$3,293,497

The Markets. The Fairfax Multifamily Portfolio Properties are located within the Washington-Arlington-Alexandria apartment market. According to the appraisal, the Washington-Arlington-Alexandria apartment market contained approximately 628,023 units with a market-wide occupancy rate of 95.9% as of the third quarter of 2018. Since 2013, the Washington-Arlington-Alexandria apartment market has had annual rental growth rates of approximately 2.1% and has maintained an occupancy level of at least 94.8%. There are a total of 26,284 conventional units currently under construction highlighted by activity in the Navy Yard/Capitol South, Northeast DC and North Arlington submarkets. There are currently 1,067 units under construction within the West Fairfax County submarket and 260 units within the Reston/Herndon submarket.

The Ellipse at Fairfax Corner property and Windsor at Fair Lakes property are located in the West Fairfax County submarket (72.8% UW NCF). As of the third quarter of 2018, the West Fairfax County submarket had an inventory of 15,910 units with an average occupancy of 96.4%. Since 2013, the West Fairfax County submarket has had annual rental growth rates of approximately 2.3% and has maintained an occupancy level of at least 94.4%. The West Fairfax County submarket had average asking rents of $1,768 as of the third quarter 2018. According to the appraisal, the submarket benefits from proximity to Washington, D.C., Interstate 66 and various Washington Metro stations, as well as close proximity to retail amenities, and major employment centers, such as Dulles International Airport and George Mason University.

The Townes at Herndon Center property is located in the Reston/Herndon submarket (28.2% UW NCF). As of the third quarter of 2018, the Reston/Herndon submarket had an inventory of 19,960 units with an average occupancy of 95.8%. Since 2013, the Reston/Herndon submarket has had annual rental growth rates of approximately 3.9% and has maintained an occupancy level of at least 93.9%. The Reston/Herndon submarket had average asking rents of $1,825 as of the third quarter 2018.

Within a five-mile radius of each of the Fairfax Multifamily Portfolio Properties, the 2017 population and average household income are estimated at approximately 215,000 individuals and $154,000, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Fairfax Multifamily Portfolio

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Fairfax Multifamily Portfolio Properties:

Cash Flow Analysis
	2016	2017	10/31/2018 TTM	UW	UW Per Unit
Gross Potential Rent	$17,288,945	$17,579,928	$17,632,147	$18,808,255	$21,618.68
Vacancy(1)	$0	$0	$0	($1,084,114)	($1,246.11)
Collection Loss	($55,011)	($31,640)	($51,429)	($51,298)	($58.96)
Concessions	($9,280)	($21,464)	($19,221)	($19,185)	($22.05)
Net Rental Income	$17,224,654	$17,526,825	$17,561,498	$17,653,658	$20,291.56
Other Income	$664,817	$661,849	$564,005	$564,005	$648.28
Effective Gross Income	$17,889,471	$18,188,673	$18,125,502	$18,217,663	$20,939.84
Total Operating Expenses	$5,861,186	$6,093,957	$6,130,784	$6,079,900	$6,988.39
Net Operating Income	$12,028,285	$12,094,717	$11,994,718	$12,137,763	$13,951.45
Capital Expenditures(2)	$0	$0	$0	$0	$0.00
Net Cash Flow	$12,028,285	$12,094,717	$11,994,718	$12,137,763	$13,951.45

Occupancy %	94.5%	94.1%	94.6%(3)	94.2%(1)
NOI DSCR(4)	2.99x	3.01x	2.98x	3.02x
NCF DSCR(4)	2.99x	3.01x	2.98x	3.02x
NOI Debt Yield(4)	14.2%	14.2%	14.1%	14.3%
NCF Debt Yield(4)	14.2%	14.2%	14.1%	14.3%

(1)	UW Vacancy is based on the greater of 5.0% or in-place vacancy at each of the Fairfax Multifamily Portfolio Properties per the rent roll dated November 13, 2018. As of November 13, 2018, the Ellipse at Fairfax Corner property was 94.3% occupied, the Windsor at Fair Lakes property was 95.6% occupied and the Townes at Herndon Center property was 94.0% occupied.

(2)	At origination, the borrower reserved $11,136,554, which represents 100% of the estimated capital expenditure required to improve units across the Fairfax Multifamily Portfolio Properties.

(3)	Represents in-place occupancy at each of the Fairfax Multifamily Portfolio Properties per the rent roll dated November 13, 2018. As of November 13, 2018, the Ellipse at Fairfax Corner property was 94.3% occupied, the Windsor at Fair Lakes property was 95.6% occupied and the Townes at Herndon Center property was 94.0% occupied.

(4)	Debt service coverage ratios and debt yields are based on the balance of the Fairfax Multifamily Portfolio Senior Loan, and exclude the balance of the Fairfax Multifamily Portfolio Subordinate Companion Loan.

Escrows and Reserves. The Fairfax Multifamily Portfolio Borrowers deposited at loan origination (i) $483,000 for tax reserves, (ii) $249,500 for insurance reserves, (iii) $216,938 for deferred maintenance, and (iv) $11,136,554 for a capital expenditure reserve.

The Fairfax Multifamily Portfolio Borrowers are required to deposit monthly (i) 1/12 of the estimated annual property taxes (currently estimated to be $241,500), (ii) 1/12 of the estimated annual insurance premiums (currently estimated to be $29,617), and (iii) approximately $18,125 for capital expenditures capped at $500,000, with such reserve not required to be funded until such time as the balance of such reserve is less than $500,000.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Fairfax Multifamily Portfolio Whole Loan, with springing cash management upon the occurrence and during the continuance of a Cash Trap Period (as defined below). During the continuance of a Cash Trap Period all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Fairfax Multifamily Portfolio Whole Loan documents, and provided no event of default is continuing on the Fairfax Multifamily Portfolio Whole Loan, to pay taxes and insurance, debt service on the Fairfax Multifamily Portfolio Whole Loan and the related mezzanine loans, reserves and operating expenses, among other things. During the continuance of a Cash Trap Period, all excess cash flow will be required to be held as additional security for the Fairfax Multifamily Portfolio Whole Loan until the discontinuance of the Cash Trap Period. If no Cash Trap Period is continuing, funds in the lockbox account are required to be disbursed to a borrower operating account.

A “Cash Trap Period” is deemed to be continuing (i) upon the occurrence of any event of default under the Mortgage Loan until cured; (ii) if any bankruptcy action of a Fairfax Multifamily Portfolio Borrower, a principal, the guarantor or the property manager has occurred until, in the case of a bankruptcy action of the property manager only, if the applicable Fairfax Multifamily Portfolio Borrower replaces the property manager with a qualified manager under a replacement management agreement; (iii) upon the failure by the Fairfax Multifamily Portfolio Borrowers to maintain the debt service coverage ratio based on the Fairfax Multifamily Portfolio Total Debt of at least 1.05x for two consecutive calendar quarters until the debt service coverage ratio based on the Total Debt has been at least equal to 1.10x for two consecutive calendar quarters; or (iv) upon the occurrence of an event of default under either of the Fairfax Multifamily Portfolio Mezzanine Loans until cured.

Additional Secured Indebtedness (not including trade debts). The Fairfax Multifamily Portfolio Properties also secure the Fairfax Multifamily Portfolio Non-Serviced Companion Loans, with an aggregate outstanding Cut-off Date principal balance of $117,000,000. The Fairfax Multifamily Portfolio Non-Serviced Companion Loans are coterminous with the Fairfax Multifamily Portfolio Mortgage Loan and accrue interest at the same rate as the Fairfax Multifamily Portfolio Mortgage Loan. Amounts received on the Fairfax Multifamily Portfolio Whole Loan are generally applied to pay outstanding interest on the Fairfax Multifamily Portfolio Senior Loans, then to the extent of principal received, principal on the Fairfax Multifamily Portfolio Senior Loans, then to pay outstanding interest on the Fairfax Multifamily Portfolio Junior Loans and then to the extent of principal received, principal on the Fairfax Multifamily Portfolio Junior Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

Mezzanine Loans and Preferred Equity. A single promissory note was made in favor of CCRE (together with its successors and permitted assigns, the “Senior Mezzanine Lender”) to evidence a mezzanine loan (the “Senior Mezzanine Loan”) made pursuant to the Senior Mezzanine Loan agreement, dated December 18, 2018 (the “Senior Mezzanine Loan Agreement”), between the Senior Mezzanine Lender and Nova Senior Mezz LLC (together with its successors and permitted assigns, the “Senior Mezzanine Borrower”). The original principal amount of the Senior Mezzanine Loan is $25,000,000. The Senior Mezzanine Loan accrues interest at a rate of 6.0000% per annum, and is coterminous with the Fairfax Multifamily Portfolio Whole Loan. The

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Fairfax Multifamily Portfolio

Senior Mezzanine Loan is secured by 100% of the equity interest in the Fairfax Multifamily Portfolio Borrowers. The Senior Mezzanine Loan is currently held by CCRE.

A single promissory note was made in favor of CCRE (together with its successors and permitted assigns, the “Junior Mezzanine Lender”) to evidence a mezzanine loan (the “Junior Mezzanine Loan”) made pursuant to the Junior Mezzanine Loan agreement, dated December 18, 2018 between the Junior Mezzanine Lender and Virginia Junior Mezz LLC (together with its successors and permitted assigns, the “Junior Mezzanine Borrower”). The original principal amount of the Junior Mezzanine Loan is $20,000,000. The Junior Mezzanine Loan accrues interest at a rate of 8.2500% per annum, and is coterminous with the Fairfax Multifamily Portfolio Whole Loan. The Junior Mezzanine Loan is secured by 100% of the equity interest in the Senior Mezzanine Borrower. The Junior Mezzanine Loan was subsequently sold to Harbor Group International.

Additionally, the Junior Mezzanine Loan will accrue interest for each Junior Mezzanine Loan interest accrual period at a rate of 2.2500% per annum, which will be deferred and be payable by the Junior Mezzanine Borrower on the maturity date of the Junior Mezzanine Loan (the “Deferred Interest Amount”) or, if earlier, on the date that all or a portion of the Junior Mezzanine Loan is prepaid or defeased. The Deferred Interest Amount at the stated maturity date of the Junior Mezzanine Loan, assuming no prepayments occur prior to the stated maturity date of the Junior Mezzanine Loan, is expected to be $7,567,322. The loan-to-value ratios, debt yields and debt service coverage ratios shown in this term sheet and the preliminary prospectus, and calculated under the loan documents, do not take into account the Deferred Interest Amount.

The rights of the lender, the Senior Mezzanine Lender and the Junior Mezzanine Lender are governed by an intercreditor agreement between the lender, the Senior Mezzanine Lender and the Junior Mezzanine Lender.

Additionally, on the origination date, Arbor Nova PE LLC, a subsidiary of Arbor Realty SR Inc., an indirect owner of the Fairfax Multifamily Portfolio Borrowers, made a $31,500,000 preferred equity investment to Virginia Assets LLC, a parent company of the Fairfax Multifamily Portfolio Borrowers. The investment accrues interest at 11% per annum, is not guaranteed and does not have any mandatory redemption date or right to take control of the Fairfax Multifamily Portfolio Borrowers or notice and cure rights and is not subject to an intercreditor agreement with the lender. Failure to pay the preferred return is not an event of default under the preferred equity and the unpaid return accrues on the investor’s unreturned capital. See “Description of the Mortgage Pool—Additional Indebtedness—Preferred Equity” in the Preliminary Prospectus.

The Fairfax Multifamily Portfolio Total Debt is summarized in the following table.

Fairfax Multifamily Portfolio Total Debt Summary
Note	Original Balance	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV
Senior Loans	$85,000,000	4.6671053%	3.02x	14.3%	33.8%
Junior Loans	$67,000,000	4.6671053%	1.69x	8.0%	60.4%
Senior Mezzanine Loan	$25,000,000	6.0000%	1.39x	6.9%	70.4%
Junior Mezzanine Loan	$20,000,000	8.2500%	1.17x	6.2%	78.3%
Total Debt	$197,000,000	5.2000%	1.17x	6.2%	78.3%

Release of Property. At any time following the earlier to occur of (i) February 6, 2022 and (ii) the second anniversary of the date on which the entire Fairfax Multifamily Portfolio Whole Loan has been securitized and prior to October, 6 2028, the Fairfax Multifamily Portfolio Borrowers may obtain the release of one or more of the Fairfax Multifamily Portfolio Properties by defeasing an amount equal to 110% of the allocated loan amount for such Fairfax Multifamily Portfolio Property provided that after giving effect to such partial defeasance, (1) the debt service coverage ratio as calculated under the Fairfax Multifamily Portfolio Whole Loan documents based on the net cash flow of the remaining Fairfax Multifamily Portfolio Properties and the Fairfax Multifamily Portfolio Total Debt is greater than 1.25x, (2) the loan-to-value ratio as calculated under the Fairfax Multifamily Portfolio Whole Loan documents on the remaining Fairfax Multifamily Portfolio Properties based on the Fairfax Multifamily Portfolio Total Debt is less than 74.0% and (3) customary REMIC requirements are satisfied. Prepayment (or defeasance) in whole or in part of the Fairfax Multifamily Portfolio Whole Loan requires a simultaneous pro rata prepayment (or defeasance) of the Fairfax Multifamily Portfolio Mezzanine Loans.

Terrorism Insurance. The loan documents provide that the “all risk” insurance policy required to be maintained by the Fairfax Multifamily Portfolio Borrowers include coverage for terrorism in an amount equal to the full replacement cost of the Fairfax Multifamily Portfolio Properties plus the loss of rents and/or business income insurance required under the Fairfax Multifamily Portfolio Whole Loan documents for a period of 18 months; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 (or an extension thereof or a similar government program) (“TRIPRA”) is in effect and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which covers “covered acts” as defined in TRIPRA. See “Risk Factors— Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	FIGO Multifamily Portfolio III

Mortgage Loan No. 7 – FIGO Multifamily Portfolio III

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	FIGO Multifamily Portfolio III

Mortgage Loan No. 7 – FIGO Multifamily Portfolio III

SOUTH CAROLINA
GEORGIA
EDGEFIELD COUNTY
COLUMBIA COUNTY
AIKEN COUNTY
RICHMOND COUNTY
Evans
Belvedere
Martinez
North Augusta
Clearwater
AUGUSTA
Belair Hills
Aragon Park
Oklahoma Hills
Fort Gordon
Augusta Regional Airport
Savannah River
1

Lebanon
Westfield
Noblesville
Whitestown
Carmel
Zionsville
Fisher
Fortville
McCordsville
Eden
BOONE COUNTY
HAMILTON COUNTY
MADISON COUNTY
HANCOCK COUNTY
HENDRICKS COUNTY
MARION COUNTY
JOHNSON COUNTY
MORGAN COUNTY
SHELBY COUNTY
INDIANAPOLIS
Lawrence
Brownsburg
Speedway
Avon
Cumberland
Greenfield
New Palestine
Plainfield
Beech Grove
Homecroft
Southport
Mooresville
Greenwood
Fairland
Brooklyn
Whiteland
Bargersville
Franklin
Shelbyville
Pendleton
2
3
5

FIGO Multi-State Multifamily Portfolio III	
1 8130 - Ramblewood - Augusta	Augusta, GA
2 6787 - Rosewood Commons	Indianapolis, IN
3 6653 - Willowood East	Indianapolis, IN
4 6748 - Montgomery Court	Dublin, OH
5 8131 - Countryside Manor	Douglasville, GA
6 6579 - Meadowood	Franklin, IN

UNION COUNTY
DELAWARE COUNTY
LICKING COUNTY
MADISON COUNTY
FRANKLIN COUNTY
FAIRFIELD COUNTY
PICKAWAY COUNTY
Powell
Orange Township
Westerville
Hoover Reservoir
Dublin
New Albany
Upper Arlington
COLUMBUS
Gahanna
Hilliard
Pataskala
Grandview Heights
Bexley
Whitehall
Reynoldsburg
Lincoln Village
Lake Darby
Blacklick Estates
Pickerington
Obetz
Grove City
Groveport
Canal Winchester
Rickenbacker International Airport
4

Acworth
Alpharetta
Suwanee
Roswell
Johns Creek
Duluth
Kennesaw
Marietta
Sandy Springs
Dunwoody
Lawrenceville
COBB COUNTY
PAULDING COUNTY
GWINNETT COUNTY
Norcross
Doraville
Chamblee
Lilburn
Powder Springs
Smyrna
Vinings
Tucker
Mountain Park
Snellville
Mableton
Lithia Springs
Buckhead
ATLANTA
Clarkston
Scottdale
Decatur
DEKALB COUNTY
Douglasville
Belvedere
Redan
Lakeview Estates
DOUGLAS COUNTY
East Point
Gresham Park
Conyers
College Park
Forest Park
ROCKDALE COUNTY
FULTON COUNTY
Union City
Morrow
Chattahoochee Hills
Fairburn
Lithonia
Porterdale
Riverdale
Jonesboro
CLAYTON COUNTY
Stockbridge
NEWTON COUNTY
Palmetto
COWETA COUNTY
Tyrone
HENRY COUNTY
Irondale
Fayetteville
Lovejoy
McDonough
Peachtree City
FAYETTE COUNTY
Newnan
Hampton
Locust Grove
Heron Bay
Jackson
5

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	FIGO Multifamily Portfolio III

Mortgage Loan No. 7 – FIGO Multifamily Portfolio III

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Portfolio
Original Balance:	$32,250,000			Location:	Various (IN, GA and OH)
Cut-off Date Balance:	$32,250,000			General Property Type:	Multifamily
% of Initial Pool Balance:	3.4%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor(1):	Arbor Realty SR, Inc.			Year Built/Renovated:	Various/2014-2017
Mortgage Rate:	5.2600%			Size:	728 Units
Note Date:	2/8/2019			Cut-off Date Balance per Unit:	$44,299
First Payment Date:	4/6/2019			Maturity Date Balance per Unit:	$38,671
Maturity Date:	3/6/2029			Property Manager:	Elon Property Management Company, L.L.C. (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	24 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$3,100,227
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield:	9.6%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity:	11.0%
Additional Debt Type:	N/A			UW NCF DSCR:	1.69x (IO) / 1.36x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI:	$3,057,816 (11/30/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$2,893,687 (12/31/2017)
Reserves(2)				3rd Most Recent NOI:	$2,759,055 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	91.5% (12/28/2018)
RE Tax:	$130,250	$30,500	N/A	2nd Most Recent Occupancy:	87.6% (12/31/2017)
Insurance:	$105,714	$13,214	N/A	3rd Most Recent Occupancy:	89.0% (12/31/2016)
Recurring Replacements:	$0	$16,123	N/A	Appraised Value (as of)(3):	$46,100,000 (Various)
Deferred Maintenance:	$78,000	$0	N/A	Cut-off Date LTV Ratio(3):	70.0%
Roof Replacement:	$413,207	$0	N/A	Maturity Date LTV Ratio(3):	61.1%

	Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$32,250,000	93.7%	Existing Debt Payoff:	$33,150,357	96.3%
Sponsor Equity	$2,179,763	6.3%	Reserves:	$727,171	2.1%
			Closing Costs:	$552,235	1.6%
Total Sources:	$34,429,763	100.0%	Total Uses:	$34,429,763	100.0%

(1)	Arbor Realty SR, Inc. is an affiliate of the borrower under the Fairfax Multifamily Portfolio Whole Loan.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	The portfolio appraisal provided a bulk value for the FIGO Multifamily Portfolio III Properties (as defined below) of $46,100,000, which includes a portfolio premium of $2,130,000 over the aggregate of the “as is” appraised values for the individual FIGO Multifamily Portfolio III Properties. The aggregate of the “as is” appraised values for the individual FIGO Multifamily Portfolio III Properties is $43,970,000, which results in a Cut-off Date LTV Ratio and a Maturity Date LTV Ratio of 73.3% and 64.0%, respectively.

The Mortgage Loan. The seventh largest mortgage loan (the “FIGO Multifamily Portfolio III Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $32,250,000, and secured by the first priority fee mortgage encumbering six multifamily properties totaling 728 units located throughout Indiana, Georgia, and Ohio (the “FIGO Multifamily Portfolio III Properties”). The proceeds of the FIGO Multifamily Portfolio III Mortgage Loan, together with borrower sponsor equity, were used primarily to refinance previous debt of approximately $33.2 million, fund reserves, and pay closing costs.

The Borrowers and the Borrower Sponsor. The borrowers are Rosewood Commons Apartments of Indianapolis, Ltd., an Ohio limited partnership, Rosewood Commons Apartments of Indianapolis, II, Limited Partnership, an Ohio limited partnership, Empirian Willowood East I LLC, a Delaware limited liability company, Willowood East Apartments of Indianapolis, II Ltd., an Ohio limited partnership, Ramblewood Apartments of Richmond County, II, Ltd. (L.P.), a Georgia limited partnership, Empirian Ramblewood I LLC, a Delaware limited liability company, Meadowood Apartments of Franklin, Ltd., an Ohio limited partnership, Countryside Manor Apartments of Douglasville, Ltd. (L.P.), a Georgia limited partnership, Montgomery Court Apartments of Columbus, Ltd., an Ohio limited partnership and Montgomery Court Apartments of Columbus, II, Ltd., an Ohio limited partnership (collectively, the “FIGO Multifamily Portfolio III Borrowers”), each structured to be a single-purpose bankruptcy-remote entity with one independent director.

The borrower sponsor and nonrecourse carve-out guarantor for the FIGO Multifamily Portfolio III Mortgage Loan is Arbor Realty SR, Inc. Arbor Realty SR, Inc. is a subsidiary of Arbor Realty Trust Inc. (“Arbor”), a real estate investment trust that invests in a diversified portfolio of multifamily and commercial real estate-related bridge and mezzanine loans, preferred equity investments, and other real estate-related assets. Arbor began operations in 2003 and is externally managed and advised by Arbor Commercial Mortgage, LLC. The FIGO Multifamily III Portfolio Borrowers are affiliated with the borrowers under the Fairfax Multifamily Portfolio Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	FIGO Multifamily Portfolio III

Additionally, the FIGO Multifamily Portfolio III Properties will be managed by Elon Property Management Company, L.L.C. (“Elon”), an affiliate of the borrower sponsor. Elon currently manages Arbor’s portfolio of approximately 15,000 units across 150 apartment communities in 20 different U.S. markets.

The Properties. The FIGO Multifamily Portfolio III Properties are comprised of six multifamily properties totaling 728 units located throughout Indiana (three properties totaling 343 units), Georgia (two properties totaling 268 units), and Ohio (one property totaling 117 units). The FIGO Multifamily Portfolio III Properties were built between 1982 and 1985. From 2014 to 2017, the borrower sponsor has invested approximately $2.5 million in capital expenditures.

The following table presents detailed information with respect to each of the FIGO Multifamily Portfolio III Properties.

FIGO Multifamily Portfolio III Properties Summary
Property Name / Location	Units	Occupancy	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	UW NOI	% of UW NOI
Ramblewood - Augusta 2549 and 2555 Center West Parkway Augusta, GA	186	94.1%	$8,026,925	24.9%	$11,900,000	$772,913	24.9%
Rosewood Commons 5549 Rosewood Commons Drive Indianapolis, IN	172	90.1%	$6,523,753	20.2%	$7,870,000	$633,709	20.4%
Montgomery Court 7884 Rhapsody Drive Dublin, OH	117	90.6%	$6,479,644	20.1%	$8,180,000	$615,117	19.8%
Countryside Manor 8800 Countryside Way Douglasville, GA	82	91.5%	$4,748,706	14.7%	$6,330,000	$449,802	14.5%
Willowood East 3787 Willowood Drive Indianapolis, IN	120	89.2%	$3,600,212	11.2%	$6,200,000	$356,385	11.5%
Meadowood 820 Hospital Road Franklin, IN	51	94.1%	$2,870,760	8.9%	$3,490,000	$272,301	8.8%
Total / Wtd. Avg.	728	91.5%	$32,250,000	100.0%	$46,100,000	$3,100,227	100.0%

(1)	The portfolio appraisal provided a bulk value for the FIGO Multifamily Portfolio III Properties of $46,100,000, which includes a portfolio premium of $2,130,000 over the aggregate of the “as is” appraised values for the individual FIGO Multifamily Portfolio III Properties. The aggregate of the “as is” appraised values for the individual FIGO Multifamily Portfolio III Properties is $43,970,000, which results in a Cut-off Date LTV Ratio and a Maturity Date LTV Ratio of 73.3% and 64.0%, respectively.

Ramblewood – Augusta (186 Units, 25.5% of Units, 24.9% ALA). The Ramblewood – Augusta property is a 186-unit multifamily property located in Augusta, Georgia. The Ramblewood - Augusta property is situated on a 12.65-acre parcel and contains 300 surface parking spaces, resulting in a parking ratio of approximately 1.6 spaces per unit. The Ramblewood – Augusta property was built in 1984. The amenities at the Ramblewood – Augusta property include on-site management, a leasing center, 24/7 emergency maintenance, high-speed internet access, and a common laundry facility. The Ramblewood – Augusta property was 94.1% occupied as of December 28, 2018.

Rosewood Commons (172 Units, 23.6% of Units, 20.2% ALA). The Rosewood Commons property is a 172-unit multifamily property located in Indianapolis, Indiana. The Rosewood Commons property is situated on a 12.00-acre parcel and contains 270 surface parking spaces, resulting in a parking ratio of approximately 1.6 spaces per unit. The Rosewood Commons property was built in 1985. The amenities at the Rosewood Commons property include on-site management, 24/7 emergency maintenance, high-speed internet access, a common laundry facility, and a courtyard. The Rosewood Commons property was 90.1% occupied as of December 28, 2018.

Montgomery Court (117 Units, 16.1% of Units, 20.1% ALA). The Montgomery Court property is a 117-unit multifamily property located in Dublin, Ohio. The Montgomery Court property is situated on a 9.56-acre parcel and contains 158 surface parking spaces, resulting in a parking ratio of approximately 1.4 spaces per unit. The Montgomery Court property was built in 1985. The amenities at the Montgomery Court property include on-site management, 24/7 emergency maintenance, high-speed internet access, and a common laundry facility. The Montgomery Court property was 90.6% occupied as of December 28, 2018.

Countryside Manor (82 Units, 11.3% of Units, 14.7% ALA). The Countryside Manor property is an 82-unit multifamily property located in Douglasville, Georgia. The Countryside Manor property is situated on a 5.92-acre parcel and contains 129 surface parking spaces, resulting in a parking ratio of approximately 1.6 spaces per unit. The Countryside Manor property was built in 1984. The amenities at the Countryside Manor property include on-site management, a leasing center, 24/7 emergency maintenance, high-speed internet access, a common laundry facility, and a courtyard. The Countryside Manor property was 91.5% occupied as of December 28, 2018.

Willowood East (120 Units, 16.5% of Units, 11.2% ALA). The Willowood East property is a 120-unit multifamily property located in Indianapolis, Indiana. The Willowood East property is situated on a 9.84-acre parcel and contains 176 surface parking spaces, resulting in a parking ratio of approximately 1.5 spaces per unit. The Willowood East property was built in 1984. The amenities at the Willowood East property include on-site management, 24/7

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	FIGO Multifamily Portfolio III

emergency maintenance, high-speed internet access, a common laundry facility, and exterior lighting. The Willowood East property was 89.2% occupied as of December 28, 2018.

Meadowood (51 Units, 7.0% of Units, 8.9% ALA). The Meadowood property is a 51-unit multifamily property located in Franklin, Indiana. The Meadowood property is situated on a 3.19-acre parcel and contains 75 surface parking spaces, resulting in a parking ratio of approximately 1.5 spaces per unit. The Meadowood property was built in 1982. The amenities at the Meadowood property include on-site management, 24/7 emergency maintenance, high-speed internet access, a common laundry facility, and a courtyard. The Meadowood property was 94.1% occupied as of December 28, 2018.

The following table presents detailed information with respect to the unit mix of each of the FIGO Multifamily Portfolio III Properties.

Unit Mix
Property Name	# Units	Studio	1 BR/ 1BA	2 BR/ 1 BA	2 BR/ 2 BA
Ramblewood - Augusta	186	27	138	21	0
Rosewood Commons	172	36	119	8	9
Montgomery Court	117	23	81	5	8
Countryside Manor	82	8	58	12	4
Willowood East	120	25	79	11	5
Meadowood	51	6	35	8	2
Total	728	125	510	65	28

Source: Appraisals.

The Markets. The FIGO Multifamily Portfolio III Properties are located throughout Indiana (three properties totaling 343 units), Georgia (two properties totaling 268 units), and Ohio (one property totaling 117 units).

The following table presents detailed information with respect to each of the FIGO Multifamily Portfolio III Properties.

Submarket Overview
Property Name	Submarket	In-Place Vacancy	Submarket Vacancy	Appraisal Concluded Vacancy	UW Base Rent Per Unit	Appraisal Concluded Market Rent ($/Unit)
Ramblewood - Augusta	Augusta/Richmond	5.9%	7.6%	10.0%	$589	$620
Rosewood Commons	Eagle Creek	9.9%	4.9%	14.0%	$597	$600
Montgomery Court	Upper Arlington	9.4%	5.1%	8.0%	$723	$740
Countryside Manor	South Cobb County/Douglasville	8.5%	4.9%	5.0%	$755	$736
Willowood East	East Indianapolis	10.8%	6.0%	15.0%	$590	$651
Meadowood	Greenwood/Johnson County	5.9%	3.4%	5.0%	$688	$704
Wtd. Avg.(1)		8.5%	5.6%	9.8%	$651	$668

Source: Appraisals.

(1)	Wtd. Avg. are based on allocated loan amounts.

The following table presents demographic information with respect to each of the FIGO Multifamily Portfolio III Properties.

Demographics Overview
Property Name	Population 3-mile	Population 5-mile	Median Household Income 3-mile	Median Household Income 5-mile
Ramblewood - Augusta	47,541	126,966	$59,029	$49,822
Rosewood Commons	94,983	217,816	$43,362	$42,415
Montgomery Court	80,263	228,395	$94,479	$83,224
Countryside Manor	42,021	87,871	$53,377	$59,947
Willowood East	66,724	139,482	$38,398	$43,326
Meadowood	24,625	32,671	$55,215	$57,951
Wtd. Avg.(1)	63,001	152,970	$59,507	$56,524

Source: Appraisals.

(1)	Wtd. Avg. are based on allocated loan amounts.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	FIGO Multifamily Portfolio III

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the FIGO Multifamily Portfolio III Properties:

Cash Flow Analysis
	2016	2017	11/30/2018 TTM	UW	UW Per Unit
Gross Potential Rent	$5,076,720	$5,257,142	$5,398,884	$5,589,672	$7,678
Vacancy(1)	($566,589)	($625,010)	($611,694)	($763,404)	($1,049)
Collection Loss(1)	($185,150)	($177,637)	($189,984)	($207,060)	($284)
Concessions	($69,918)	($75,231)	($48,437)	($33,930)	($47)
Net Rental Income(1)	$4,255,063	$4,379,264	$4,548,769	$4,585,278	$6,298
Other Income(2)	$834,267	$844,850	$854,037	$891,088	$1,224
Effective Gross Income	$5,089,330	$5,224,114	$5,402,806	$5,476,366	$7,522
Total Operating Expenses	$2,330,275	$2,330,427	$2,344,990	$2,376,139	$3,264
Net Operating Income	$2,759,055	$2,893,687	$3,057,816	$3,100,227	$4,259
Capital Expenditures	$0	$0	$0	$193,474	$266
Net Cash Flow	$2,759,055	$2,893,687	$3,057,816	$2,906,753	$3,993

Occupancy %	89.0%	87.6%	91.5%(3)	86.3%(3)
NOI DSCR (IO)	1.60x	1.68x	1.78x	1.80x
NOI DSCR (P&I)	1.29x	1.35x	1.43x	1.45x
NCF DSCR (IO)	1.60x	1.68x	1.78x	1.69x
NCF DSCR (P&I)	1.29x	1.35x	1.43x	1.36x
NOI Debt Yield	8.6%	9.0%	9.5%	9.6%
NCF Debt Yield	8.6%	9.0%	9.5%	9.0%

(1)	UW Net Rental Income is based on T-6 collections, which results in an implied economic vacancy of 13.7% and collection loss of 3.7%. The appraiser concluded vacancy rate is 8.8% and the in-place physical vacancy is 8.5%.

(2)	Other Income is primarily comprised of utilities fees, rent premium fees, application fees, move-in fees, pet rent and late fees.

(3)	UW Occupancy % represents the implied economic vacancy based on T-6 collections. The FIGO Multifamily Portfolio III Properties were 91.5% occupied as of December 28, 2018. 11/30/2018 TTM Occupancy is based on the underwritten rent roll dated December 28, 2018.

Escrows and Reserves. The FIGO Multifamily Portfolio III Borrowers deposited at loan origination (i) $130,250 for tax reserves, (ii) $105,714 for insurance reserves, (iii) $413,207 for roof replacement reserves, which represents 100% of the estimated roof repairs during the term of the FIGO Multifamily III Mortgage Loan as determined by an engineering consultant, and (iv) $78,000 for deferred maintenance.

The FIGO Multifamily Portfolio III Borrowers are generally required to deposit monthly (i) 1/12 of the estimated annual property taxes (currently estimated to be $30,500), (ii) 1/12 of the estimated annual insurance premiums (currently estimated to be $13,214) and (iii) approximately $16,123 for capital expenditures.

Lockbox and Cash Management. The FIGO Multifamily Portfolio III Mortgage Loan is structured with a soft lockbox and springing cash management. During the continuance of a Cash Management Period (as defined below), all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and will be disbursed in accordance with the FIGO Multifamily Portfolio III Loan documents to pay taxes and insurance, debt service, reserves and operating expenses, among other things. During the continuance of a Cash Management Period, all excess cash flow will be required to be held as additional security for the FIGO Multifamily Portfolio III Mortgage Loan until the discontinuance of the Cash Management Period. If no Cash Management Period is continuing, all funds in the lockbox account will be disbursed to the FIGO Multifamily Portfolio III Borrowers.

A “Cash Management Period” means the period commencing upon (i) an event of default under the FIGO Multifamily Portfolio III Mortgage Loan or (ii) the debt service coverage ratio of the FIGO Multifamily Portfolio III Mortgage Loan being less than 1.10x after any calendar quarter and ending upon (a) with respect to clause (i), the lender accepting a cure of the event of default giving rise to such Cash Management Period (and no other event gives rise to any other Cash Management Period that is continuing) and (b) with respect to clause (ii), the debt service coverage ratio being at least 1.15x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Following the second anniversary of the closing date of the MSC 2019-L2 securitization transaction, the FIGO Multifamily Portfolio III Borrowers may obtain the release of one or more of the FIGO Multifamily Portfolio III Properties provided that among other conditions, (i) no event of default under the FIGO Multifamily Portfolio III Mortgage Loan is continuing, (ii) the FIGO Multifamily Portfolio III Borrowers partially defease the FIGO Multifamily Portfolio III Mortgage Loan in an amount  equal to 115% of the allocated loan amount for the applicable property or the properties to be released, (iii) the post-defeasance debt service coverage ratio based on the remaining individual properties is greater than 1.35x, (iv) the post-defeasance loan-to-value ratio based on the aggregate of the remaining individual property values is less than 70.0% and (v) satisfaction of customary REMIC requirements. Notwithstanding the foregoing, no Mortgaged Property (other than the Countryside Manor Mortgaged Property or the Willowood East Mortgaged Property) may be released prior to the release of the Countryside Manor Mortgaged Property and the Willowood East Mortgaged Property.

Terrorism Insurance. The loan documents provide that the “all risk” insurance policy required to be maintained by the FIGO Multifamily Portfolio III Borrowers include coverage for terrorism in an amount equal to the full replacement cost of the FIGO Multifamily Portfolio III Properties plus the loss of

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	FIGO Multifamily Portfolio III

rents and/or business income insurance required under the FIGO Multifamily Portfolio III Mortgage Loan documents for a period of 12 months; provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which covers “covered acts” as defined in TRIPRA. The terrorism insurance coverage is required to be maintained so long as the lender determines that either (a) prudent owners of real estate comparable to the FIGO Multifamily Portfolio III Properties are maintaining same or (b) prudent institutional lenders (including, without limitation, investment banks) to such owners are requiring that such owners maintain such insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

MSC 2019-L2	NTT - Quincy

Mortgage Loan No. 8 – NTT - Quincy

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	NTT - Quincy

Mortgage Loan No. 8 – NTT - Quincy

NTT - Quincy
525 D Street Northwest
Quincy, WA 98848
VANCOUVER
SEATTLE
PORTLAND
WASHINGTON
OREGON
BRITISH COLUMBIA
CANADA
U.S.
Pacific Ocean
Penticton
Princeton
Abbotsford
Nanaimo
Vancouver Island
Golden Ears Provincial Park
Mt. Seymour Provincial Park
Straight of Georgia
Bellingham
Mt. Baker
NORTH CASCADES NATL. PARK
PACIFIC RIM NATL. PARK
Saanich
Victoria
Anacortes
Mt. Vernon
Straight of Juan de Fuca
Puget Sound
Port Angeles
Marysville
Everett
OLYMPIC NATIONAL PARK
Mt. Olympus
OLYMPIC MTS.
Bremerton
Bellevue
CASCADE RANGE
Lake Chelan
COLVILLE INDIAN RESERVATION
SPOKANE INDIAN RESERVATION
Wenatchee
Quincy
Ephrata
QUINAULT INDIAN RESERVATION
Ocean Shores
Olympia
Tacoma
Aberdeen
Ellensburg
Moses Lake
MT. RAINIER NATIONAL PARK
Mount Rainier
Centralia
Yakima
Columbia River
MOUNT ST. HELENS NATL. VOLCANIC PARK
Mount St. Helens
YAKIMA INDIAN RESERVATION
Pasco
Richland
Kennewic
Walla Walla
Astoria
Longview
Vancouver
Columbia R.
The Dalles
Beaverton
Gresham
Mount Hood
McMinnville
Salem
WARM SPRINGS RESERVATION
Newport
Albany
Corvallis
Lebanon
Madras
Eugene
Bend
GRANT COUNTY
CyrusOne Data Center
Microsoft MWH Data Center
Microsoft Data Center
Yahoo Data Center
H5 Data Center
Vantage Data Center
Sabey Data Center
Quincy
AMTRAK
Quincy Municipal Airport
Road 11 NW
Road 9 NW
Road 8 NW
Road 10.5 NW
F Street SW
Martin Rd NW
To 90
Seattle 150 miles

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	NTT - Quincy

Mortgage Loan No. 8 – NTT - Quincy

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Single Asset
Original Balance:	$31,000,000			Location:	Quincy, WA 98848
Cut-off Date Balance:	$31,000,000			General Property Type:	Office
% of Initial Pool Balance:	3.3%			Detailed Property Type:	Data Center
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Richard Magnuson			Year Built/Renovated:	2011, 2012/N/A
Mortgage Rate:	4.8000%			Size:	206,688 SF
Note Date:	12/27/2018			Cut-off Date Balance per SF:	$150
First Payment Date:	2/6/2019			Maturity Date Balance per SF:	$150
Maturity Date:	1/6/2029			Property Manager:	GI Property Manager LP
Original Term to Maturity:	120 months				(borrower-related)
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$3,546,214
Seasoning:	2 months			UW NOI Debt Yield:	11.4%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield at Maturity:	11.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	2.33x
Additional Debt Type:	N/A			Most Recent NOI(2):	N/A
Additional Debt Balance:	N/A			2nd Most Recent NOI(2):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(2):	N/A
Reserves(1)				Most Recent Occupancy:	100.0% (3/6/2019)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(2):	N/A
RE Tax:	$333,333	$83,333	N/A	3rd Most Recent Occupancy(2):	N/A
Insurance:	$4,554	$2,277	N/A	Appraised Value (as of)(3)(4):	$60,500,000 (12/3/2018)
Recurring Replacements:	$0	$2,584	N/A	Cut-off Date LTV Ratio(3):	51.2%
Lease Sweep:	$0	Springing	N/A	Maturity Date LTV Ratio(3):	51.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$31,000,000	60.9%	Purchase Price(5):	$50,000,000	98.2%
Borrower Equity:	$19,901,854	39.1%	Closing Costs:	$563,967	1.1%
			Reserves:	$337,887	0.7%
Total Sources:	$50,901,854	100.0%	Total Uses:	$50,901,854	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Prior to acquisition, the NTT - Quincy Property (as defined below) was owner-occupied by NTT Data Services. Historical operating statements are not available.

(3)	The appraised value includes $2.5 million for excess land at the NTT – Quincy Property. Such land may be released without consideration. See “Partial Release” below. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratios excluding the value of the excess land are both 53.4%.

(4)	The appraisal concluded to a replacement cost for a Powered Shell (as defined below) facility of approximately $45.5 million inclusive of approximately $4.94 million in land value and a dark value of $30.5 million.

(5)	The acquisition reportedly was an off-market transaction where the sponsor purchased the NTT - Quincy Property (as defined below) directly from the seller and the sale was not widely marketed.

The Mortgage Loan. The eighth largest mortgage loan (the “NTT - Quincy Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $31,000,000 and secured by a first priority fee mortgage encumbering a data center property located in Quincy, Washington (the “NTT - Quincy Property”). Proceeds of the NTT - Quincy Mortgage Loan, along with approximately $19.9 million of borrower equity, were used to acquire the NTT - Quincy Property for $50.0 million, pay closing costs and fund reserves.

The Borrower and the Sponsor. The borrower is GI TARE Quincy LLC (the “NTT - Quincy Borrower”), a single-purpose Delaware limited liability company, with one independent director in its organizational structure.

The sponsor is Richard Magnuson and the nonrecourse carve-out guarantor is GI Manager L.P. Richard Magnuson founded GI Partners, an affiliate of GI Manager L.P., in 2001. GI Partners is a private investment firm based in San Francisco, California. The firm currently manages over $16.0 billion in capital commitments through private equity and real estate strategies for institutional investors, including state and sovereign pension funds in North America, Europe, Australia, Asia and the Middle East.

The Property. The NTT - Quincy Property is a Powered Shell (as defined below) data center facility located on an 82.33-acre parcel at 525 D Street Northwest in Quincy, Grant County, Washington. Quincy is in the western region of Grant County, approximately 120 miles from downtown Seattle. According to the appraisal, data center operators are attracted to the Pacific Northwest region of the United States for clean/reliable energy, tax incentives, and subsea connectivity. Central Washington appeals to operators seeking low costs of raw land, seismic stability, tax incentives and

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	NTT - Quincy

inexpensive power. Large tech companies with operations in Quincy, Washington include Microsoft, Oath (formerly Yahoo!), Vantage Data Centers, and H5 Data Centers (formerly Intuit). Electricity rates in Quincy generally range from $0.03 to $0.04 per Kilowatt-hour (“kWh”), which is approximately over 50% less than the cost of electricity in Seattle and California. The Grant County Public Utility District owns and operates two large hydro-electric dams, Priest Rapids and Wanapum Dam, with 20 generating units along the Columbia River to produce an estimated 1,050 megawatts (“MW”) of renewable energy. Given the limited amount of power generated by the dams and customers’ request for electricity, the Grant County Public Utility District developed two new electrical substations (Plains and Cloudview) in 2017 in Port of Quincy. The electrical contract for the NTT - Quincy Property is between the sole tenant and the utility district and renews automatically each year so long as power is being drawn and the utility bills are paid, and is assignable with the consent of the utility district, not to be unreasonably withheld.

The NTT - Quincy Property includes three buildings originally developed in 2011 and 2012 totaling 206,688 SF. The primary data center building is a two-story facility totaling 180,450 SF and featuring 58,234 SF of 48” raised floor space, 43,986 SF of which is operational space and 14,248 SF of which is support space. According to the appraisal, data centers are divided into four tiers, based on the load capacity and redundancy of the facilities. Tier I is the lowest while Tier IV is the highest in terms of redundancy and resiliency. The NTT - Quincy Property is a Tier III data center and is designed to provide 99.982% of uptime, or no more than 1.6 hours of downtime per year. In addition, according to the appraisal, the NTT - Quincy Property is designed at a 2N (fully redundant, dual independent systems mirrored at capacity) electrical configuration, which is considered above industry standards.

As of March 6, 2019, the NTT - Quincy Property is 100.0% leased by NTT Data Services (“NTT US”). NTT US purchased the NTT - Quincy Property, including the infrastructure and equipment, from Dell in November 2016 as part of the larger acquisition of Dell Services. The NTT - Quincy Property was a part of a sale lease back transaction in which NTT US sold the NTT - Quincy Property to the NTT - Quincy Borrower while maintaining ownership of the infrastructure and equipment (“Powered Shell”).

Major Tenant. NTT US (206,688 SF, 100.0% of NRA, 100.0% of underwritten base rent). NTT US is headquartered in Plano, Texas and employs more than 50,000 employees around the world to provide enterprise IT services. NTT US is the IT Services division of NTT Data, Inc., the U.S. operations of NTT Data Corporation (“NTT Japan”), based in Japan and a global IT services provider with more than 118,000 employees in more than 50 countries. NTT US was formerly Dell Services, and was acquired by NTT Data, Inc. in 2016. NTT Japan is publicly traded on the Tokyo Stock Exchange under the ticker 9613 and is approximately 54% owned by Nippon Telegraph and Telephone. NTT Japan is rated AA+ by the Japan Credit Rating Agency.

NTT US executed a 15-year, absolute triple-net lease with initial annual rent of $18.39 PSF and rent escalations of approximately 1.6% per year. The lease has an expiration date of December 31, 2033 with no termination options available. The lease is fully guaranteed by NTT Data, Inc. (the “Lease Guarantor”). The NTT – Quincy Mortgage Loan is structured with a Specific Tenant (as defined below) cash flow sweep that is triggered under certain conditions, including the credit rating of NTT Japan falling below investment grade.

The following table presents certain information relating to the lease at the NTT - Quincy Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent(3)	Annual UW Base Rent PSF(3)	% of Total Annual UW Base Rent	Lease Expiration

NTT US	NR/NR/NR	206,688	100.0%	$3,859,415	$18.67	100.0%	12/31/2033
Subtotal/Wtd. Avg.		206,688	100.0%	$3,859,415	$18.67	100.0%

Vacant Space		0	0.0%	$0	$0.00	0.0%
Total/Wtd. Avg.		206,688	100.0%	$3,859,415	$18.67	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	NTT Japan, the parent company of NTT Data, Inc. (Lease Guarantor) is rated AA+ by the Japan Credit Rating Agency.

(3)	Includes $59,415 in contractual rent steps through January 2020.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	NTT - Quincy

The following table presents certain information relating to the lease rollover schedule at the NTT - Quincy Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling(2)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling(2)	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030 & Beyond	1	206,688	$18.67	100.0%	100.0%	$3,859,415	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	206,688	$18.67	100.0%		$3,859,415	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Includes $59,415 in contractual rent steps through January 2020.

The Market. The NTT - Quincy Property is located in Quincy, Washington. Quincy is a mature suburban city that grew with data center development in 2005 after the town built a fiber optic network to connect the local area with the west coast across the Cascades. Central Washington provides energy from hydro-powered power plants located at the Columbia River. According to the appraisal, this region also benefits from connectivity to Asia and can host virtual infrastructure for overseas users. In addition, the state of Washington extends tax credits to companies looking to build in Central Washington. Developers who have acquired large parcels for ground-up data center development include Microsoft with approximately 204 acres, followed by Dell/NTT Data with 80+ acres (i.e. the NTT-Quincy Property), Vantage with 68 acres, Oath (formerly Yahoo!) with 66 acres, H5 Data Centers (formerly Intuit) with 63 acres, and Sabey Data Centers with 27.3 acres. According to the appraisal, Quincy currently has an estimated 1.9 million SF of data center space including approximately 720,000 SF proposed and under development by CyrusOne, a real estate investment trust that invests in carrier-neutral data centers and provides colocation and peering services.

The appraiser identified 15 rental comparables with rents ranging from $8.50 to $33.00 PSF, triple net, with an average of $21.42 PSF. Four of the comparable leases are located within the NTT - Quincy Property’s Pacific Northwestern market area and exhibited rental rates from $21.00 to $24.84 PSF with an average of $23.55 PSF. The appraisal concluded to a market rent of $21.00 PSF for the NTT - Quincy Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	NTT - Quincy

The following table presents recent leasing data at competitive data center facilities with respect to the NTT - Quincy Property:

Competitive Property Summary
Property Name/Location	Year Built / Renovated	NRA (SF)	Asking Rent PSF/ Lease Type	Lease Term (months)	Lease Execution Date
NTT - Quincy Property 525 D Street Northwest Quincy, WA	2011, 2012/N/A	206,688(1)	$18.67 / NNN(1)	180(1)	4Q 2018
Confidential Major Market	NAV	145,000	$22.50 / NNN	180	3Q 2018
Confidential Major Market	NAV	85,000	$22.65 / NNN	174	2Q 2018
Confidential Major Market	NAV	70,000	$33.00 / NNN	180	2Q 2018
Confidential Secondary Market	NAV	19,000	$24.36 / NNN	180	3Q 2017
Confidential Major Market	NAV	130,000	$22.36 / NNN	120	3Q 2017
Confidential Secondary Market	NAV	53,000	$17.00 / NNN	72	2Q 2017
Confidential Major Market	NAV	23,000	$24.84 / NNN	120	1Q 2017
Confidential Major Market	NAV	116,000	$24.00 / NNN	120	1Q 2017
Confidential Major Market	NAV	104,000	$19.56 / NNN	180	4Q 2015
Confidential Major Market	NAV	88,000	$21.00 / NNN	120	3Q 2015
Confidential Secondary Market	NAV	240,000	$8.50 / NNN	144	3Q 2015
Confidential Secondary Market	NAV	282,000	$15.00 / NNN	144	3Q 2015
Confidential Major Market	NAV	165,000	$25.56 / NNN	120	3Q 2014
Confidential Secondary Market	NAV	168,000	$21.96 / NNN	252	2Q 2014
Confidential Major Market	NAV	215,000	$18.96 / NNN	252	1Q 2013

Source: Appraisal.

(1)	Based on the underwritten rent roll and includes approximately $0.29 PSF in contractual rent steps through January 2020.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	NTT - Quincy

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the NTT - Quincy Property:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Rent(2)	$3,859,415	$18.67
Total Recoveries	$1,056,242	$5.11
Less Vacancy & Credit Loss	($245,783)	($1.19)
Effective Gross Income	$4,669,874	$22.59
Total Operating Expenses	$1,123,660	$5.44
Net Operating Income	$3,546,214	$17.16
Capital Expenditures	$31,003	$0.15
TI/LC	$0	$0.00
Net Cash Flow	$3,515,211	$17.01

Occupancy %(3)	95.0%
NOI DSCR	2.35x
NCF DSCR	2.33x
NOI Debt Yield	11.4%
NCF Debt Yield	11.3%

(1)	Prior to acquisition, the NTT - Quincy Property was owner-occupied by NTT US. As a result, historical operating statements are not available.

(2)	Includes $59,415 in contractual rent steps through January 2020.

(3)	Underwritten vacancy is 5%. The NTT - Quincy Property is 100% occupied by NTT US.

Escrows and Reserves. At origination, the NTT - Quincy Borrower deposited $333,333 into a tax escrow and $4,554 into an insurance escrow. On a monthly basis, the NTT - Quincy Borrower is required to deposit $83,333 for taxes, $2,277 for insurance premiums and $2,584 for capital expenditures. During a Specified Tenant Sweep Period (as defined below), excess funds are required to be deposited into a lease sweep reserve subject to a cap of $8.5 million (except as described below under “Lockbox and Cash Management”).

Lockbox and Cash Management. The NTT - Quincy Mortgage Loan is structured with a hard lockbox and springing cash management. Provided no Cash Sweep Period (as defined below) is in effect, all funds in the lockbox account are required to be transferred to an account controlled by the NTT - Quincy Borrower. Upon the occurrence and during the continuance of a Cash Sweep Period (as defined below), all funds are required to be deposited into an account controlled by the lender and applied on each monthly payment date, provided no event of default is continuing under the NTT - Quincy Mortgage Loan documents, (i) to make deposits into the tax and insurance escrows as described above under “Escrows and Reserves”, (ii) to pay for monthly operating expenses in accordance with the annual budget approved by the lender, and to pay for approved additional operating expenses approved by the lender, (iii) to pay debt service, and (iv) to pay any remainder, (a) during the continuance of a Cash Sweep Period continuing solely as a result of a Specified Tenant Sweep Period, into a lease sweep reserve as described above under “Escrows and Reserves” and (b) otherwise, into a cash collateral reserve to be held as additional security for the NTT - Quincy Mortgage Loan during the continuance of such Cash Sweep Period.

A “Cash Sweep Period” will commence upon (i) an event of default, (ii) as of the end of any fiscal quarter, the debt service coverage ratio being less than 1.45x (on an interest-only basis) or (iii) the commencement of a Specified Tenant Sweep Period. A Cash Sweep Period will expire upon (a) with respect to clause (i) above, the cure or waiver (if applicable) of such event of default, (b) with respect to clause (ii) above, the debt service coverage ratio is equal to or exceeds 1.45x, and (c) with respect to clause (iii) above, the expiration of all Specified Tenant Sweep Periods.

A “Specified Tenant Sweep Period” will commence upon any of the following: (i) the Specified Tenant (as defined below) fails to renew its lease for a term of at least five years as of the earlier of the date that is nine months prior to lease expiration or the date required under the related lease, (ii) the Specified Tenant vacates, abandons, goes dark or ceases operations at all or substantially all of the space leased under its lease or gives notice of its intention to undertake any of the foregoing, (iii) the Specified Tenant surrenders, cancels, or terminates its lease, (iv) the Specified Tenant defaults on its lease beyond any applicable notice and cure or grace period, (v) the Lease Guarantor of the Specified Tenant files or is subject to a bankruptcy or, if no Lease Guarantor exists, the Specified Tenant is subject to the foregoing, or (vi) the Lease Guarantor of the Specified Tenant, or if no Lease Guarantor exists, such Specified Tenant, fails to maintain the Specified Tenant Rating Requirements (as defined below). The cash sweep is subject to a cap of $8.5 million. The cap on the cash sweep only applies to a Specified Tenant Sweep Period, and does not apply to cash swept during any other Cash Sweep Period. The foregoing cap will not apply during the last two years of the loan term if the Specified Tenant vacates, abandons, goes dark or ceases operations at all or substantially all of the space leased under its lease. A Specified Tenant Sweep Period will expire upon, (a) with respect to clause (i) above, such Specified Tenant has extended or renewed its lease for its entire space for a term of at least five years with no outstanding borrower obligations (unless sufficient Lease Sweep Reserve Funds are on deposit to cover such expenses) and such tenant is in occupancy, open for business and paying full, unabated rent, (b) with respect to clause (ii) above, the applicable Specified Tenant resumes business operations at substantially all of its leased space, (c) with respect to clause (iv) above, any related default is cured and no additional default under the related lease has occurred for a period of 3 consecutive months, (d) with respect to clause (v) above, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its applicable lease, (e) with respect to clause (vi) above, such Specified Tenant (or the related Lease Guarantor) regains the Specified Tenant Rating Requirements or the entire related space (or a substantial portion) is leased to one or more reasonably acceptable replacement tenants which are in occupancy, open for business and paying full, unabated rent or (f) with respect to any Specified Tenant Sweep Period that is not cured pursuant to the foregoing, the entire space (or a substantial portion) of the related Specified Tenant space is leased to one or more reasonably acceptable replacement tenants, which replacement tenant(s) are in occupancy, open for business and paying full, unabated rent.

A “Specified Tenant” means NTT US or any tenant under a lease at the NTT - Quincy Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	NTT - Quincy

“Specified Tenant Rating Requirements” means the Specified Tenant (or its Lease Guarantor) is required to maintain a long-term unsecured debt rating of at least “BBB-” by S&P, if rated by S&P, and Baa3 by Moody’s, if rated by Moody’s. However, so long as the Lease Guarantor is wholly-owned by NTT Japan, the existing sole tenant and its current Lease Guarantor may rely on the credit rating of NTT Japan to satisfy the Specified Tenant Rating Requirements and such credit rating is required to be an equivalent investment-grade rating as determined by the Japan Credit Rating Agency as those set forth above. To the extent all or a portion of the existing Lease Guarantor is sold or otherwise transferred by NTT Japan, then the subsequent sole tenant, its Lease Guarantor or the entirety of the owners of its Lease Guarantor would be required to meet the Specified Tenant Rating Requirements.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not Permitted.

Release of Property. The NTT - Quincy Borrower is permitted to obtain a partial release of certain vacant parcels of unimproved land (the “NTT - Quincy Release Parcel”), which represent $2,500,000 of the appraised value of the NTT - Quincy Property, without payment of a release price, in connection with the exercise of its certain rights to withdraw the NTT- Quincy Release Parcel from the related lease with NTT US subject to, among other things (i) no event of default has occurred and is continuing, (ii) no Cash Sweep Period exists, (iii) after giving effect to the release, the loan-to-value ratio is not greater than 65.0%, (iv) following the release, the remaining parcel is in compliance with all applicable legal requirements, (v) the exact dimensions or legal description attributable to the NTT - Quincy Release Parcel is subject to the prior written consent of the lender, not to be unreasonably withheld, conditioned or delayed, and (vi) satisfaction of customary REMIC requirements.

Terrorism Insurance. The NTT - Quincy Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic, in an amount equal to the full replacement cost of the NTT - Quincy Property and business interruption insurance of at least 18 months, provided that such coverage is available at a cost which does not exceed the Terrorism Premium Cap. “Terrorism Premium Cap” means an amount equal to two times the amount of the then current property casualty insurance premium that is payable in respect of the NTT - Quincy Property and business interruption/rental loss insurance required under the NTT – Quincy Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental insurance) obtained as of the date the applicable new terrorism insurance is being obtained. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Lincoln Commons

Mortgage Loan No. 9 – Lincoln Commons

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Lincoln Commons

Mortgage Loan No. 9 – Lincoln Commons

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Lincoln Commons

Mortgage Loan No. 9 – Lincoln Commons

Downtown Denver 13 miles
DENVER
AURORA
Cherry Hills Village
Glenmoor Country Club
Village Greens Park
Cherry Creek Res.
Belleview Ave
DENVER TECH CENTER
Marina Square
Belleview Square
Greenwood Village
The Landmark
Belleview Promenade
Farnsworth Group
First Data
Cigna Health Care
Orchard Rd
CO. State Univ. Global Campus
Fiddler's Green Amphitheatre
Greenwood Plaza
Arapahoe Marketplace
ARAPAHOE AT VILLAGE CENTER
Columbia College Denver
ARAPAHOE COUNTY
Park Villas
Cherry Creek State Park
Pioneer Hills Shopping Ctr.
E. Orchard Rd
Smoky Hill Rd
S. Buckley Rd
Cherry Creek
Algonquin Acres
Valley Country Club
Arapahoe Crossing
Arapahoe Rd
E. Arapahoe Rd
Cornerstar
S. Jordan Rd
S. Parker Rd
S. Havana St
Peoria St
S. Peoria St
Cherry Knolls
Willow Spring Open Space
Centennial
Foxfield
Dry Creek Rd
DRY CREEK
Denver Broncos Training Facility
E. Broncos Pkwy
Dove Valley
Colorado Blvd
Holly St
Quebec St
South Suburban Golf Course
Willow Creek Shopping Center
Quebec Village Shopping Ctr.
Centennial Promenade
Inverness Golf Course
Centennial Airport
IHS Energy
Rocky Vista Univ. College of Osteopathic Medicine
Cottonwood
Park Meadows
COUNTY LINE
Highlands Ranch Golf Club
Northridge
Highlands Ranch
Univ. of CO Hospital
Lone Tree
Liberty Media Corporation
E-470 Toll Road
Denver Int'l. Airport 27 miles
Grand View Estates
TTEC
CH2M Hill
LINCOLN
Meridian
Meridian Golf Club
Keysight Technologies
Arapahoe Comm. College Parker
The Crossings at Stonegate
Highlands Ranch Marketplace
S. University Blvd
Village Center Highlands Ranch
Highland Heritage Park
S. Yosemite St
Heritage Hills Shopping Center
Lincoln Ave
Southridge
Stonegate
Lincoln Commons
9992-10018 Commons Street
Lone Tree, CO 80124
Sky Ridge Medical Ctr.
S. Peoria St
Chambers Rd
Jordan Rd
Shops at Highland Walk
MacArthur Ranch Rd
S. Quebec St
Schweiger Ranch Historic Landmark
Ridgegate Pkwy
Parker
Daniels Park Rd
Monarch Blvd
DOUGLAS COUNTY
Daniels Park
Beverly Hills
The Ridge at Castle Pines North
Castle Pines Pkwy
Castle Pines
Colorado Springs 48 miles
Loveland
Greeley
Longmont
Boulder
Broomfield
Westminster
Arvada
DENVER
AURORA
Lakewood
Evergreen
Parker
Castle Rock
Kiowa
Strasburg
COLORADO SPRINGS

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Lincoln Commons

Mortgage Loan No. 9 – Lincoln Commons

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	SMC			Single Asset/Portfolio:	Single Asset
Original Balance:	$30,000,000			Location:	Lone Tree, CO 80124
Cut-off Date Balance:	$30,000,000			General Property Type:	Mixed Use
% of Initial Pool Balance:	3.2%			Detailed Property Type:	Retail & Office
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	E. Stanley Kroenke			Year Built/Renovated:	2006-2018/N/A
Mortgage Rate:	5.1240%			Size:	105,527 SF
Note Date:	2/7/2019			Cut-off Date Balance PSF:	$284
First Payment Date:	4/6/2019			Maturity Date Balance PSF:	$284
Maturity Date:	3/6/2029			Property Manager:	TKG Management, Inc.
Original Term to Maturity:	120 months				(borrower related)
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$2,437,635
Seasoning:	0 months			UW NOI Debt Yield:	8.1%
Prepayment Provisions:	LO (12); YM1 (104); O (4)			UW NOI Debt Yield at Maturity:	8.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.51x
Additional Debt Type:	N/A			Most Recent NOI(2):	$1,856,699 (11/30/2018 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI(2):	$1,792,968 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(2):	$1,694,991 (12/31/2016)
Reserves(1)				Most Recent Occupancy(3):	84.1% (1/11/2019)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	71.7% (12/31/2017)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(3):	91.3% (12/31/2016)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$49,000,000 (10/30/2018)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio:	61.2%
TI/LC:	$0	Springing	$422,108	Maturity Date LTV Ratio:	61.2%
Other Reserve:	$0	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$30,000,000	90.2%	Loan Payoff:	$32,958,726	99.1%
Borrower Equity:	$3,251,142	9.8%	Closing Costs:	$292,415	0.9%

Total Sources:	$33,251,142	100.0%	Total Uses:	$33,251,142	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The sponsor purchased a portion of the Lincoln Commons Property (as defined below) in December 2014 and developed the remaining portion of the Lincoln Commons Property between 2015 and 2018. As such, historical NOI has increased as space at the Lincoln Commons Property has been completed, leased and delivered to tenants. See “The Property” below for further discussion of the development of the Lincoln Commons Property.

(3)	The Lincoln Commons Property was developed in phases between 2006 and 2018. As such, 3rd Most Recent Occupancy, 2nd Most Recent Occupancy and Most Recent Occupancy are calculated using total square footage of 78,626 SF, 98,244 SF and 105,527 SF, respectively.

The Mortgage Loan. The ninth largest mortgage loan (the “Lincoln Commons Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $30,000,000, secured by a first priority fee mortgage encumbering a 105,527 SF mixed use property known as Lincoln Commons (the “Lincoln Commons Property”) located in Lone Tree, Colorado. The proceeds of the Lincoln Commons Mortgage Loan, along with approximately $3.3 million of borrower equity, were primarily used to refinance a previous loan of approximately $33.0 million and pay closing costs.

The Borrower and the Sponsor. The borrower is TKG Lincoln Commons PERM, L.L.C. (the “Lincoln Commons Borrower”), a single-purpose Delaware limited liability company with one independent director. The borrower sponsor and non-recourse carveout guarantor of the Lincoln Commons Mortgage Loan is E. Stanley Kroenke. Mr. Kroenke is an American business entrepreneur. He is the owner of Kroenke Sports & Entertainment, LLC, which includes the Denver Nuggets of the NBA, Colorado Avalanche of the NHL, Colorado Rapids of the MLS, Colorado Mammoth of the National Lacrosse League and the Los Angeles Rams of the NFL. Mr. Kroenke is also the largest shareholder of English football club Arsenal. Mr. Kroenke founded The Kroenke Group in 1983, a real estate development firm that has built shopping centers and apartment buildings.

The Property. The Lincoln Commons Property is located in Lone Tree, Colorado and is shadow anchored by a Super Target. The sponsor acquired a portion of the Lincoln Commons Property in December 2014, and developed the other portion of the Lincoln Commons Property between 2015 and 2018. In the aggregate, the sponsor has a total cost basis of approximately $41.2 million. The grocer tenant, Sprouts, has been in occupancy since 2010. Sprouts’ location at the Lincoln Commons Property serves the southeastern portion of metropolitan Denver where many suburbs are located. The Lincoln Commons Property comprises a total of 105,527 SF. The tenants at the Lincoln Commons Property consist of national retailers such as Sprouts, Qdoba Mexican Grill, Snooze, an A.M. Eatery, AT&T, and Sprint, in addition to local tenants. Most recently, two new buildings were built between 2017 and 2018, which now have the following tenants in them: Newk’s Eatery, Financial Engines, Sushi-Rama, Elements Massage, Frenchie’s Nails and La

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Lincoln Commons

Popular - Mexican Restaurant. In the aggregate, these recent leases account for approximately 16.1% of net rentable area and 22.5% of in place base rent.

Construction Summary
Year Constructed	Net Rentable Area (SF)	Tenants
2006	23,701	Shop space
2010	48,877	Sprouts and 24,633 SF of shop space
2015	6,015	Shop space
2016(1)	0	Starbucks drive-through
2017	19,618	Shop and office space
2018	7,316	Shop space
Total	105,527

(1)	Ground leased pad.

The Lincoln Commons Property is located on approximately 11.5 acres at the southeast corner of Lincoln Avenue and Commons Street just west of I-25. I-25 is a north/south thoroughfare that provides access to downtown Denver, Colorado to the north and Colorado Springs to the south. The Lincoln Commons Property is located in Lone Tree, Colorado. Lone Tree is located approximately 15 miles south of downtown Denver. Lone Tree’s main hospital, Sky Ridge Medical Center, recently underwent an expansion and serves as a major local employer. The retail portion of the Lincoln Commons Property represents approximately 83.7% of NRA and 87.4% of the underwritten gross potential rent, and the office portion represents 16.3% of NRA and 12.6% of the underwritten gross potential rent.

Major Tenant.

Sprouts (24,244 SF, 23.0% of NRA, 17.0% of underwritten base rent). Sprouts is an American supermarket chain headquartered in Phoenix, Arizona. The stores are full-service and emphasize including fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, natural body care and household items. Sprouts aims to sell products that are minimally processed and free of artificial flavors, colors, and preservatives. Sprouts was founded in 2002. Sprouts’ lease has an expiration date of September 30, 2025, with four five-year lease renewal options. Sprouts’ sales PSF for 2015, 2016, 2017 and the trailing 12 months ending September 2018 were approximately $460, $521, $534 and $535, respectively.

The following table presents a summary regarding major tenants at the Lincoln Commons Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent(2)	Annual UW Rent PSF	% of Total Annual UW Rent	Sales (PSF)	Occ. Cost	Lease Expiration
Major Tenants
Sprouts(3)	NR/NR/NR	24,244	23.0%	$457,484	$18.87	17.0%	$535	5.4%	9/30/2025
Newk’s Eatery(4)	NR/NR/NR	5,395	5.1%	$205,010	$38.00	7.6%	NAV	NAV	8/31/2027
Wellhaven Pethealth(5)	NR/NR/NR	4,963	4.7%	$129,038	$26.00	4.8%	NAV	NAV	8/31/2028
Runner’s Roost(6)	NR/NR/NR	4,920	4.7%	$160,392	$32.60	6.0%	$267	16.3%	7/31/2023
La Popular - Mexican Restaurant(7)	NR/NR/NR	4,500	4.3%	$146,250	$32.50	5.4%	NAV	NAV	2/28/2029
Subtotal/Wtd. Avg.		44,022	41.7%	$1,098,174	$24.95	40.9%

Other Tenants		44,695	42.4%	$1,586,706	$35.50	59.1%
Vacant Space		16,810	15.9%	$0	$0.00	0.0%
Total/Wtd. Avg.(8)		105,527	100.0%	$2,684,880	$30.26	100.0%

(1)	Information is based on the underwritten rent roll dated January 11, 2019.

(2)	Annual UW Rent includes contractual rent steps equal to $15,891 through September 2019.

(3)	Sprouts has four five-year lease renewal options. Sales (PSF) and Occupancy Cost are calculated based on sales for the trailing 12 months ending September 2018.

(4)	Newk’s Eatery has two five-year lease renewal options.

(5)	Wellhaven Petheath has two five-year lease renewal options.

(6)	Sales (PSF) and Occupancy Cost are calculated based on sales for the trailing 12 months ending August 2018.

(7)	La Popular - Mexican Restaurant began buildout of its space in October 2018, is expected to begin paying rent and open for business in March 2019. Following the expiration of the 24th month of the tenant being open for business, the tenant will have an ongoing right to terminate the lease if tenant’s gross sales for the prior 12-month period are less than $1.4 million. The tenant must give notice no later than 30 days after the end of any such full lease year (which will be following the expiration of the 24th, 36th, 48th and 60th full months and proceeding in annual increments thereafter). La Popular - Mexican Restaurant has two five-year renewal options.

(8)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Lincoln Commons

The following table presents certain information relating to the lease rollover schedule at the Lincoln Commons Property:

	Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	2	4,572	$22.33	4.3%	4.3%	$102,077	3.8%	3.8%
2020	4	8,222	$33.49	7.8%	12.1%	$275,314	10.3%	14.1%
2021	2	3,746	$31.41	3.5%	15.7%	$117,669	4.4%	18.4%
2022	1	1,223	$34.67	1.2%	16.8%	$42,401	1.6%	20.0%
2023	7	15,650	$33.66	14.8%	31.7%	$526,749	19.6%	39.6%
2024	1	1,413	$38.00	1.3%	33.0%	$53,694	2.0%	41.6%
2025	3	30,259	$22.56	28.7%	61.7%	$682,554	25.4%	67.1%
2026	1	2,874	$30.00	2.7%	64.4%	$86,220	3.2%	70.3%
2027	1	5,395	$38.00	5.1%	69.5%	$205,010	7.6%	77.9%
2028	3	10,863	$29.64	10.3%	79.8%	$321,942	12.0%	89.9%
2029	1	4,500	$32.50	4.3%	84.1%	$146,250	5.4%	95.3%
2030 & Beyond(4)	1	0	NAP	0.0%	84.1%	$125,000	4.7%	100.0%
Vacant	0	16,810	$0.00	15.9%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(5)	27	105,527	$30.26	100.0%		$2,684,880	100.0%

(1)	Information is based on the underwritten rent roll dated January 11, 2019.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Total UW Rent Rolling includes contractual rent steps equal to $15,891 through September 2019.

(4)	Includes Starbucks ground leased pad.

(5)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Lincoln Commons Property is located within the Metropolitan Denver retail market and specifically in the South submarket. According to the appraisal, as of the third quarter of 2018, the Metropolitan Denver retail market reported approximately 201.6 million SF of supply, a vacancy rate of 4.6% and quoted rents of $18.59 PSF. According to the appraisal, as of the third quarter of 2018, the South retail submarket reported approximately 18.0 million SF of supply, a vacancy rate of 4.4% and quoted rents of $20.80 PSF. The appraisal concluded a market rent of $19.00 PSF for anchor space, $27.00 for shop space, $20.04 for interior space facing the Target and $18.00 for office space at the Lincoln Commons Property.

The Lincoln Commons Property is located within the RidgeGate master-planned community. RidgeGate comprises approximately 3,500 acres straddling both the west and east sides of I-25 south of Lincoln Avenue. An updated development plan describes RidgeGate as an urban, mixed-use environment that will offer a variety of residential, employment, shopping and dining options. RidgeGate is home to the Sky Ridge Medical Center, Charles Schwab Campus, Lone Tree Recreation Center and residential neighborhoods. RidgeGate is also expected to be home to the future Lone Tree City Center, a downtown area with varying districts and open spaces, just south of Lincoln Avenue and east of I-25. Ultimately, RidgeGate is expected to include 15 million SF of office, retail, and hospital/medical space, 10,000 homes, and more than 1,000 acres of parks, trails and natural habitat.

Charles Schwab operates a financial campus adjacent to the Lincoln Commons Property. The Lincoln Commons Property is connected via a pedestrian walkway. Charles Schwab constructed the 650,000 SF campus in 2014, which currently houses approximately 4,500 employees. The new campus allowed Charles Schwab to consolidate the majority of its Colorado operations in one facility. The newly constructed campus occupies approximately 47 acres.

Additional demand drivers include Park Meadows, Sky Ridge Medical Center and the Lone Tree Arts Center (“LTAC”). Park Meadows, a 99.4% leased super regional shopping center, is located approximately one mile north of the Lincoln Commons Property. Notable retail tenants include Apple and Tesla. Sky Ridge Medical Center has 284 beds and employs approximately 2,000 employees amounting to approximately 10,000 trips in/out daily. The LTAC is located adjacent to the Lincoln Commons Property. LTAC was built in 2011 and seats 484 people in its main stage theater. LTAC draws approximately 50,000 annual visitors. Also, the Regional Transportation District of Denver approved a 2.3 mile extension of the Southeast Rail Line, which will bring three new light rail stations to Lone Tree, one of which will be located less than one-half mile east of the Lincoln Commons Property. Construction began in 2016 and is expected to finish in mid-2019.

According to the appraisal, the estimated 2019 population within one-, two- and three-miles radius of the Lincoln Commons Property is 11,420, 31,713 and 65,753, respectively. According to the appraisal, the estimated 2019 median household income within one-, two- and three-miles radius of the Lincoln Commons Property is $121,575, $113,967 and $113,746, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Lincoln Commons

The following table presents lease comparables with respect to the Lincoln Commons Property as identified in the appraisal:

Comparable Lease Summary
Property Name/Location	Year Built	Occupancy	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF
Anchor:
Crossing at Sahuarita 18755 South Nogales Highway Sahuarita, AZ	2018	96%	Sprouts	29,748	Feb-17	10	$12.96
South Meadows Promenade 587 South Meadows Parkway Reno, NV	2018	100%	Sprouts	29,896	Sep-16	20	$18.48
The Plant 4065 South Gilbert Road Chandler, AZ	2017	100%	Sprouts	28,806	Mar-15	15	$17.52
Shop:
University Park 9366 South Colorado Boulevard Highlands Ranch, CO	2001	100%	Five Guys	2,871	Aug-18	10	$42.96
Shoppes at Highpointe 6305 East Hampden Avenue Denver, CO	2012	100%	Shred415	2,753	Apr-18	10	$38.04
Schwab Campus Retail NWC Park Meadows & Sky Ridge Lone Tree, CO	2019	N/A	N/A	4,000	LOI	10	$30.00
New Horizon Center SEC RidgeGate Pkwy & Sky Ridge Lone Tree, CO	2019	N/A	N/A	2,000	LOI	5	$45.00
Office:
Renewal Medical Office 9777 South Yosemite Street Lone Tree, CO	1987	69%	N/A	5,300	Current Negotiations	10	$21.48
Clock Tower at Lincoln Station 9360 Station Street Lone Tree, CO	2008	92%	N/A	1,941	Available	3-5	$19.56
Parkridge Medical Plaza 10450 Park Meadows Drive Lone Tree, CO	2004	92%	N/A	1,047	Available	5-7	$23.04

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Lincoln Commons

Operating History and Underwritten Net Cash Flow. The following table presents information relating to the historical operating performance and Underwritten Net Cash Flow at the Lincoln Commons Property:

Cash Flow Analysis
	2015	2016	2017	11/30/2018 TTM	UW	UW PSF
Gross Potential Rent	$1,846,449	$1,968,295	$2,097,226	$2,207,006	$3,001,118	$28.44
Total Recoveries	$814,911	$753,917	$811,470	$972,896	$1,150,655	$10.90
Less Vacancy & Credit Loss	$0	$0	$0	$0	($316,238)	($3.00)
Effective Gross Income	$2,661,360	$2,722,212	$2,908,696	$3,179,902	$3,835,535	$36.35
Total Operating Expenses	$429,709	$1,027,221	$1,115,728	$1,323,203	$1,397,900	$13.25
Net Operating Income(1)	$2,231,651	$1,694,991	$1,792,968	$1,856,699	$2,437,635	$23.10
Capital Expenditures	$0	$0	$0	$0	$15,829	$0.15
TI/LC	$0	$0	$0	$0	$66,324	$0.63
Net Cash Flow	$2,231,651	$1,694,991	$1,792,968	$1,856,699	$2,355,482	$22.32

Occupancy %(2)	91.3%	91.3%	71.7%	84.1%	92.4%
NOI DSCR	1.43x	1.09x	1.15x	1.19x	1.56x
NCF DSCR	1.43x	1.09x	1.15x	1.19x	1.51x
NOI Debt Yield	7.4%	5.6%	6.0%	6.2%	8.1%
NCF Debt Yield	7.4%	5.6%	6.0%	6.2%	7.9%

(1)	The sponsor purchased a portion of the Lincoln Commons Property in December 2014 and developed the other portion of the Lincoln Commons Property between 2015 and 2018. As such, historical Net Operating Income has increased as space at the Lincoln Commons Property has been completed, leased and delivered to tenants. Additionally, in 2015, the Lincoln Commons Property benefited from a tax credit that reduced expenses by approximately $511,000. UW Net Operating Income is higher than 11/30/2018 TTM Net Operating Income due in part to seven tenants representing approximately $580,000 of base rent and 17.4% of net rentable area signing leases in 2018 and 2019, which were not captured fully in the 11/30/2018 TTM Net Operating Income.

(2)	The Lincoln Commons Property was developed in phases between 2006 and 2018. As such, 2015 Occupancy, 2016 Occupancy, 2017 Occupancy and 11/30/2018 TTM Occupancy are calculated using total square footage of 78,626 SF, 78,626 SF, 98,244 SF and 105,527 SF, respectively. 11/30/2018 TTM Occupancy shows current occupancy as of January 11, 2019.

Escrows and Reserves. So long as no Cash Sweep Event (as defined below) is occurring, tax escrows are waived for real estate taxes for the Lincoln Commons Property being paid directly by a tenant provided such tenant is obligated under its lease to do so and the lender receives, among other things, timely evidence of such tax payment. If such condition is no longer satisfied, on each due date, the Lincoln Commons Borrower will be required to fund a real estate tax reserve in a monthly amount equal to 1/12 of the amount that the lender estimates will be necessary to pay annual taxes. So long as no Cash Sweep Event is occurring, insurance escrows are waived provided, among other conditions, the Lincoln Commons Property is covered by an acceptable blanket policy (which is currently maintained). If such conditions are no longer satisfied, on each due date, the Lincoln Commons Borrower will be required to fund an insurance reserve in a monthly amount equal to 1/12 of the amount that the lender estimates will be necessary to pay the annual insurance premiums. During a Cash Sweep Event (and if such Cash Sweep Event is due to a DSCR Cash Sweep Event (as defined below), the Master Lease (as defined below) is not in place), the Lincoln Commons Borrower will be required to make monthly deposits into the TI/LC reserve in an amount that would currently equal $7,035 (i.e., approximately $0.80 PSF, but excluding the square footage of credit tenants whose leases extend beyond the term of the Lincoln Commons Mortgage Loan). Notwithstanding the foregoing, provided that no event of default under the Lincoln Commons Mortgage Loan then exists, monthly deposits into the TI/LC reserve will be suspended at any time that the balance in the TI/LC Reserve is at least equal to $422,108. During a Cash Sweep Event (and if such Cash Sweep Event is due to a DSCR Cash Sweep Event, the Master Lease is not in place), the Lincoln Commons Borrower will be required to make monthly deposits into the replacement reserve in an amount that would currently equal $1,319 (i.e. approximately $0.15 PSF, but excluding ongoing replacements and repairs of tenant space at the Lincoln Commons Property where tenants are obligated under their leases to maintain their leased premises).

Lockbox and Cash Management. The Lincoln Commons Mortgage Loan is structured with a springing lockbox and springing cash management. The Lincoln Commons Mortgage Loan requires that after the occurrence of a Cash Sweep Event (and if such Cash Sweep Event is due to a DSCR Cash Sweep Event, if the Master Lease is not in place), the Lincoln Commons Borrower must establish a lockbox account and the Lincoln Commons Borrower or property manager, as applicable, must (i) deposit into the lockbox account, within one business day after receipt, all rents and other revenue of any kind received by the Lincoln Commons Borrower or the property manager with respect to the Lincoln Commons Property and (ii) deliver tenant direction letters to the tenants directing such tenants to pay all rents into the lockbox account. Upon the occurrence and during the continuance of a Cash Sweep Event, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Lincoln Commons Mortgage Loan documents (i) to make deposits into the tax and insurance escrows, if required, (ii) to pay debt service, (iii) to make deposits into the replacement and TI/LC reserves, if required and (iv) to pay for monthly operating expenses in accordance with the annual budget approved by the lender and extraordinary expenses approved the lender, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Lincoln Commons Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Lincoln Commons Mortgage Loan. Additionally, the Lincoln Commons Borrower has a two-time right to cure a Cash Sweep Event and cease making deposits into the lockbox account. Upon the commencement of a third Cash Sweep Event, the Lincoln Commons Borrower will be required to open, maintain and resume causing all rents and other revenue to be deposited into the lockbox for the remainder of the term of the Lincoln Commons Mortgage Loan.

A “Cash Sweep Event” will commence upon the earliest of the following: (i) the occurrence and continuance of an event of default under the Lincoln Commons Mortgage Loan, (ii) the date on which the debt service coverage ratio based on the trailing 12-month period is less than 1.10x (based on 30-year amortization) (a “DSCR Cash Sweep Event”) and (iii) the bankruptcy or other insolvency proceeding of the sponsor or property manager.

A Cash Sweep Event will end: with regard to clause (i), upon the cure of such event of default under the Lincoln Commons Mortgage Loan, with regard to clause (ii), when the debt service coverage ratio based on the trailing 12-month period is at least 1.15x (based on 30-year amortization) for two consecutive calendar quarters, and with regard to clause (iii), when the related sponsor or property manager is discharged from bankruptcy such that no

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Lincoln Commons

proceedings are ongoing or will become solvent to the lender’s satisfaction for two consecutive calendar quarters or with respect to the property manager, the Lincoln Commons Borrower has replaced the property manager in accordance with the Lincoln Commons Mortgage Loan documents.

Notwithstanding the foregoing, if a DSCR Cash Sweep Event has occurred, in lieu of establishing the lockbox account and the cash management account, the Lincoln Commons Borrower may elect to deliver a Master Lease to the lender. The Master Lease may not be terminated by the sponsor, as tenant, or the Lincoln Commons Borrower, as landlord, unless and until the lender has provided consent to such termination. The Master Lease will not be terminable (other than expiration by its terms) after a foreclosure or deed in lieu thereof. Notwithstanding the foregoing, the sponsor will not be required to pay rent under the Master Lease unless an event of default exists under the Lincoln Commons Mortgage Loan and/or cash flow from the Lincoln Commons Property is not sufficient for debt service payments of the Lincoln Commons Mortgage Loan.

A “Master Lease” means a lease agreement between the Lincoln Commons Borrower, as landlord, and E. Stanley Kroenke, as tenant, that contains (a) a minimum term of 10 years and is otherwise on market terms and conditions for properties substantially similar to the Lincoln Commons Property and reasonably acceptable to the lender and (b) a sufficient amount of rentable SF such that rent payable under the Master Lease combined with rent payable under all other leases at the Lincoln Commons Property would result in a debt service coverage ratio for the Lincoln Commons Mortgage Loan to be equal to or greater than 1.25x (based on 30-year amortization).

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Lincoln Commons Borrower is required to obtain terrorism insurance for domestic and foreign acts of terrorism (as defined in the Terrorism Risk Insurance Program Reauthorization Act of 2007 as amended or replaced) in an amount equal to the full replacement cost of the Lincoln Commons Property and business interruption insurance of at least 18 months as required under the Lincoln Commons Mortgage Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2019-L2	HealthCare Partners Los Angeles

Mortgage Loan No. 10 – HealthCare Partners Los Angeles

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	HealthCare Partners Los Angeles

Mortgage Loan No. 10 – HealthCare Partners Los Angeles

LOS ANGELES
HealthCare Partners Los Angeles
1120 West Washington Boulevard
Los Angeles, CA 90015
Koreatown
Westlake
Downtown
South Park
Echo Park
WILSHIRE CENTER
JEWELRY DISTRICT
FASHION DISTRICT
Santa Monica Fwy
Harbor Fwy
Hollywood Fwy
METRO RED LINE
METRO RED/ PURPLE LINES
METRO EXPO LINE
METRO BLUE LINE
EXPO/BLUE LINES
Wilshire Blvd
Olympic Blvd
Pico Blvd
Venice Blvd
Washington Blvd
Adams Blvd
Jefferson Blvd
Exposition Blvd
MLK Jr. Blvd
Vernon Ave
Beverly Blvd
3rd St
6th St
7th St
8th St
Normandie Ave
Vermont Ave
Hoover St
Alvarado St
Figueroa St
Grand Ave
Broadway
Main St
Central Ave
ROSEDALE CEMETERY
Mac Arthur Park
Koreatown Plaza
Southwestern Law School
Loyola Law School
St. Vincent Medical Ctr.
Silver Lake Medical Ctr.
Good Samaritan Hospital
California Hospital Medical Ctr.
Staples Center
Los Angeles Convention Center
Microsoft Theatre
LA LIVE
Ritz-Carlton Los Angeles
Fashion Institute of Design & Merchandising
Walt Disney Concert Hall
Grand Park
MOCA
Wells Fargo Center
US Bank Tower
Gas Co. Tower
AON Ctr.
LA Trade-Tech College
Mount St. Mary's Univ.-LA
Metropolitan Courthouse
Sports Museum of Los Angeles
The Velaslavasay Panorama
University of Southern California
USC School of Cinematic Arts
USC School of Dentistry
Shrine Auditorium and Expo Hall
Galen Center
USC Fisher Mus. of Art
Marshall School of Business
USC Gould School of Law
Natural History Mus. of LA County
LA Coliseum
Calif. Science Center
California African-American Mus.
Banc of California Stadium
Los Angeles Intl. Airport 14 miles
10
110
101
Pacific Ocean
SANTA SUSANA MTS.
SAN GABRIEL MTS.
SAN MONICA MTS.
Santa Clarita
Simi Valley
Thousand Oaks
Burbank
Glendale
Pasadena
LOS ANGELES
Santa Monica
Inglewood
Compton
Torrance
Carson
Downey
Norwalk
Whittier
Fullerton
ANAHEIM
LONG BEACH
Huntington Beach

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	HealthCare Partners Los Angeles

Mortgage Loan No. 10 – HealthCare Partners Los Angeles

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Single Asset
Original Balance:	$28,000,000			Location:	Los Angeles, CA 90015
Cut-off Date Balance:	$28,000,000			General Property Type:	Office
% of Initial Pool Balance:	3.0%			Detailed Property Type:	Medical
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Robert Hanasab			Year Built/Renovated:	2018/N/A
Mortgage Rate:	4.7000%			Size:	60,206 SF
Note Date:	2/6/2019			Cut-off Date Balance per SF:	$465
First Payment Date:	3/6/2019			Maturity Date Balance per SF:	$465
Maturity Date:	2/6/2029			Property Manager:	Robhana Management, Inc.
Original Term to Maturity:	120 months				(borrower-related)
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$2,785,254
Prepayment Provisions:	LO (25); DEF (90); O (5)			UW NOI Debt Yield:	9.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	9.9%
Additional Debt Type:	N/A			UW NCF DSCR:	2.03x
Additional Debt Balance:	N/A			Most Recent NOI(2):	N/A
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(2):	N/A
Reserves(1)				3rd Most Recent NOI(2):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (3/6/2019)
RE Tax:	$56,494	$28,247	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2018)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy(2):	N/A
Recurring Replacements:	$0	$1,003	$36,124	Appraised Value (as of)(3):	$48,500,000 (8/29/2018)
TI/LC:	$0	$5,017	$301,030	Cut-off Date LTV Ratio:	57.7%
Outstanding TI/LC:	$3,010,300	$0	N/A	Maturity Date LTV Ratio:	57.7%
Outstanding Free Rent:	$503,539	$0	N/A
Special Rollover Reserve:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$28,000,000	83.4%	Loan Payoff(4):	$29,556,444	88.0%
Borrower Equity(4):	$5,573,236	16.6%	Reserves:	$3,570,333	10.6%
			Closing Costs:	$446,458	1.3%
Total Sources:	$33,573,236	100.0%	Total Uses:	$33,573,236	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The HealthCare Partners Los Angeles Property (as defined below) was built in 2018, and thus, historical operating statements are not available.

(3)	The appraisal concluded to a dark value of $44.98 million, resulting in a loan-to-dark value of 62.2%.

(4)	In 2012, the sponsor paid approximately $6.2 million to purchase an office building (not part of the collateral) along with excess land (together, the “Purchase”) and subsequently invested approximately $23.3 million to develop the HealthCare Partners Los Angeles Property (as defined below) and approximately $6.0 million to develop an adjacent parking garage (not part of the collateral) (together, the “Development”). The HealthCare Partners Los Angeles Mortgage Loan (as defined below) refinanced two previous loans totaling approximately $29.6 million, which were used to fund the Purchase and Development.

The Mortgage Loan. The tenth largest mortgage loan (the “HealthCare Partners Los Angeles Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $28,000,000 and secured by a first priority fee mortgage encumbering a medical office property located in Los Angeles, California (the “HealthCare Partners Los Angeles Property”). Proceeds of the HealthCare Partners Los Angeles Mortgage Loan, along with approximately $5.6 million of borrower equity, were used to refinance the HealthCare Partners Los Angeles Property, and pay reserves and closing costs.

The Borrower and the Sponsor. The borrower is 1120 Washington Blvd. Manager, LLC, a single-purpose Delaware limited liability company, with one independent director in its organizational structure (the “HealthCare Partners Los Angeles Borrower”).

The sponsor and nonrecourse carve-out guarantor is Robert Hanasab, the principal of Robhana Group Inc. Robhana Group Inc. is a privately held real estate investment firm that acquires, finances, develops and manages office, retail, multifamily, industrial and mixed-use properties in the Western United States. Robhana Group Inc. owns and manages a portfolio of properties covering many product types, including: industrial, office, retail, multifamily residential, single family residential, raw land and redevelopment projects.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	HealthCare Partners Los Angeles

The Property. The HealthCare Partners Los Angeles Property is a four-story, Class A medical office building located in Los Angeles, California. The improvements, which were completed in June 2018, contain 60,206 SF of net rentable area (“NRA”) and are situated on a 0.84-acre site. The HealthCare Partners Los Angeles Property was built-to-suit for HealthCare Partners, LLC, which leases 100.0% of the space. Onsite parking with 514 spaces at a ratio of 8.54 spaces per 1,000 SF is provided in a nine-story parking garage located on an adjoining parcel that was developed by the sponsor but is not part of the HealthCare Partners Los Angeles Property. The HealthCare Partners Los Angeles Property is connected to the garage via a pedestrian bridge and has exclusive use of at least 300 spaces but non-exclusive use of the parking garage pursuant to a perpetual easement agreement. The parking garage is shared with an adjacent office building. Ingress and egress to the site is available via Washington Boulevard and Union Avenue. Washington Boulevard is an east/west major commercial thoroughfare that is improved with two lanes of traffic in each direction.

Major Tenant. HealthCare Partners, LLC (60,206 SF, 100.0% of NRA, 100.0% of underwritten base rent). HealthCare Partners, LLC operates as a health care management organization, which provides support services to its independent physician association (“IPA”) network. Services offered at the HealthCare Partners Los Angeles Property include 24-hour urgent care/emergency clinic, internal medicine, behavioral health, optometry, general surgery, podiatry, urology, endocrinology, neurology, pain management, pulmonary, rheumatology, cardiology, dermatology, and vascular wound care. HealthCare Partners, LLC was founded in 1992 and is based in El Segundo, California. HealthCare Partners, LLC operates as a subsidiary of DaVita Inc., a Fortune 500 company. DaVita Inc., is currently rated BB by S&P and Ba3 by Moody’s. In December 2017, UnitedHealthGroup Inc. (NYSE: UNH) (A+ by S&P) announced that it intends to acquire DaVita Inc.’s primary and urgent care services. The transaction is currently pending regulatory approval, and if approved, is expected to close in the first half of 2019.

HealthCare Partners, LLC operated at another location approximately 1.5 miles away for over 40 years but relocated to the HealthCare Partners Los Angeles Property when the previous location closed for redevelopment. HealthCare Partners, LLC executed a 15-year lease at an initial annual rent of $48.00 PSF on an absolute net basis with 2.5% annual escalations for 100.0% of the space at the HealthCare Partners Los Angeles Property. The lease expiration is May 31, 2033. The lease provides for three, five-year term renewal options, plus one four-year, 11-month term renewal option. The lease provides for scheduled rent abatement periods in each of July 2019 and July 2020. The rent abatement amounts were escrowed at closing. The lease does not provide for any termination options. HealthCare Partners, LLC reportedly invested approximately $12 million into its space at the HealthCare Partners Los Angeles Property.

The following table presents certain information relating to the lease at the HealthCare Partners Los Angeles Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent(3)	Annual UW Base Rent PSF(3)	% of Total Annual UW Base Rent	Lease Expiration
Tenants
HealthCare Partners, LLC	NR/Ba3/BB	60,206	100.0%	$2,962,135	$49.20	100.0%	5/31/2033
Subtotal/Wtd. Avg.		60,206	100.0%	$2,962,135	$49.20	100.0%

Other Tenants		0	0.0%	$0	$0.00	0.0%
Vacant Space		0	0.0%	$0	$0.00	0.0%
Total/Wtd. Avg.		60,206	100.0%	$2,962,135	$49.20	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Includes $72,247 in contractual rent steps though June 2019.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	HealthCare Partners Los Angeles

The following table presents certain information relating to the lease rollover schedule at the HealthCare Partners Los Angeles Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling(2)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling(2)	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030 & Beyond	1	60,206	$49.20	100.0%	100.0%	$2,962,135	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	60,206	$49.20	100.0%		$2,962,135	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Includes $72,247 in contractual rent steps through June 2019.

The Market. The HealthCare Partners Los Angeles Property is located in the city of Los Angeles, just west of the Downtown area, within the South Los Angeles Community Plan area. The HealthCare Partners Los Angeles Property is a part of the Pico-Union neighborhood that surrounds the intersection of Pico Boulevard and Union Avenue. Land uses within the neighborhood include commercial properties to the north, Santa Monica Freeway (I-10) to the east and south and Pep Boys Auto to the west. Regional access to the neighborhood is provided by the I-10 and I-110 Freeways, which provide access to other portions of Los Angeles. Los Angeles Metro services the neighborhood through its light-rail system. The HealthCare Partners Los Angeles Property is located in the densely populated City West and University of Southern California North area of Los Angeles. The 2018 population in a one-, three- and five-mile radius from the HealthCare Partners Los Angeles Property is 68,091, 660,052, and 1,352,480, respectively. The 2018 average household income in a one-, three- and five-mile radius from the HealthCare Partners Los Angeles Property is $38,871, $52,015, and $61,018, respectively.

According to the appraisal, there are 157 existing medical office buildings comprising 3.8 million SF within a three-mile radius from the Healthcare Partners Los Angeles Property. The average gross rent PSF is approximately $32.61 with a vacancy rate of 9.9% and no new supply under construction. Constructed in 2018, the Healthcare Partners Los Angeles Property is the newest building in the market. The appraisal identified four medical office rental comparables that have occupancies ranging from 83% to 100% and base rent ranging from $31.80 PSF per year ($2.65 PSF per month) to $64.20 PSF per year ($5.35 PSF per month). The appraisal concluded to a market rent of $48.00 PSF per year ($4.00 PSF per month) for the HealthCare Partners Los Angeles Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	HealthCare Partners Los Angeles

The following table presents recent leasing data at competitive medical office properties with respect to the HealthCare Partners Los Angeles Property:

Competitive Property Summary
Property Name/Address	Year Built / Renovated	Occupancy	NRA (SF)	Tenant Name	Monthly Base Rent PSF / Lease Area (SF)	Lease Term (years)	Lease Start Date
HealthCare Partners Los Angeles Property 1120 West Washington Boulevard, Los Angeles, CA	2018/N/A	100%(1)	60,206(1)	HealthCare Partners, LLC	$4.10/60,206(1)	15.0(1)	Jun-18(1)
House Research Institute 2100 W. 3rd Street, Los Angeles, CA	1990/2007	97%	136,373	Asking Children’s Hospital Quoted	$2.75/1,157 SF $2.65/5,333 SF $2.75/N/A	3.0 5.0 ---	Apr-18 Oct-15 ---
Manhattan Medical Center 1000 N Sepulveda Boulevard, Manhattan Beach, CA	2018/N/A	83%	36,744	UCLA Quoted	$5.35/6,328 SF $5.35/N/A	10.0 ---	Nov-16 ---
UCLA OP Surgery & Oncology 1223 16th Street, Santa Monica, CA	2012/N/A	100%	51,342	UCLA (Surgery/Oncology)	$4.56/51,342 SF	30.0	Mar-12
Newport Heights Medical Center 20350 Birch Street, Newport Beach, CA	2017/N/A	100%	56,978	Confidential Confidential Confidential Quoted	$3.25/4,233 SF $3.25/9,154 SF $3.13/5,433 SF $3.75/N/A	8.0 10.0 10.3 ---	Jul-18 Jul-18 Jul-18 ---

Source: Appraisal, unless otherwise indicated.

(1)	Based on the underwritten rent roll and includes contractual rent steps through June 2019.

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the HealthCare Partners Los Angeles Property:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Rent(2)	$2,962,135	$49.20
Total Recoveries	$563,272	$9.36
Total Other Income	$0	$0.00
Less Vacancy & Credit Loss	($176,270)	($2.93)
Effective Gross Income	$3,349,137	$55.63
Total Operating Expenses	$563,883	$9.37
Net Operating Income	$2,785,254	$46.26
Capital Expenditures	$12,041	$0.20
TI/LC	$60,206	$1.00
Net Cash Flow	$2,713,007	$45.06

Occupancy %(3)	95.0%
NOI DSCR	2.09x
NCF DSCR	2.03x
NOI Debt Yield	9.9%
NCF Debt Yield	9.7%

(1)	The HealthCare Partners Los Angeles Property was built in 2018. As a result, historical operating statements are not available.

(2)	Includes $72,247 in contractual rent steps through June 2019.

(3)	Underwritten vacancy is 5.0%. The HealthCare Partners Los Angeles Property is 100% occupied by HealthCare Partners, LLC.

Escrows and Reserves. At origination, the HealthCare Partners Los Angeles Borrower deposited $56,494 into a tax escrow, $3,010,300 for outstanding tenant improvements and leasing commissions and $503,539 into an outstanding free rent reserve. On a monthly basis, the HealthCare Partners Los Angeles Borrower is required to deposit 1/12 of the annual estimated tax payments, which currently equates to $28,247, 1/12 of the annual estimated insurance premiums (unless the HealthCare Partners Los Angeles Borrower maintains insurance under an acceptable blanket insurance policy, among other conditions in the related loan documents), $1,003 for capital expenditures, subject to a cap of $36,124, and $5,017 for tenant improvement and leasing commissions subject to a cap of $301,030. During a Lease Sweep Period (as defined below), excess funds are required to be deposited into a special rollover reserve (the “Special Rollover Reserve”).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	HealthCare Partners Los Angeles

Lockbox and Cash Management. The HealthCare Partners Los Angeles Mortgage Loan is structured with a hard lockbox and springing cash management. Provided no Cash Management Period (as defined below) is in effect, all funds in the lockbox account are required to be transferred to an account controlled by the HealthCare Partners Los Angeles Borrower. Upon the occurrence and during the continuance of a Cash Management Period all funds are required to be deposited into an account controlled by the lender and applied on each monthly payment date, provided no event of default is continuing under the HealthCare Partners Los Angeles Mortgage Loan documents, (i) to make deposits into the tax and insurance escrows as described above under “Escrows and Reserves”, (ii) to pay debt service, capital reserves and rollover reserves, (iii) to pay for monthly operating expenses in accordance with the annual budget approved by the lender and to pay for approved additional operating expenses approved by the lender, and (iv) to pay any remainder (a) during the continuance of a Cash Management Period continuing solely as a result of a Lease Sweep Period, into the Special Rollover Reserve as described above under “Escrows and Reserves” and (b) otherwise, into the cash collateral reserve.

A “Cash Management Period” will commence upon (i) an event of default, (ii) the debt service coverage ratio being less than 1.20x (on an interest only basis) as of the last day of each calendar quarter during the term, or (iii) the commencement of a Lease Sweep Period. A Cash Management Period will expire upon (a) with respect to clause (i) above, such event of default has been cured (or otherwise waived) and no other event of default has occurred and is continuing, (b) with respect to clause (ii) above, the debt service coverage ratio equals or exceeds 1.25x for two consecutive calendar quarters and (c), with respect to clause (iii) above, such Lease Sweep Period has ended.

A “Lease Sweep Period” will commence upon any of the following: (i) the date that is 12 months prior to expiration of any Major Lease (as defined below), (ii) the notice date on which a tenant under a Major Lease is required to give notice of renewal, if such notice has not been given, (iii) early termination of a Major Lease, (iv) tenant under a Major Lease going dark, (v) default under a Major Lease, or (vi) a bankruptcy or insolvency proceeding of a tenant under a Major Lease. A Lease Sweep Period will end upon the occurrence of, (a) with respect to clauses (i-iv) above, delivery by the borrower of cash or a letter of credit to the lender in an amount equal to the difference between $1,550,000 and the amount then on deposit in the Special Rollover Reserve, (b) with respect to clauses (i-vi) above, the date on which the lender has reasonably determined that $25.00 PSF (based on the usable SF of the premises vacated by the tenant under a Major Lease) has been collected and is on deposit in the Special Rollover Reserve, (c) with respect to clauses (i-iv) above, upon the earlier to occur of the date on which (A) the Major Tenant exercises its renewal or extension option and sufficient funds have been accumulated in the Special Rollover Reserve to pay for any anticipated leasing expenses or (B) substantially all of the space demised under the Major Lease (or portion thereof) has been fully leased pursuant to one or more replacement leases approved by the lender and any related leasing expenses have been paid in full, (d) with respect to clause (v) above, the Major Tenant default has been cured and no other Major Tenant default has occurred for six consecutive months thereafter, or (e) with respect to clause (vi) above, the Major Tenant bankruptcy or insolvency proceeding has been terminated and the Major Lease has been affirmed, assumed or assigned to the lender’s reasonable satisfaction.

A “Major Lease” means the HealthCare Partners, LLC lease and any other lease that covers 20,000 or more net rentable SF.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not Permitted.

Release of Property. Not Permitted.

Terrorism Insurance. The HealthCare Partners Los Angeles Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic, in an amount equal to the full replacement cost of the HealthCare Partners Los Angeles Property and business interruption insurance of at least 18 months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2019-L2	CompuCom World Headquarters

Mortgage Loan No. 11 – CompuCom World Headquarters

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Single Asset
Original Balance:	$25,350,000			Location:	Fort Mill, SC 29707
Cut-off Date Balance:	$25,350,000			General Property Type:	Office
% of Initial Pool Balance:	2.7%			Detailed Property Type:	Single Tenant
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Louis J. Rogers			Year Built/Renovated:	2017/N/A
Mortgage Rate:	5.0600%			Size:	151,503 SF
Note Date:	12/14/2018			Cut-off Date Balance per SF:	$167
First Payment Date:	2/1/2019			Maturity Date Balance per SF:	$149
Maturity Date:	1/1/2029			Property Manager:	Capital Square Asset Management, LLC
Original Term to Maturity:	120 months				(borrower-related)
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	36 months			UW NOI:	$2,515,699
Seasoning:	2 months			UW NOI Debt Yield:	9.9%
Prepayment Provisions:	LO (26); DEF (91); O (3)			UW NOI Debt Yield at Maturity:	11.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.80x (IO) 1.42x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$2,760,627 (11/30/2018 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	N/A
Reserves				Most Recent Occupancy(4):	100.0% (3/1/2019)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	N/A
RE Tax(1):	$22,018	$22,018	N/A	3rd Most Recent Occupancy:	N/A
Insurance:	$22,850	$2,539	N/A	Appraised Value (as of):	$39,150,000 (11/9/2018)
Recurring Replacements(2):	$113,627	Springing	N/A	Cut-off Date LTV Ratio:	64.8%
TI/LC(3):	$0	Springing	N/A	Maturity Date LTV Ratio:	57.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Proceeds:	$25,350,000	62.6%	Purchase Price:	$39,000,000	96.3%
Borrower Equity:	$15,167,410	37.4%	Closing Costs:	$1,358,915	3.4%
			Reserves:	$158,494	0.4%
Total Sources:	$40,517,410	100.0%	Total Uses:	$40,517,410	100.0%

(1)	RE Tax reserves are based on the current estimated fee required under the fee in lieu of taxes program. See “The Sole Tenant” below.

(2)	The CompuCom World Headquarters Borrower (as defined below) is required to commence monthly deposits of $1,894 into the recurring replacements reserve on February 1, 2024.

(3)	A “Primary Tenant Occupancy Period” will commence in the event the sole tenant fails to occupy substantially all of its space by January 1, 2021. On each payment date during a Primary Tenant Occupancy Period, the CompuCom World Headquarters Borrower is required to deposit $12,625 on each payment date in 2021, $18,938 on each payment date in 2022 and $25,250 on each payment date in 2023 and thereafter for tenant improvements and leasing commissions. In the event the Primary Tenant Occupancy Period is continuing on January 1, 2024 (together with certain other conditions) a cash trap period will be triggered. Additionally, on each payment date during the continuance of a cash trap period (as defined in the CompuCom World Headquarters loan documents), the CompuCom World Headquarters Borrower is required to deposit $12,625 for tenant improvements and leasing commissions.

(4)	CompuCom currently leases 100% of the NRA at the CompuCom World Headquarters Property (as defined below). CompuCom physically occupies 83,327 SF (52.8% of NRA) at the CompuCom World Headquarters Property and has indicated that it plans to expand into the remaining space by 2020.

The Mortgage Loan. The eleventh largest mortgage loan (the “CompuCom World Headquarters Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $25,350,000, secured by a first priority fee mortgage encumbering a 151,503 SF office property located in Fort Mill, South Carolina (the “CompuCom World Headquarters Property”). The proceeds of the CompuCom World Headquarters Mortgage Loan, together with borrower equity, were used primarily to acquire the CompuCom World Headquarters Property for $39,000,000, fund reserves, and pay closing costs.

The Borrowers and the Sponsor. The borrower is CS1031 Carolina Tech HQ, DST (the “CompuCom World Headquarters Borrower”), a Delaware Statutory Trust.

The borrower sponsor and the non-recourse carve-out guarantor for the CompuCom World Headquarters Mortgage Loan is Louis J. Rogers. Mr. Rogers is the founder and chief executive officer of Capital Square Realty Advisors, LLC (“Capital Square”). Capital Square specializes in the creation and management of commercial real estate investment programs for Section 1031 tax-deferred exchange investors and cash (non-1031) investors using the Delaware Statutory Trust (“DST”) structure. Mr. Rogers has been involved in the creation and management of more than 100 investment offerings totaling over $4.0 billion, including DSTs and multiple publicly registered non-traded real estate investment trusts. Mr. Rogers is also the founder and CEO of Rogers Realty Advisors LLC, which provides investment banking services with an emphasis on sourcing preferred equity, mezzanine financing, and other debt for real estate investments.

The Property. The CompuCom World Headquarters Property is a recently constructed Class A, built-to-suit, 151,503 SF office building located in Fort Mill, South Carolina. The CompuCom World Headquarters Property is located on the south side of Bailes Parkway in a mixed commercial and residential area in Lancaster County, South Carolina, which is about 20 miles south of the Charlotte Central Business District (“CBD”). The CompuCom World

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	CompuCom World Headquarters

Headquarters Property is situated on 18.9 acres and benefits from good access to Highway 521, which connects the CompuCom World Headquarters Property to the Charlotte CBD.

The sole tenant, CompuCom Systems, Inc., entered into an agreement with the developer of the property (not affiliated with the borrower) in October 2016 to build its global headquarters to house its current and future businesses growth needs. The space was built-out in an open plan style to promote a collaborative environment. With an emphasis on maximizing glass windows, the building provides for maximum amounts of natural light and window views for employees. Building features include a healthcare clinic, employee lounges, outdoor seating areas, fire pit, a café area with fast casual dining options, and an onsite gym.

The CompuCom World Headquarters Property is designed as a “smart building” featuring CompuCom’s proprietary IoT (Internet of Things) system to connect, automate, and control all electronic systems and devices within the building, including HVAC, lighting, meters/sensors, fitness equipment, kitchen, electronics, elevators, water, power, communications, televisions and security. The CompuCom World Headquarters Property is exclusively powered by Power-over-Ethernet (POE) interior lighting technology. This technology eliminated the need for electrical wiring to every fixture and replaced that wiring with Category 6 cable. There are no light switches as the lights are controlled by digital switches distributed throughout the facility and the systems can be operated from anywhere in the country. The lighting package includes “LED” lighting fixtures including sconces, pendant lights, and cove lights. The building is programmed to begin heating and cooling as needed, and where it is needed, based on real-time data.

The CompuCom World Headquarters Property provides 1037 surface parking spaces, which represents approximately 6.8 spaces per 1,000 SF parking ratio.

The Sole Tenant. CompuCom Systems, Inc. (151,503 SF, 100.0% of NRA, 100.0% of underwritten base rent). Founded in 1987, and headquartered in Fort Mill, South Carolina, CompuCom Systems, Inc. (“CompuCom”) is a wholly owned subsidiary of Office Depot, Inc. (NASDAQ: ODP; Moody’s Ba3). CompuCom provides end-to-end managed services, technology and consulting to enable the digital workplace for enterprise, midsize and small business. CompuCom has over 11,500 employees operating across more than 100 sales and service locations and 18 global delivery centers servicing over 100 countries and providing support across multiple languages 24/7. CompuCom’s clients include six of the top 10 financial services firms in North America, seven of the top 10 retailers in North America, and six of the top 10 Fortune 500 companies. 90% of CompuCom’s clients have worked with the company for more than five years, and the average client relationship is about 15 years. The company manages and supports over 5.15 million end users, 6.4 million devices, 2.4 million network devices, 1.0 million mobile devices and 449,000 services.

CompuCom leases 100.0% of the CompuCom World Headquarters Property pursuant to a lease (the “CompuCom Lease”) that commenced November 1, 2017 and terminates October 31, 2032 (“the “Lease Termination Date”). CompuCom has four, 5-year options to extend the term of the lease by giving the CompuCom World Headquarters Borrower written notice of its intent to extend not less than 12 months prior to the Lease Termination Date. CompuCom has no termination options during the term of the CompuCom Lease. Operating expenses are all paid directly by CompuCom with the exception of property taxes and insurance, which are paid by the CompuCom World Headquarters Borrower and reimbursed fully by CompuCom. CompuCom currently physically occupies 83,327 SF (52.8% of NRA) at the CompuCom World Headquarters Property and has indicated that it plans to expand into the remaining space by 2020.

In 2017, CompuCom relocated its headquarters from Plano, Texas to Fort Mill, South Carolina. The state of South Carolina and Lancaster County offered CompuCom a relocation package that included certain financial benefits to CompuCom. In addition to the relocation package, CompuCom benefits from Fort Mill’s proximity to CompuCom’s East Coast client base, and a large labor pool of IT professionals. In addition, the move to Fort Mill provided CompuCom the opportunity to consolidate many of its U.S. offices.

One of the financial benefits in the relocation package was a fee in lieu of taxes (“FILOT”) program offered to CompuCom by Lancaster County, South Carolina. The FILOT allows the property tax liability for 30 years to be reduced by the fee value of the CompuCom World Headquarters Property in year 1 and assessing a fee based on the assessment ratio and millage rate specified in the FILOT agreement, which remain constant for 30 years. To the extent any future building and tenant improvements are added to the CompuCom World Headquarters Property, the value of such improvements will be added to the fee value used to calculate the FILOT payment. The FILOT payments are calculated with respect to each property tax year based on: (1) the fair market value of the CompuCom World Headquarters Property; (2) a fixed millage rate of 301.1 mills for the entire term of the FILOT agreement; and (3) an assessment ratio of 6%. The CompuCom World Headquarters Borrower is required to pay the fee required under the FILOT and pursuant to the CompuCom Lease, CompuCom is required to reimburse the borrower for such amount.

Another financial benefit in the relocation package was a Special Source Revenue Credit (“SSRC”) which further reduces the taxes due at the CompuCom World Headquarters Property for 10 years by giving credits based on the number of jobs created by CompuCom each year. CompuCom committed to the creation of new full-time jobs, paying an average hourly wage rate not less than $17.47 per hour, by year as follows: (i) year 1 - not less than 140 jobs; (ii) year 2 - not less than 280 jobs; (iii) year 3 - not less than 420 jobs; (iv) year 4 - not less than 560 jobs; and (v) years 5 through 10 - not less than 700 jobs (the “Jobs Commitment”). If CompuCom meets the conditions set forth in the Jobs Commitment, the SSRC reduces taxes in amounts equal to 50% of the negotiated FILOT payments for years 1-5 and 25% for years 6-10. The amount of the reduction in years 6-10 may increase to 50% in the event CompuCom has created 900 jobs by the end of the fifth year (as verified by the County). If CompuCom fails to meet the Jobs Commitment criteria, the SSRC would be reduced for a given year by a percentage determined by dividing the amount by which the number of jobs created by CompuCom falls short of the number of jobs committed by the number of jobs committed for the year and multiplying the resulting quotient by the credit for the given year. The abatements pursuant to the SSRC are effective only after the fee required under the FILOT are paid in full and the Jobs Commitment for each year are verified at the end of each tax year. As such, the full amount of the fee required under the FILOT has been underwritten.

In connection with the CompuCom Lease, in lieu of a cash security deposit, the tenant provided the CompuCom World Headquarters Borrower with a letter of credit (“LOC”) in the amount of $2,250,000 (which amount may be reduced as described below). In the event of a default by CompuCom under the CompuCom Lease, the CompuCom World Headquarters Borrower may draw on the LOC (and an assignment of such proceeds to the lender is in process) and any funds drawn will be used to secure all of the obligations of CompuCom under the CompuCom Lease. Provided that no event of default then exists, commencing November 15, 2022 and on each November 15th thereafter through 2025, the LOC will be reduced by $450,000. Notwithstanding the foregoing, if Office Depot, Inc, the CompuCom parent company, obtains a credit rating exceeding BB (from S&P), then at the request of CompuCom (provided no event of default exists), the LOC will be reduced to the lesser of (a) $900,000, and (b) the "Minimum Required Amount" at the time of such request. Thereafter, if the tenant requests a further reduction of the LOC, the LOC will be reduced to the applicable corresponding "Minimum Required Amount" set forth in the LOC. The Minimum Required Amount is (i) $900,000 before November 15, 2022, (ii)

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	CompuCom World Headquarters

$720,000 after November 15, 2022 but prior to November 15, 2023, (iii) $540,000 after November 15, 2023 but prior to November 15, 2024, (iv) $360,000 after November 15, 2024 but prior to November 14, 2025 and (v) $180,000 on or after November 14, 2025.

The following table presents certain information relating to the leases at the CompuCom World Headquarters Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF(3)	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
CompuCom Systems, Inc.	NR/Ba3/B	151,503	100.0%	$2,681,481	100.0%	$17.70	10/31/2032

Subtotal/Wtd. Avg.		151,503	100.0%	$2,681,481	100.0%	$17.70
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total / Wtd. Avg.		151,503	100.0%	$2,681,481	100.0%	$17.70

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(3)	CompuCom currently leases 100% of the NRA at the CompuCom World Headquarters Property. CompuCom physically occupies 83,327 SF (52.8% of NRA) at the CompuCom World Headquarters Property and has indicated that it plans to expand into the remaining space by 2020.

The following table presents certain information relating to the lease rollover schedule at the CompuCom World Headquarters Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030 & Beyond	1	151,503	$17.70	100.0%	100.0%	$2,681,481	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total / Wtd. Avg.	1	151,503	$17.70	100.0%		$2,681,481	100.0%

(1)	Information is based on the underwritten rent roll.

The Markets. The CompuCom World Headquarters Property is located on the south side of Bailes Parkway in Fort Mill, South Carolina, which falls within Lancaster County in the Charlotte-Gastonia-Rock Hill, NC-SC MSA. The property is located 20 miles south of the Charlotte metro area. The Charlotte CBD is the second largest banking center in the United States, following only New York City. Bank of America, the nation’s second largest bank in assets is headquartered in Charlotte. In total, 16 banks are based in the city, as well as a Federal Reserve branch. Additionally, Charlotte has nine Fortune 500 companies located in the metropolitan area. In addition to the banking sector, other nationally recognized companies with a sizable presence in the market include Goodrich, Lowes, Duke Energy, Nucor, and Compass Group USA. The Charlotte metro area has added more than 40,000 jobs in the last year and the unemployment rate is now 4.0%, according to the Bureau of Labor Statistics.

According to the appraisal, the CompuCom World Headquarters Property is located within the Charlotte office market. The Charlotte office market has an office inventory of approximately 125.3 million SF in 7,745 buildings, with an overall vacancy rate of 7.7% and average asking rental rates of $25.53 PSF as of the third quarter of 2018. More specifically, the CompuCom World Headquarters Property is located within the Lancaster County submarket. The Lancaster County submarket has an office inventory of approximately 2.4 million SF, with an overall vacancy rate of 9.1% and average asking rental rates of $19.37 PSF as of the third quarter of 2018.

According to the appraisal, the estimated 2018 population within a three- and five-mile radius of the CompuCom World Headquarters Property was 34,720 and 111,715, respectively. The estimated 2018 median household income within a three- and five-mile radius was $87,916 and $90,918, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	CompuCom World Headquarters

The following table presents recent leasing data for comparable office leases with respect to the CompuCom World Headquarters Property:

Comparable Office Leases
Property Name/Address	Year Built	NRA (SF)	Tenant Name	Lease NRA (SF)	Lease Start Date	Lease Term (Yrs.)	Rent PSF	Lease Type
CompuCom World Headquarters Property 8106 Calvin Hall Road Fort Mill, SC 29707	2017	151,503(1)	CompuCom Systems, Inc.	151,503(1)	Nov-17	15.0	$17.70(1)	NNN
605 Munn Road Fort Mill, SC	2005	165,000	CitiFinancial	165,000	Oct-05	15.0	$25.00	NNN
1799 Innovation Point Fort Mill, SC	2018	174,029	Lash Group	174,029	May-18	12.0	$21.07	NNN
1800 Innovation Point Fort Mill, SC	2016	247,834	Lash Group	247,834	Mar-16	14.2	$16.28	NNN
2477 Deerfield Drive Fort Mill, SC	2008	150,164	Daimler	150,164	Jul-10	18.5	$16.39	NNN
11625 North Community House Road Charlotte, NC	2016	287,507	Wells Fargo Bank	287,507	Apr-17	15.0	$23.52	NNN

Source: Appraisal, unless otherwise indicated.

(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the CompuCom World Headquarters Property:

Cash Flow Analysis(1)
	11/30/2018 TTM	UW	UW PSF
Base Rent	$2,681,481	$2,681,481	$17.70
Reimbursements	$141,314	$634,160	$4.19
Vacancy	$0	($165,782)	($1.09)
Effective Gross Income	$2,822,795	$3,149,859	$20.79
Total Operating Expenses(2)	$62,167	$634,160	$4.19
Net Operating Income	$2,760,627	$2,515,699	$16.60
TI/LC	$0	$151,503	$1.00
Capital Expenditures	$0	$22,725	$0.15
Net Cash Flow	$2,760,627	$2,341,471	$15.45

Occupancy %(3)	100.0%	95.0%
NOI DSCR (IO)	2.12x	1.93x
NOI DSCR (P&I)	1.68x	1.53x
NCF DSCR (IO)	2.12x	1.80x
NCF DSCR (P&I)	1.68x	1.42x
NOI Debt Yield	10.9%	9.9%
NCF Debt Yield	10.9%	9.2%

(1)	Historical information prior to 11/30/2018 TTM is not available as the CompuCom World Headquarters Property was constructed in 2017.

(2)	Tax reserves are based on the current estimated fee required under the fee in lieu of taxes program.

(3)	UW economic vacancy is 5.0%. The CompuCom World Headquarters Property is 100.0% leased as of March 1, 2019.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Stern Multifamily Portfolio

Mortgage Loan No. 12 – Stern Multifamily Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$25,000,000			Location:	Various
Cut-off Date Balance(1):	$25,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	2.7%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Pinchos D. Shemano			Year Built/Renovated:	Various/2017-2018
Mortgage Rate:	5.3500%			Size:	986 Units
Note Date:	12/31/2018			Cut-off Date Balance per Unit(1):	$45,639
First Payment Date:	2/6/2019			Maturity Date Balance per Unit(1):	$42,374
Maturity Date:	1/6/2029			Property Manager:	Multi-South Management Services, LLC; Multi-South Management Services of Missouri, LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$4,111,116
Prepayment Provisions(2):	LO (26); DEF (91); O (3)			UW NOI Debt Yield(1)(3):	9.3%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity(1):	9.8%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.58x (IO) 1.28x (P&I)
Additional Debt Balance(1):	$20,000,000			Most Recent NOI:	$4,129,109 (11/30/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(5):	N/A
Reserves				3rd Most Recent NOI(5):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	93.2% (11/30/2018)
RE Tax:	$134,691	$44,746	N/A	2nd Most Recent Occupancy(5):	N/A
Insurance:	$227,798	$34,035	N/A	3rd Most Recent Occupancy(5):	N/A
Capital Expenditure:	$358,000	$20,542	N/A	Appraised Value (as of):	$65,600,000 (October 2018)
Deferred Maintenance:	$567,000	$0	N/A	Cut-off Date LTV Ratio(1)(3):	67.1%
Performance Holdback(3):	$1,000,000	$0	N/A	Maturity Date LTV Ratio(1):	63.7%
Flood Insurance(4):	$100,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$45,000,000	100.0%	Loan Payoff:	$32,499,079	72.2%
			Return of Equity:	$8,829,320	19.6%
			Reserves:	$2,387,489	5.3%
			Closing Costs:	$1,284,113	2.9%
Total Sources:	$45,000,000	100.0%	Total Uses:	$45,000,000	100.0%

(1)	The Stern Multifamily Portfolio Mortgage Loan (as defined below) is part of the Stern Multifamily Portfolio Whole Loan (as defined below), which is comprised of four pari passu promissory notes with an aggregate original principal balance of $45,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers are based on the aggregate principal balance of the promissory notes comprising the Stern Multifamily Portfolio Whole Loan.

(2)	Defeasance of the Stern Multifamily Portfolio Whole Loan is permitted any time after the earlier of (i) February 6, 2023 and (ii) two years from the closing date of the securitization that includes the last note of the Stern Multifamily Portfolio Whole Loan to be securitized. The assumed lockout period of 26 payments is based on the closing date of this transaction in March 2019.

(3)	Amounts in the Performance Holdback reserve are required to be released to the borrowers between January 6, 2021 and January 6, 2022, provided, among other things, (i) no event of default or cash trap period is then continuing and (ii) the debt service coverage ratio as calculated under the Stern Multifamily Portfolio Whole Loan documents is equal to or greater than 1.31x. Cut-off date LTV Ratio and UW NOI Debt Yield are calculated net of the $1.0 million Performance Holdback reserve. Including the holdback amount, the Cut-off Date LTV and UW NOI Debt Yield are 68.6% and 9.1%, respectively.

(4)	The insurance has been obtained and the reserve amount returned to the borrower.

(5)	The borrower sponsor acquired the Stern Multifamily Portfolio Properties in 2017. As such, historical occupancy and cash flow information is not available prior to 2018.

The Mortgage Loan. The twelfth largest mortgage loan (the “Stern Multifamily Portfolio Mortgage Loan”) is part of a whole loan (the “Stern Multifamily Portfolio Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $45,000,000, which are secured by the first priority fee interests in a portfolio of three multifamily properties totaling 986 units located in Missouri and Tennessee (the “Stern Multifamily Portfolio Properties”). The controlling promissory Note A-1 in the original principal amount of $15,000,000 and the non-controlling promissory Note A-2 in the original principal amount of $10,000,000 represent the Stern Multifamily Portfolio Mortgage Loan and will be included in the MSC 2019-L2 securitization trust. Note A-3 and Note A-4 are currently being held by CCRE and are expected to be contributed to one or more future securitization trusts. The Stern Multifamily Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2019-L2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans-The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Stern Multifamily Portfolio

The proceeds of the Stern Multifamily Portfolio Whole Loan were used primarily to refinance previous debt of approximately $32.5 million, return approximately $8.8 million of equity to the borrower, fund reserves of approximately $2.4 million and pay closing costs of approximately $1.3 million.

Stern Multifamily Portfolio Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
Note A-1	$15,000,000	$15,000,000	MSC 2019-L2	Yes
Note A-2	$10,000,000	$10,000,000	MSC 2019-L2	No
Note A-3	$10,000,000	$10,000,000	CCRE	No
Note A-4	$10,000,000	$10,000,000	CCRE	No
Total	$45,000,000	$45,000,000

The Borrowers and the Borrower Sponsor. The borrowers are Cypress 2017 LLC, PS MCII Cypress LLC, CS Cypress LLC, HB Cypress LLC, Winding Creek 2017 LLC, PS MCII Winding Creek LLC, CS Winding Creek LLC, HB Winding Creek LLC, Parkview 2016 LLC, and Ridge Point LLC, each structured to be bankruptcy-remote with one independent director. The borrowers are structured as tenants in common.

The borrower sponsor and nonrecourse carve-out guarantor for the Stern Multifamily Portfolio Whole Loan is Pinchos D. Shemano. Pinchos D. Shemano is the principal of David Stern Management, a commercial real estate firm based in Brooklyn, New York. Mr. Shemano controls and manages 25 office, retail, and multifamily properties. The current portfolio consists of four million square feet of office and retail space and 1,500 multifamily units.

The Properties. The Stern Multifamily Portfolio Properties are comprised of three multifamily properties totaling 986 units located in Missouri (two properties totaling 602 units) and Tennessee (one property totaling 384 units). The Stern Multifamily Portfolio Properties were built between 1967 and 1974. Since acquiring the Stern Multifamily Portfolio Properties in 2017, the borrower sponsor has invested approximately $2.0 million in capital expenditures.

The following table presents detailed information with respect to each of the Stern Multifamily Portfolio Properties.

Property Overview
Property Name / Location	Units	Occupancy(1)	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value	UW NOI	% of UW NOI
Cypress Village Apartments 11324 Hi Tower Drive Bridgeton, MO	330	95.5%	$18,000,000	40.0%	$27,600,000	$1,851,787	45.0%
Abington Apartments 4616 Scott Crossing Drive Memphis, TN	384	91.9%	$14,500,000	32.2%	$21,100,000	$1,340,192	32.6%
The Reserve at Winding Creek 7381 Normandie Court Hazelwood, MO	272	92.3%	$12,500,000	27.8%	$16,900,000	$919,187	22.4%
Total	986	93.2%	$45,000,000	100.0%	$65,600,000	$4,111,166	100.0%

(1)	As of November 30, 2018.

Cypress Village Apartments (330 Units, 33.5% of Units, 40.0% ALA). The Cypress Village Apartments property is a 330-unit multifamily property located in Bridgeton, Missouri. The Cypress Village Apartments property was built in 1967. The Cypress Village Apartments property is situated on a 23.04-acre parcel and contains 562 parking spaces, resulting in a parking ratio of approximately 1.7 spaces per unit. The amenities at the Cypress Village Apartments property include a common area laundry facility, a clubhouse, a swimming pool, and a fitness center. The Cypress Village Apartments property was 95.5% occupied as of November 30, 2018.

Abington Apartments (384 Units, 38.9% of Units, 32.2% ALA). The Abington Apartments property is a 384-unit multifamily property located in Memphis Tennessee. The Abington Apartments property was built in 1974. The Abington Apartments property is situated on a 22.92-acre parcel and contains 750 surface parking spaces, resulting in a parking ratio of approximately 2.0 spaces per unit. The amenities at the Abington Apartments property include a playground, a clubhouse, a swimming pool, and a fitness center. The Abington Apartments property was 91.9% occupied as of November 30, 2018. 20 of the units are occupied by tenants whose rent is subsidized, in whole or in part, by Section 8 vouchers.

The Reserve at Winding Creek (272 Units, 27.6% of Units, 27.8% ALA). The Reserve at Winding Creek property is a 272-unit multifamily property located in Hazelwood, Missouri. The Reserve at Winding Creek property was built in 1970. The Reserve at Winding Creek property is situated on a 18.86-acre parcel and contains 549 surface parking spaces, resulting in a parking ratio of approximately 2.0 spaces per unit. The amenities at the Reserve at Winding Creek property include a sports court, a clubhouse, a swimming pool, a common area kitchen, a common area laundry facility and a fitness center. The Reserve at Winding Creek property was 92.3% occupied as of November 30, 2018.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Stern Multifamily Portfolio

The following table presents detailed information with respect to the unit mix of each of the Stern Multifamily Portfolio Properties.

Unit Mix
Property Name	# Units	1 BR/ 1BA	2 BR/ 1BA	2 BR/ 1.5 BA	2 BR/ 2 BA	3 BR/ 1.5 BA
Cypress Village Apartments	330	85	77	146	0	22
Abington Apartments	384	0	0	0	384	0
The Reserve at Winding Creek	272	136	136	0	0	0
Total	986	221	213	146	384	22

Source: Appraisal

The Markets. The Stern Multifamily Portfolio Properties are located in Missouri (two properties totaling 602 units) and Tennessee (one property totaling 384 units).

The following table presents detailed information with respect to each of the Stern Multifamily Portfolio Properties.

Submarket Overview
Property Name	Submarket	In-Place Vacancy(1)	Submarket Vacancy	Appraisal Concluded Vacancy	UW Avg. Rent Per Unit(1)	Appraisal Concluded Market Rent ($/Unit)
Cypress Village Apartments	Maryland Heights/Creve Coeur	4.5%	4.5%	5.0%	$795	$795
Abington Apartments	North Memphis	8.1%	5.7%	7.0%	$575	$625
The Reserve at Winding Creek	Maryland Heights/Creve Coeur	7.7%	4.5%	6.0%	$699	$705
Wtd. Avg.(2)		6.8%	4.9%	5.9%	$683	$715

Source: Appraisal unless otherwise indicated.

(1)	Based on underwritten rent roll dated November 30, 2018.

(2)	In-Place Vacancy Wtd. Avg. is weighted on the number of units. The Wtd. Avg. for remaining information is weighted on allocated whole loan amounts.

The following table presents demographic information with respect to each of the Stern Multifamily Portfolio Properties.

Demographics Overview
Property Name, Location	Population 3-mile	Population 5-mile	Average HHI 3-mile	Average HHI 5-mile
Cypress Village Apartments	63,784	182,670	$56,618	$63,415
Abington Apartments	74,090	195,229	$51,301	$59,044
The Reserve at Winding Creek	83,288	203,140	$61,741	$60,365
Wtd. Avg.(1)	72,523	192,403	$56,328	$61,159

Source: Appraisal.

(1)	Wtd. Avg. is based on allocated whole loan amounts.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Stern Multifamily Portfolio

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Stern Multifamily Portfolio Properties:

Cash Flow Analysis(1)
	11/30/2018 TTM	UW	UW Per Unit
Gross Potential Rent	$8,194,426	$8,097,132	$8,212
Vacancy(2)	($703,375)	($494,072)	($501)
Collection Loss	(331,359)	($332,035)	($337)
Concessions	($151,126)	($80,887)	($82)
Net Rental Income(2)	$7,008,567	$7,190,138	$7,292
Other Income	$771,860	$739,584	$750
Effective Gross Income	$7,780,427	$7,929,722	$8,042
Total Operating Expenses(3)	$3,651,318	$3,818,555	$3,873
Net Operating Income	$4,129,109	$4,111,166	$4,170
Capital Expenditures	$0	$252,144	$256
Net Cash Flow	$4,129,109	$3,859,022	$3,914

Occupancy %	93.2%	93.5%(2)
NOI DSCR (IO)(4)	1.69x	1.68x
NOI DSCR (P&I)(4)	1.37x	1.36x
NCF DSCR (IO)(4)	1.69x	1.58x
NCF DSCR (P&I)(4)	1.37x	1.28x
NOI Debt Yield(4)	9.4%	9.3%
NCF Debt Yield(4)	9.4%	8.8%

(1)	The borrower sponsor acquired the Stern Multifamily Portfolio Properties in 2017. As such, historical cash flows are not available prior to 2018.

(2)	UW Net Rental Income is based on T-3 collections, which results in an implied economic vacancy of 6.1%. The appraiser concluded vacancy rate is 5.9% and the in-place physical vacancy is 6.8%.

(3)	The Abington Apartments property benefits from a PILOT program with the Health, Educational, and Housing Facility Board of the City of Memphis. Current property taxes payable under the PILOT are $43,476 per year, and the appraisal estimates that taxes will increase to $240,000 per year after the PILOT expires in May 2022. With respect to this property, the lender underwrote taxes of $171,217 per year, which is equal to the average property tax for this property during the loan term.

(4)	Debt service coverage ratios and debt yields are based on the balance of the Stern Multifamily Portfolio Whole Loan. NOI Debt Yield and NCF Debt Yield for 11/30/2018 TTM and UW are calculated net of the $1.0 million Performance Holdback reserve.

Partial Release. The borrower has the right at any time after the lockout period and prior to the open period to obtain the release of individual properties, provided, among other things, (i) no event of default or cash trap period has occurred and is continuing; (ii) the borrower partially defeases the Stern Multifamily Portfolio Whole Loan in an amount equal to 120% of the allocated loan amount for the property to be released; (iii) the debt service coverage ratio as calculated under the Stern Multifamily Portfolio Whole Loan documents for the remaining properties is greater than 1.26x; (iv) the loan-to-value ratio immediately following such partial release for the remaining properties is less than 68.6%; (v) no individual property is permitted to be released prior to the release of The Reserve at Winding Creek property; and (vi) customary REMIC requirements are satisfied.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Scottsdale Center

Mortgage Loan No. 13 – Scottsdale Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$24,375,000			Location:	Scottsdale, AZ 85255
Cut-off Date Balance:	$24,375,000			General Property Type:	Office
% of Initial Pool Balance:	2.6%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Leasehold
Sponsors:	Mark A. Dunn; James S. Taylor; Taylor Family Trust; Alan Horn			Year Built/Renovated:	2008, 2018/N/A
				Size(2):	99,979 SF
Mortgage Rate:	5.1450%			Cut-off Date Balance per SF:	$244
Note Date:	12/11/2018			Maturity Date Balance per SF:	$244
First Payment Date:	2/1/2019			Property Manager:	American Capital Management
Maturity Date:	1/1/2029				Corporation, Inc.
Original Term to Maturity:	120 months				(borrower-related)
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$2,434,812
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield:	10.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	10.0%
Additional Debt Type:	N/A			UW NCF DSCR:	1.71x
Additional Debt Balance:	N/A			Most Recent NOI:	$2,946,450 (8/31/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$2,828,138 (12/31/2017)
Reserves				3rd Most Recent NOI:	$2,434,680 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (10/25/2018)
RE Tax:	$68,443	$22,814	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2017)
Insurance:	$2,694	$449	N/A	3rd Most Recent Occupancy:	95.4% (12/31/2016)
Recurring Replacements:	$0	$1,666	N/A	Appraised Value (as of):	$37,500,000 (6/27/2018)
TI/LC(1):	$31,906	$14,664	$351,912	Cut-off Date LTV Ratio:	65.0%
Expansion Reserve(2):	$4,400,000	$0	N/A	Maturity Date LTV Ratio:	65.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$24,375,000	91.1%	Loan Payoff:	$22,000,151	82.2%
Borrower Equity:	$2,374,008	8.9%	Reserves:	$4,503,043	16.8%
			Closing Costs:	$245,814	0.9%
Total Sources:	$26,749,008	100.0%	Total Uses:	$26,749,008	100.0%

(1)	The Scottsdale Center Borrower (as defined below) is obligated to pay a $258,568 tenant improvement allowance by January 1, 2022 in connection with the Spear (as defined below) lease from the TI/LC reserve. The TI/LC Cap will be reduced to $176,000 upon the later to occur of (i) January 1, 2022 and (ii) the date the Scottsdale Center Borrower delivers reasonably satisfactory evidence (an estoppel certificate or other written acknowledgement from an authorized representative of Spear) that the Spear reimbursement amount of $258,568 was paid to Spear on or before January 1, 2022.

(2)	In October 2018, Spear Education, LLC (“Spear”), signed an amendment pursuant to which the Scottsdale Center Borrower agreed to construct an additional 17,119 rentable SF annex space for Spear.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Scottsdale Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $24,375,000 and secured by a first priority leasehold mortgage encumbering an office property located in Scottsdale, Arizona (the “Scottsdale Center Property”). The proceeds of the Scottsdale Center Mortgage Loan were primarily used to refinance a previous loan of approximately $22 million, fund reserves and pay closing costs.

The Borrower and the Sponsors. The borrower is Scottsdale Center, LLC (the “Scottsdale Center Borrower”), a single-purpose Delaware limited liability company with one independent director. The sponsors of the Scottsdale Center Mortgage Loan are Mark A. Dunn, James S. Taylor, Taylor Family Trust and Alan Horn. The nonrecourse carve-out guarantors of the Scottsdale Center Mortgage Loan are James S. Taylor, Mark A. Dunn and Lewis N. Wolff. The Scottsdale Center Borrower is wholly owned by Wolff-Scottsdale, LLC which is managed by Wolff Urban Development and James S. Taylor on behalf of the Taylor Family Trust. Wolff-Scottsdale, LLC is owned by Alan F. Horn, as trustee of the A. and C. Horn Revocable Trust (85.00%), Lewis N. Wolff, as managing partner of KKLW Urban Partnership (7.50%), Mark A. Dunn (3.75%), and James S. Taylor, as trustee of the James S. and Denise G. Taylor Family Revocable Trust (3.75%).

The Property. The Scottsdale Center Property consists of three, two-story office buildings, totaling 99,979 SF, on an approximately 8.9-acre parcel in Scottsdale, Arizona. The Scottsdale Center Property was developed in 2008. In October 2018, the largest tenant at the Scottsdale Center Property, Spear, signed an amendment to expand its space with construction of an additional 17,119 rentable SF annex space. The additional two-story office building is expected to be constructed on the existing pad site adjacent to the Scottsdale Center Property with a budgeted reserve of $4.4 million taken at closing. Construction has not yet commenced, and rent from the new space has not been underwritten. As of October 25, 2018 the Scottsdale Center Property is 100% occupied by nine tenants and has averaged occupancy of 94.1% over the past 10 years. The Scottsdale Center Property includes 409

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Scottsdale Center

total parking spaces resulting in a parking ratio of approximately 4.1 spaces per 1,000 SF of rentable area. The Scottsdale Center Property is comprised of a ground leasehold interest under a ground lease with the State of Arizona as the lessor through August 19, 2101. The ground lease commenced on December 22, 2005 and has 989 months remaining as of March 2019 with no extension options. See “Description of the Mortgage Pool—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

Major Tenants.

Spear Education, LLC (73,406 SF, 73.4% of NRA, 75.6% of underwritten rent). Spear is a multi-line heath care technology and education company focused on providing practice management solutions, consulting services and continuing education to dental professionals. Spear has been a tenant at the Scottsdale Center Property since its construction in 2008. Spear had originally taken occupancy of 64,642 SF, has extended its lease maturity twice and expanded four times. Expansions include 1,573 SF in December 2016, 4,869 SF in August 2017, 2,322 SF in January 2018 and the most recent expansion involves the construction of a new 17,119 SF building adjacent to the Scottsdale Center Property, which has not yet commenced. Spear has no renewal options remaining and the lease is expected to mature December 31, 2036. Approximately 88.1% of the space leased by Spear is currently leased under a sublease to a prime lease with The Mercer Global Advisors Inc. (“Mercer”).  The Mercer lease expires December 31, 2021.  Spear has entered into lease amendments pursuant to which its lease becomes a direct lease expiring December 31, 2036 upon expiration of the prime lease.  The Scottsdale Center Mortgage Loan was underwritten based on the rent that would be payable by Spear when the lease becomes a direct lease effective January 1, 2022, which is lower than the prime lease rent.

The following table presents certain information relating to the major tenants at the Scottsdale Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	Annual UW Rent PSF(2)	% of Total Annual UW Rent	Lease Expiration
Tenant
Spear(2)	NR/NR/NR	73,406	73.4%	$2,288,714	$31.18	75.6%	12/31/2036
AHN Clinic(3)	NR/NR/NR	7,081	7.1%	$198,268	$28.00	6.5%	5/31/2022
Surgcenter of Greater Phoenix	NR/NR/NR	6,853	6.9%	$171,325	$25.00	5.7%	7/31/2025
NRT Arizona LLC	NR/NR/NR	4,558	4.6%	$103,284	$22.66	3.4%	1/31/2023
Admire Plastic Surgery	NR/NR/NR	2,917	2.9%	$115,951	$39.75	3.8%	11/30/2019
Subtotal/Wtd. Avg.		94,815	94.8%	$2,877,542	$30.35	95.0%

Other Tenants		5,164	5.2%	$151,703	$29.38	5.0%
Vacant Space		0	0.0%	$0	$0.00	0.0%
Total/Wtd. Avg.(4)		99,979	100.0%	$3,029,244	$30.30	100.0%

(1)	Information is based on the underwritten rent roll as of October 25, 2018.

(2)	Spear currently subleases approximately 88.1% of its SF from Mercer, which will convert into a direct lease upon expiration of the Mercer lease.

(3)	AHN Clinic subleases 2,095 SF at the same rental rate to Executive Cardiac Arrhythmia Solutions which commenced November 1, 2016 and is co-terminus with AHN Clinic.

(4)	In October 2018, the Scottsdale Center Borrower agreed to construct an additional 17,119 rentable SF annex space for Spear.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Scottsdale Center

The following table presents certain information relating to the lease rollover at the Scottsdale Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling(3)	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	1	2,917	$39.75	2.9%	2.9%	$115,951	3.8%	3.8%
2020	1	1,264	$29.00	1.3%	4.2%	$36,656	1.2%	5.0%
2021	2	2,701	$29.94	2.7%	6.9%	$80,875	2.7%	7.7%
2022	1	7,081	$28.00	7.1%	14.0%	$198,268	6.5%	14.3%
2023	2	5,757	$23.88	5.8%	19.7%	$137,456	4.5%	18.8%
2024	0	0	$0.00	0.0%	19.7%	$0	0.0%	18.8%
2025	1	6,853	$25.00	6.9%	26.6%	$171,325	5.7%	24.4%
2026	0	0	$0.00	0.0%	26.6%	$0	0.0%	24.4%
2027	0	0	$0.00	0.0%	26.6%	$0	0.0%	24.4%
2028	0	0	$0.00	0.0%	26.6%	$0	0.0%	24.4%
2029	0	0	$0.00	0.0%	26.6%	$0	0.0%	24.4%
2030 & Beyond	1	73,406	$31.18	73.4%	100.0%	$2,288,714	75.6%	100.0%
Vacant Space	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	9	99,979	$30.30	100.0%		$3,029,244	100.0%

(1)	Information is based on the underwritten rent roll as of October 25, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease or leases, which are not considered in the lease rollover schedule.

(3)	In October 2018, the Scottsdale Center Borrower agreed to construct an additional 17,119 rentable SF annex space for Spear.

The Market. The Scottsdale Center Property is located in Scottsdale, Arizona, in Maricopa County, approximately 16 miles northeast of the Phoenix central business district. Primary access to the Scottsdale Center Property is provided by Bell Road/ Frank Lloyd Wright Boulevard, Greenway Road, Greenway-Hayden Loop, Raintree Drive, Thunderbird Road, and Cactus Road. North/south access is via Tatum Boulevard, 56th Street, 64th Street, Scottsdale Road, Hayden Road, and Thompson Peak Parkway/94th Street. The Scottsdale Center Property is in close proximity to the Loop 101 Freeway segment, a $1.25 billion freeway opened in early 2002 along Scottsdale Road. Directly adjacent to the Scottsdale Center Property is the Scottsdale Princess Resort, host of the well renowned Waste Management Phoenix Open golf tournament that attracts nearly 560,000 visitors each year. The resort includes 660 guestrooms and a 63,000 SF two-story conference center with a 22,500 SF grand ballroom. The community also includes the 280-room Resort Suites, a 250-room Marriott Suites, a luxury apartment project and some single-family homes.

The Scottsdale Center Property is located in the Scottsdale Airpark office submarket, which is a part of the overall Phoenix office market. According to the appraisal, as of the first quarter of 2018, the Phoenix market contained 1,248 multi-tenant properties with approximately 88.1 million SF of office space. Vacancy was reported at 16.5% and asking rents were $25.65 PSF, with positive year to date absorption of approximately 1.3 million SF. In addition, as of the first quarter of 2018, the Scottsdale Airpark office submarket consisted of 154 office buildings with approximately 10.1 million SF of office space. Vacancy in the submarket was 14.7% and asking rents were $29.12 PSF, with no new projects under construction.

According to the appraisal, the estimated 2018 population within a one-, three- and five-mile radius of the Scottsdale Center Property was 3,778, 57,686 and 182,089, respectively. The 2018 average household income within the same one-, three- and five-mile radius was $88,262, $125,392 and $122,483, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Scottsdale Center

The following table presents certain information regarding comparable office leases with respect to the Scottsdale Center Property:

Comparable Office Lease Summary
Property/Location	Year Built	SF	Tenant Name		Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
				Size (SF)
Promenade Corporate Center Building A & B Scottsdale, AZ	2004	252,854	Fore Property Company United Capital Financial Quoted NNN Equiv	2,910 2,905	Feb-2017 Feb-2017	4.4 5.4	$31.50 $31.50 $33.50 $21.50-$23.50	Base Year Base Year Base Year NNN
Max at Kierland Scottsdale, AZ	2008	258,312	Ameriprise Quoted NNN Equiv	11,883	Nov-2018	5.3	$35.50 $34.50 $24.50-$25.50	Base Year Base Year NNN
Kierland Corporate Center II Scottsdale, AZ	2009	78,273	Silver Law PLC Sherman & Howard Stifel, Nicolous & co. Eide Bailey Quoted NNN Equiv	2,038 2,032 3,853 10,344	Oct-2017 April-2017 April-2017 Dec-2016	3.3 5.0 5.3 10.8	$33.00 $32.00 $31.25 $32.00 $33.50 $24.50-$25.50	Base Year Base Year Base Year Base Year Base Year NNN
Corporate Center at Kierland Scottsdale, AZ	2000	107,860	Cornerstone Home Lending Finance of America Mortgage Quoted NNN Equiv	5,524 2,659	Oct-2017 Oct-2017	2.0 3.0	$28.00 $27.00 $27.00 $17.00-$18.00	Base Year Base Year Base Year NNN
Desert Ridge Medical Campus Phase II Phoenix, AZ	2006	60,000	Medical Tenant	3,166	Jan-2017	6.3	$26.72	NNN
Paradise Valley Internal Medical Services Phoenix, AZ	2008	123,821	Medical Office Quoted	3,696	Sept-2017	5.0	$18.50 $19.00	NNN NNN
Banner Medical Building Phoenix, AZ	2017	29,350	Banner Health	29,350	Nov-2017	12.0	$27.70	NNN

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and Underwritten Net Cash Flow at the Scottsdale Center Property:

Cash Flow Analysis
	2015	2016	2017	8/31/2018 TTM	UW	UW PSF
Gross Potential Rent(1)	$2,681,389	$2,678,438	$3,037,144	$3,186,523	$3,029,244	$30.30
Total Recoveries	$588,161	$579,606	$557,402	$595,563	$746,930	$7.47
Other Income	$3,790	$2,915	$38,520	$20,635	$20,635	$0.21
Less Vacancy & Credit Loss	$0	$0	$0	$0	($377,617)	($3.78)
Effective Gross Income	$3,273,340	$3,260,959	$3,633,066	$3,802,721	$3,419,192	$34.20
Total Expenses	$856,685	$826,279	$804,928	$856,272	$984,380	$9.85
Net Operating Income	$2,416,655	$2,434,680	$2,828,138	$2,946,450	$2,434,812	$24.35
Capital Expenditures	$0	$0	$0	$0	$19,996	$0.20
TI/LC	$0	$0	$0	$0	$245,948	$2.46
Net Cash Flow	$2,416,655	$2,434,680	$2,828,138	$2,946,450	$2,168,868	$21.69

Occupancy %	95.4%	95.4%	100.0%	100.0%(2)	90.0%
NOI DSCR	1.90x	1.91x	2.22x	2.32x	1.91x
NCF DSCR	1.90x	1.91x	2.22x	2.32x	1.71x
NOI Debt Yield	9.9%	10.0%	11.6%	12.1%	10.0%
NCF Debt Yield	9.9%	10.0%	11.6%	12.1%	8.9%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated October 25, 2018 and includes rent steps through August 1, 2019 totaling $11,717.

(2)	8/31/2018 TTM Occupancy % is as of October 25, 2018.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Shingle Creek Crossing

Mortgage Loan No. 14 – Shingle Creek Crossing

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BSPRT			Single Asset/Portfolio:	Single Asset
Original Balance:	$23,600,000			Location:	Brooklyn Center, MN 55430
Cut-off Date Balance:	$23,600,000			General Property Type:	Retail
% of Initial Pool Balance:	2.5%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Franklin Gatlin III			Year Built/Renovated:	2012–2015/N/A
Mortgage Rate:	5.5220%			Size:	173,107 SF
Note Date:	2/4/2019			Cut-off Date Balance per SF(2):	$136
First Payment Date:	3/6/2019			Maturity Date Balance per SF(2):	$122
Maturity Date:	2/6/2029			Property Manager:	Gatlin Development Co., Inc. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	36 months			UW NOI:	$2,269,411
Seasoning:	1 month			UW NOI Debt Yield(2):	9.6%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity(2):	10.7%
Lockbox/Cash Mgmt Status(1):	Hard/In Place			UW NCF DSCR(2):	1.57x (IO) 1.28x (P&I)
Additional Debt Type(2):	Mezzanine			Most Recent NOI:	$2,136,746 (12/31/2018)
Additional Debt Balance(2):	$3,500,000			2nd Most Recent NOI:	$1,960,117 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,786,033 (12/31/2016)
Reserves				Most Recent Occupancy:	85.9% (2/4/2019)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	85.9% (12/31/2018)
RE Tax:	$355,053	$78,901	N/A	3rd Most Recent Occupancy:	82.7% (12/31/2017)
Insurance(3):	$0	Springing	N/A	Appraised Value (as of):	$39,500,000 (1/15/2019)
Recurring Replacements:	$0	$2,164	N/A	Cut-off Date LTV Ratio(2):	59.7%
TILC:	$0	$14,426	$600,000	Maturity Date LTV Ratio(2):	53.6%
Unfunded Obligations:	$193,341	$0	N/A
Free Rent:	$39,004	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$23,600,000	80.3%	Loan Payoff(4):	$28,495,925	96.9%
Mezzanine Loan(2):	$3,500,000	11.9%	Upfront Reserves:	$587,398	2.0%
Sponsor Equity:	$2,299,860	7.8%	Closing Costs:	$316,537	1.1%
Total Sources:	$29,399,860	100.0%	Total Uses:	$29,399,860	100.0%

(1)	At origination, the Shingle Creek Crossing Mortgage Loan ( as defined below) had in-place cash management. During the term of the Shingle Creek Mortgage Loan, in-place cash management may expire. Under the Shingle Creek Crossing Mortgage Loan documents, a “Cash Sweep Period” requiring cash management occurs upon (i) an event of default, (ii) a combined debt service coverage ratio of less than 1.10x from the date of origination to the monthly payment date occurring in February 2022, (iii) from March 2022, through the remaining loan term, a combined debt service coverage ratio of less than 1.05x, (iv) a Specified Tenant Sweep Event, as defined under the Shingle Creek Crossing Mortgage Loan documents, and (v) a mezzanine loan event of default.

(2)	The Shingle Creek Crossing Mortgage Loan and the Shingle Creek Crossing Mezzanine Loan (as defined below) together comprise the “Shingle Creek Crossing Total Debt”. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Shingle Creek Crossing Mortgage Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the Shingle Creek Crossing Total Debt are $157, $142, 8.4%, 9.3%, 1.05x, 68.6% and 62.1%, respectively.

(3)	Monthly escrows for insurance premiums will spring when (i) an event of default occurs, (ii) an acceptable blanket insurance policy is no longer in place for five or more commercial properties exclusive of the Shingle Creek Crossing Property (as defined below), (iii) the Shingle Creek Crossing Borrower (as defined below) fails to provide the lender with evidence of payment; and (iv) the lender does not receive satisfactory evidence of insurance policies when the same is required under the terms of the Shingle Creek Crossing Mortgage Loan documents.

(4)	Previous debt was originated by Benefit Street Partners Operating Partnership, LP. The loan was a floating-rate mortgage loan with a fully funded loan amount of $28,900,000, of which, $28,500,000 of initial funding was contributed to the BSPRT 2017-FL1 Mortgage Trust and $400,000 of future funding was securitized in the BSPRT 2018-FL4 Mortgage Trust.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Shingle Creek Crossing Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $23,600,000 and secured by a first priority fee mortgage encumbering an anchored retail power center in Brooklyn Center, Minnesota (the “Shingle Creek Crossing Property”). Concurrently, BSPRT CMBS Finance, LLC originated a $3,500,000 mezzanine loan (the “Shingle Creek Crossing Mezzanine Loan”) to the Shingle Creek Crossing Borrower (as defined below) on the Shingle Creek Crossing Mortgage Loan origination date. The Shingle Creek Crossing Mezzanine Loan accrues interest at a rate of 10.0000% per annum, provides interest-only payments for 36 months of the loan, and is coterminous with the Shingle Creek Crossing Mortgage Loan. Proceeds from the Shingle Creek Crossing Mortgage Loan, in addition to the Shingle Creek Crossing Mezzanine Loan and approximately $2.3 million of sponsor equity, were primarily used to refinance a previous loan of approximately $28.5 million, fund reserves, and pay closing costs.

The Borrower and the Sponsor. The borrower is E-L Shingle Creek, LLC (the “Shingle Creek Crossing Borrower”), a special-purpose, bankruptcy remote Delaware limited liability company with one independent director.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Shingle Creek Crossing

The borrower sponsor and nonrecourse carve-out guarantor is Franklin Gatlin III. In 1976, Franklin Gatlin III founded Gatlin Development Company, Inc. (“GDC”), a real estate investment corporation specialized in retail shopping center development and management. Mr. Gatlin currently serves as CEO of the company. Over Mr. Gatlin’s career, he has developed 47 Walmart anchored centers and over seven million SF of retail shopping centers. Mr. Gatlin has experience procuring numerous national tenants into his centers, including LA Fitness, Bed Bath & Beyond and Walgreens. Mr. Gatlin’s real estate portfolio is comprised of 10 retail properties in Florida, Alabama, Michigan and Minnesota and four parcels of land.

The Property. The Shingle Creek Crossing Property is an eight building, 173,107 SF, anchored retail power center located in Brooklyn Center, Minnesota, approximately 10 miles north of the Minneapolis central business district. In 2011, the sponsor acquired the pad site and constructed the Shingle Creek Crossing Property in phases from 2012 to 2015. The Shingle Creek Crossing Property is situated on an 18.79-acre site and features 879 parking spaces (approximately 5.08 spaces per 1,000 SF). An adjacent 181,943 SF Walmart Supercenter shadow anchors the Shingle Creek Crossing Property and shares a parking lot with the Shingle Creek Crossing Property. The Shingle Creek Crossing Property is positioned along the intersection of Bass Lake Road, with an average traffic count of 17,600 vehicles per day, and Xerxes Avenue North, with an average traffic count of 8,200 vehicles per day. Further, the Shingle Creek Crossing Property is bordered by Highway 100, a major thoroughfare in the local area that observes an average traffic count of 64,000 vehicles per day.

The local neighborhood surrounding the Shingle Creek Crossing Property has been developed as a retail and services concentration west of the MN State Highway 100 and north of Interstate 694. Office, retail, and light industrial uses are present in the immediate area of the Shingle Creek Crossing Property, in addition to suburban, single-family development. Commercial development has occurred primarily along commercial thoroughfares such as Shingle Creek Parkway and Brooklyn Boulevard. The Shingle Creek Crossing Property is positioned within the major retail development corridor in the neighborhood.

As of February 4, 2019, the Shingle Creek Crossing Property is 85.9% occupied by three anchors, four junior anchors and 17 in-line tenants. The anchor tenants comprise 48.5% of net rentable area and account for 39.6% of underwritten base rent. Among the 17 in-line tenants, no tenant occupies more than 2.0% of the total net rentable area or represent more than 3.4% of underwritten base rent.

Major Tenants.

LA Fitness (38,000 SF, 22.0% of NRA, 22.5% of underwritten base rent). Founded in 1984 and based in Irvine, California, LA Fitness is a privately-owned American health club chain with over 800 clubs across the United States and Canada which offers its members a variety of workout options including strength and cardio equipment, free weights, group exercise, swimming and court sports. LA Fitness occupies 38,000 SF under a lease expiring in January 2029 and currently pays $19.25 PSF in base rent. LA Fitness has four, five-year renewal options and no termination options.

TJ Maxx (24,320 SF, 14.0% of NRA, 9.2% of underwritten base rent). TJ Maxx is a department store offering brand name family apparel, home fashions and other merchandise. TJ Maxx is owned by TJX Companies Inc. (NYSE: TJX) (Moody’s/S&P: A2/A+) (“TJX”) which operates over 4,000 stores under a number of different names, including TJ Maxx, HomeGoods, Marshalls, Winners, HomeSense, T.K. Maxx and Sierra Trading Post, in nine countries, which include the United States, Canada, The United Kingdom, Ireland, Germany, Poland, Austria, the Netherlands and Australia, as well as three e-commerce sites. As of fiscal year 2018, TJX’s reported net annual sales were approximately $35.9 billion. TJ Maxx occupies 24,320 SF under a lease expiring in May 2025 and currently pays $12.25 PSF in base rent. TJ Maxx has four, five-year renewal options and no termination options.

Michael’s (21,660 SF, 12.5% of NRA, 8.0% of underwritten base rent). Founded in 1973 and based in Irving, Texas, Michael’s is a large arts and crafts specialty retailer in North America with 1,196 stores. Michael’s is owned by The Michaels Companies Inc. (NYSE: MIK) (S&P: BB-) which reported net annual sales as of fiscal year 2018 of approximately $5.4 billion. Michael’s offers approximately 35,000 stock-keeping units, including photo frames, a line of ready-made frames, art prints, framed art, art supplies and custom framing. It also provides private brands, including Recollections, Studio Décor, Bead Landing, Creatology, Ashland, Celebrate It, Art Minds, Artist’s Loft, Craft Smart and Loops & Threads. Michael’s occupies 21,660 SF under a lease expiring in May 2025 and currently pays $12.00 PSF in base rent. Michael’s has four, five-year renewal options and no termination options.

Five Below (10,030 SF, 5.8% of NRA, 4.5% of underwritten base rent). Founded in 2002 and based in Philadelphia, Pennsylvania, Five Below, Inc. (NYSE: FIVE) (“Five Below”) operates as a specialty value retailer in the United States. It offers accessories, including novelty socks, sunglasses, jewelry, scarves, gloves, hair accessories, athletic tops and bottoms and T-shirts, as well as beauty products comprising nail polish, lip gloss, fragrance, and branded cosmetics; and items used to complete and personalize living space, including glitter lamps, posters, frames, fleece blankets, pillows, candles, incense, and related items, as well as provides storage options for the customers’ rooms and lockers. As of 2018, Five Below operates over 600 stores across 32 states and reported net annual sales were approximately $1.3 billion. Five Below occupies 10,030 SF under a lease expiring in January 2027 and currently pays $14.50 PSF in base rent. Five Below has two, five-year renewal options and a termination option if gross sales are less than $1.8 million during the fifth lease year (November 1, 2020 through October 31, 2021). Five Below must provide the landlord a written termination notice during the 60-day period following October 31, 2021 with a stated termination effective date no less than 90 days from the date of notice, however if such date falls within the months of September, October, November or December, such termination date may be extended to the immediately succeeding January 31. As of 2018, Five Below reported sales of $1.9 million, which is higher than the termination threshold for the fifth lease year.

Rainbow (10,000 SF, 5.8% of NRA, 4.0% of underwritten base rent). Founded in 1935 and based in Brooklyn, New York, Rainbow is a privately held, moderately priced American retail apparel chain comprising several lifestyle brands primarily targeting teens and young women. Rainbow, along with sister brands 5-7-9 and Marianne, operates 1,300 stores in the United States, including 125 stores in Puerto Rico and 10 stores in the U.S. Virgin Islands. Rainbow occupies 10,000 SF under a lease expiring in January 2022 and currently pays $12.89 PSF in base rent. Rainbow has three, five-year renewal options and a termination option that became exercisable on January 1, 2019 because gross sales were approximately $46,000 less than the threshold $1.2 million during the period from January 1, 2018 through December 31, 2018. The termination option requires 60 days’ notice to the landlord and will expire on June 30, 2019. Additionally, the borrower guarantor provided a payment guaranty by way of a springing master lease for any lost rent resulting from Rainbow terminating its lease until the earlier of a Rainbow re-tenanting event or the original lease expiration date of January 31, 2022.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Shingle Creek Crossing

The following table presents a summary regarding the largest tenants at the Shingle Creek Crossing Property (of which certain tenants may have co-tenancy provisions):

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent(3)	Annual UW Rent PSF(4)	% of Total Annual UW Base Rent(3)	Lease Expiration
LA Fitness	NR/NR/NR	38,000	22.0%	$731,500	$19.25	27.5%	1/31/2029
TJ Maxx	NR/A2/A+	24,320	14.0%	$297,920	$12.25	11.2%	5/31/2025
Michael’s	NR/NR/BB-	21,660	12.5%	$259,920	$12.00	9.8%	5/31/2025
Five Below(5)	NR/NR/NR	10,030	5.8%	$145,435	$14.50	5.5%	1/31/2027
Rainbow(6)	NR/NR/NR	10,000	5.8%	$128,915	$12.89	4.8%	1/31/2022
Subtotal/Wtd. Avg.		104,010	60.1%	$1,563,690	$15.03	58.8%

Other Tenants		44,624	25.8%	$1,095,986	$24.56	41.2%
Vacant Space		24,473	14.1%	$0	$0.00	0.0%
Total/Wtd. Avg.		173,107	100.0%	$2,659,676	$17.89	100.0%

(1)	Information is based on the underwritten rent roll dated February 4, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Base Rent includes contractual rent steps through July 1, 2019 totaling $8,282.

(4)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(5)	Five Below has a termination option if gross sales are less than $1.8 million during the fifth lease year (November 1, 2020 through October 31, 2021). Five Below must provide the landlord a written termination notice no later than the 60-day period following October 31, 2021 with a stated termination date no less than 90 days from the date of notice, however if such date falls within the months of September, October, November or December, such termination date may be extended to the immediately succeeding January 31st.

(6)	Rainbow has a termination option that became exercisable on January 1, 2019 because gross sales were approximately $46,000 less than the threshold $1.2 million during the first year of its lease (January 1, 2018 through December 31, 2018). The termination option requires 60 days’ notice to the landlord and will expire on June 30, 2019. Additionally, the borrower guarantor provided a payment guaranty by way of a springing master lease for any lost rent resulting from Rainbow terminating its lease until the earlier of a Rainbow re-tenanting event or the original lease expiration date of January 31, 2022.

Historical Sales Summary(1)
	2016		2017		2018
Tenant	Sales ($)	Sales (PSF)	Sales ($)	Sales (PSF)	Sales ($)	Sales (PSF)	Occ. Cost%(2)
TJ Maxx	$6,904,619	$284	$7,169,062	$295	NAV	NAV	NAV
Rainbow(3)	NAV	NAV	$1,031,902	$103	$1,154,255	$115	17.7%
Five Below	NAV	NAV	$1,798,237	$179	$1,942,234	$194	11.0%
Caribou Coffee Company	$1,063,047	$354	$1,191,096	$397	$1,093,550	$365	11.6%
Sneaker Villa	$1,304,968	$239	$1,416,197	$259	$1,988,612	$364	6.5%
New rue21	$1,216,769	$243	$1,130,774	$226	$1,089,899	$218	11.6%
Kids Foot Locker	$1,427,927	$478	$1,416,407	$474	$1,385,969	$464	9.6%
Foot Locker	$2,153,237	$627	$2,333,500	$679	$2,334,849	$680	6.6%
Total/Wtd. Avg.	$14,070,567	$318	$17,487,175	$272	$10,989,368	$275	9.9%

(1)	Information is based on the underwritten rent roll as of February 4, 2019 and tenant sales history provided by the sponsor. Six tenants reported 2016 sales, eight tenants reported 2017 sales and seven tenants reported 2018 sales.

(2)	Occ. Cost % is based on the underwritten rent as of the February 4, 2019 rent roll and gross rents including reimbursements divided by reported sales.

(3)	Rainbow reported sales from February to December in 2017.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Shingle Creek Crossing

The following table presents certain information with respect to the lease rollover at the Shingle Creek Crossing Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)(4)	Approx. % of Total SF Rolling(3)	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling(4)	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	1	1,680	$24.00	1.0%	1.0%	$40,320	1.5%	1.5%
2019	0	0	$0.00	0.0%	1.0%	$0	0.0%	1.5%
2020	3	6,441	$27.09	3.7%	4.7%	$174,507	6.6%	8.1%
2021	2	6,260	$19.58	3.6%	8.3%	$122,600	4.6%	12.7%
2022	2	11,341	$14.44	6.6%	14.9%	$163,781	6.2%	18.9%
2023	6	11,262	$28.62	6.5%	21.4%	$322,309	12.1%	31.0%
2024	0	0	$0.00	0.0%	21.4%	$0	0.0%	31.0%
2025	6	59,190	$14.83	34.2%	55.6%	$877,844	33.0%	64.0%
2026	0	0	$0.00	0.0%	55.6%	$0	0.0%	64.0%
2027	1	10,030	$14.50	5.8%	61.4%	$145,435	5.5%	69.5%
2028	1	1,750	$22.00	1.0%	62.4%	$38,500	1.4%	70.9%
2029	1	38,000	$19.25	22.0%	84.4%	$731,500	27.5%	98.4%
2030 & Beyond	1	2,680	$16.00	1.5%	85.9%	$42,880	1.6%	100.0%
Vacant	0	24,473	$0.00	14.1%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	24	173,107	$17.89	100.0%		$2,659,676	100.0%

(1)	Information is based on the underwritten rent roll dated as of February 4, 2019.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. Total UW Base Rent PSF Rolling excludes vacant space.

(4)	Annual UW Base Rent includes contractual rent steps through July 1, 2019 totaling $8,282.

The Market. The Shingle Creek Crossing Property is located in Brooklyn Center, Hennepin County, Minnesota within the Minneapolis-St. Paul metropolitan statistical area (the “Minneapolis-St. Paul MSA”). The Minneapolis-St. Paul MSA is the central population hub of the state and a significant regional center for business, transportation and culture. The Minneapolis-St. Paul MSA is the 16th largest MSA in the United States with a population of 3.6 million and is projected to increase by an additional 189,495 by 2023, reflecting approximately 1.0% annual population growth. The Minneapolis- St. Paul MSA includes approximately 2.0 million employees and has a 3.6% unemployment rate. The top three industries within the Minneapolis- St. Paul MSA are healthcare, manufacturing and retail trade, which represent a combined total of 38% of the job market. The Minneapolis-St. Paul MSA features an average household income of $99,797 and a median household income of $75,487, which is expected to increase by 11.2% over the next five years. The Minneapolis-St. Paul MSA has the highest per capita concentration of Fortune 500 public company headquarters in the United States, as it is home to 16 Fortune 500 headquarters which includes UnitedHealth Group, Target, Best Buy, Supervalu, CH Robinson Worldwide, Mosaic, Thrivent Financial, Ecolab and St. Jude Medical. Large private companies include Cargill, Carlson, Andersen and Holiday Companies. Foreign companies with U.S. headquarters in the Minneapolis-St. Paul MSA include Aimia, Allianz, Canadian Pacific, Coloplast, Medtronic, Pearson VUE, Pentair and RBC.

The Shingle Creek Crossing Property is located in the Minneapolis retail market and the East Hennepin County/Minneapolis submarket. According to a third-party market research report, as of the third quarter of 2018, the Minneapolis retail market contains an inventory of approximately 34,329,000 SF and a vacancy of 10.8%. Average asking rent as of the third quarter of 2018 is $19.16 PSF, an increase of $0.14 PSF from 2017 year end. As of the third quarter of 2018, the East Hennepin County/Minneapolis submarket contains retail inventory of approximately 10,263,000 SF and a vacancy rate of 11.2%. The average asking rent for the third quarter of 2018 was $20.31 PSF.

According to the appraiser, the estimated 2018 population within a one-, three- and five-mile radius of the Shingle Creek Crossing Property was 12,376, 122,200 and 321,698, respectively. The estimated 2018 average household income within a one-, three- and five-mile radius of the Shingle Creek Crossing Property was $62,207, $66,627 and $73,261, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Shingle Creek Crossing

The following table presents recent leasing data at comparable retail rental properties with respect to the Shingle Creek Crossing Property:

		Comparable Lease Summary
Property Name City, State	Tenant	Lease Area (SF)	Lease Date	Base Rent PSF	Lease Term (Yrs.)	Lease Type
Gym Anchor Lease Information
LA Fitness (Apple Valley) Apple Valley, MN	LA Fitness	45,050	2017	$19.18	15.3	Net
LA Fitness (Edina) Edina, MN	LA Fitness	60,196	2007	$15.18	12.5	Net
Retail Anchor Lease Information
City Place Phase II Woodbury, MN	Whole Foods Nordstrom Rack Sierra Trading	45,000 25,580 20,000	June 2017 April 2017 June 2017	$18.00 $18.50 $15.25	20.0 10.0 10.0	Net
Fridley Market Fridley, MN	Cub Foods	62,592	December 2013	$15.45	10.0	Net
White Bear Marketplace White Bear Lake, MN	Cub Foods Planet Fitness	61,500 20,767	December 2015 December 2015	$16.52 $9.50	15.0 10.0	Net
Junior Anchor Lease Information
City Place Phase II Woodbury, MN	LaZboy Barnes & Noble	15,000 13,943	April 2017 April 2019	$23.50 $23.00	10.0 10.0	Net
Fridley Market Fridley, MN	Duluth Trading Teppanyaki Grill Fridley Liquors	15,082 15,000 15,540	October 2014 May 2015 March 2013	$14.59 $12.00 $12.03	10.0 10.0 5.0	Net
Stillwater Marketplace I II III Stillwater, MN	Petco ULTA Five Below	13,000 10,520 9,783	February 2017 August 2018 November 2016	$15.50 $15.60 $14.50	5.0 10.0 10.3	Net
Village Ten Shopping Center Coon Rapids, MN	Dollar Tree	13,039	October 2018	$7.30	5.0	Net
White Bear Marketplace White Bear Lake, MN	Northern Tool Cub Wine & Spirits	18,400 12,000	December 2015 December 2015	$12.00 $16.80	10.0 15.0	Net
In-line Lease Information
Brookdale Corner Brooklyn Center, MN	Quoted	1,762-3,000	N/A	$20.00-$24.00	N/A	Net
City Place Phase II Woodbury, MN	Sur La Table	5,882	January 2017	$42.00	11.0	Net
Fridley Market Fridley, MN	Caribou Coffee Panchero’s Sprint Great Clips	2,500 2,400 1,140 1,081	July 2016 July 2016 November 2016 July 2016	$36.00 $31.00 $27.50 $36.00	10.0 5.0 5.0 5.0	Net
Stillwater Marketplace I II III Stillwater, MN	Visionworks Stillwater Tobacco Cost Cutters	2,400 1,500 1,080	October 2016 September 2018	$23.00 $22.67 $22.15	5.1 11.6 5.0	Net
Village of Blaine Blaine, MN	Blue Village Snap Fitness Nevalia True North Bella Boutique Century Liquors Sports Clips Misono Sushi	2,000 5,253 3,249 1,229 2,371 3,792 1,433 4,360	May 2018 March 2018 December 2017 November 2017 August 2017 November 2015 March 2015 February 2015	$20.00 $16.50 $20.00 $18.50 $15.00 $18.50 $19.00 $20.00	7.0 10.0 5.0 5.3 5.0 5.0 6.5 10.5	Net
Village Ten Shopping Center Coon Rapids, MN	Chipotle	2,100	June 2019	$34.00	10.0	Net

Source: Appraisal; all leases are net leases in which the tenant is required to pay its pro rata share of operating expenses and real estate taxes.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	Shingle Creek Crossing

Operating History and Underwritten Net Cash Flow. The following table presents information relating to the historical operating performance and the Underwritten Net Cash Flow at the Shingle Creek Crossing Property:

Cash Flow Analysis
	2015	2016	2017	2018	UW	UW Per Unit
Gross Potential Rent(1)(2)	$1,541,605	$2,177,271	$2,463,581	$2,545,489	$3,262,251	$18.85
Total Recoveries	$494,365	$870,619	$1,150,774	$1,272,691	$1,252,815	$7.24
Other Income	$7,625	$6,507	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($592,716)	($3.42)
Effective Gross Income	$2,043,595	$3,054,397	$3,614,355	$3,818,180	$3,922,350	$22.66
Total Operating Expenses	$975,642	$1,268,364	$1,654,238	$1,681,434	$1,652,939	$9.55
Net Operating Income	$1,067,953	$1,786,033	$1,960,117	$2,136,746	$2,269,411	$13.11
Capital Expenditures	$0	$0	$0	$0	$25,966	$0.15
TI/LC	$0	$0	$0	$0	$173,107	$1.00
Net Cash Flow	$1,067,953	$1,786,033	$1,960,117	$2,136,746	$2,070,338	$11.96

Occupancy %(3)	68.9%	75.5%	82.7%	85.9%	86.9%
NOI DSCR (IO)	0.81x	1.35x	1.48x	1.62x	1.72x
NOI DSCR (P&I)	0.66x	1.11x	1.22x	1.33x	1.41x
NCF DSCR (IO)	0.81x	1.35x	1.48x	1.62x	1.57x
NCF DSCR (P&I)	0.66x	1.11x	1.22x	1.33x	1.28x
NOI Debt Yield	4.5%	7.6%	8.3%	9.1%	9.6%
NCF Debt Yield	4.5%	7.6%	8.3%	9.1%	9.8%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated February 4, 2019 and includes rent steps through July 1, 2019 totaling $8,282.

(2)	UW Gross Potential Rent includes $9,859 in straight-line rent associated with the TJ Maxx lease.

(3)	UW Occupancy % represents economic occupancy. Physical occupancy at the Shingle Creek Crossing Property was 85.9% as of February 4, 2019.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	University Towers

Mortgage Loan No. 15 – University Towers

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	MSMCH	Single Asset/Portfolio:	Single Asset
Original Balance:	$23,000,000	Location:	Brooklyn, NY 11201
Cut-off Date Balance:	$23,000,000	General Property Type:	Multifamily
% of Initial Pool Balance:	2.5%	Detailed Property Type:	Cooperative
Loan Purpose:	Refinance	Title Vesting:	Fee
Sponsor(1):	N/A	Year Built/Renovated:	1958/N/A
Mortgage Rate:	4.0600%	Size:	552 Units
Note Date:	12/28/2018	Cut-off Date Balance per Unit:	$41,667
First Payment Date:	2/1/2019	Maturity Date Balance per Unit:	$41,667
Maturity Date:	1/1/2029	Property Manager:	Cooper Square Realty, Inc.
Original Term to Maturity:	120 months	Underwriting and Financial Information
Original Amortization Term:	0 months	UW NOI(3):	$10,258,905
IO Period:	120 months	UW NOI Debt Yield(3):	44.6%
Seasoning:	2 months	UW NOI Debt Yield at Maturity(3):	44.6%
Prepayment Provisions:	LO (26); DEF (89); O (5)	UW NCF DSCR(3):	10.69x
Lockbox/Cash Mgmt Status:	None	Most Recent NOI(4):	N/A
Additional Debt Type:	N/A	2nd Most Recent NOI(4):	N/A
Additional Debt Balance:	N/A	3rd Most Recent NOI(4):	N/A
Future Debt Permitted (Type)(2):	Yes (Subordinate Secured)	Most Recent Occupancy(5):	N/A
Reserves	2nd Most Recent Occupancy(5):	N/A
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(5):	N/A
RE Tax:	$90,795	$90,795	N/A	Appraised Value (as of) (6):	$366,000,000 (11/8/2018)
Insurance:	$142,885	$14,289	N/A	Cut-off Date LTV Ratio(6):	6.3%
Maturity Date LTV Ratio(6):	6.3%
Coop-Rental Value(7):	$224,000,000 (11/8/2018)
Coop-LTV as Rental(7):	10.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$23,000,000	100.0%	Loan Payoff:	$17,166,250	74.6%
			Return of Equity:	$5,267,826	22.9%
			Closing Costs:	$332,243	1.4%
			Reserves:	$233,680	1.0%
Total Sources:	$23,000,000	100.0%	Total Uses:	$23,000,000	100.0%

(1)	The University Towers Property (as defined below) is owned by the University Towers Borrower (as defined below), which is a cooperative housing corporation. No individual or entity (other than the University Towers Borrower) has recourse obligations with respect to the University Towers Mortgage Loan (as defined below), including pursuant to any guaranty or environmental indemnity.

(2)	The University Towers Borrower is permitted to incur subordinate debt secured by the University Towers Property, subject to the lender’s consent (not to be unreasonably withheld, conditioned or delayed) provided that at no time may the aggregate loan to value ratio of the University Towers Mortgage Loan and such subordinate debt exceed 30% and the subordinate lender enters into a subordination and standstill agreement reasonably satisfactory to the mortgage lender.

(3)	See “Underwritten Net Cash Flow” section.

(4)	Most Recent NOI, 2nd Most Recent NOI and 3rd Most Recent NOI are not available. Residential cooperatives are not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. A residential cooperative can increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves. The historical NOI figures are not representative of the cash flow generated by the University Towers Property if it were operated as a multifamily rental property.

(5)	Occupancy is not reported as all residential units are owned by tenant-shareholders or the original cooperative sponsor.

(6)	For purposes of determining the Appraised Value, the Cut-off Date LTV Ratio and the Maturity Date LTV Ratio, the value estimate reflected in the appraisal of the University Towers Property is determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the gross sellout value of all cooperative units in such residential cooperative property (assuming the units other than units owned by the original cooperative sponsor are sold individually and the cooperative sponsor-owned units are sold in bulk), based in part on various comparable sales of cooperative apartment units in the market. Such value does not represent a market value.

(7)	The Coop-Rental Value and the Coop-LTV as Rental assumes the University Towers Property is operated as a multifamily rental property.

The Mortgage Loan. The fifteenth largest mortgage loan (the “University Towers Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $23,000,000 secured by a first priority fee mortgage encumbering a cooperative apartment complex comprising 552 units across three, 15 story buildings, located in Brooklyn, New York (the “University Towers Property”). The proceeds of the University Towers Mortgage Loan were used to refinance existing debt, return equity to the University Towers Borrower, pay closing costs and fund reserves.

The Borrower. The borrower is University Towers Apartment Corp., a cooperative housing corporation organized under the laws of the State of New York (the “University Towers Borrower”). The University Towers Property is owned in fee simple by the University Towers Borrower. No individual or entity (other than the University Towers Borrower) has recourse obligations with respect to the University Towers Mortgage Loan, including pursuant to any guaranty or environmental indemnity.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	University Towers

The Property. The University Towers Property consists of a cooperative apartment complex comprising 552 residential units, situated within three, 15-story buildings, located in Brooklyn, New York. The University Towers Property was constructed in 1958 and totals 458,451 SF with 552 residential units, of which 77 remain sponsor-owned. The 77 sponsor-owned units are occupied rent stabilized units rented at below-market rates, while the remaining 475 units were sold. In addition, as of November 1, 2018, 122 units were subleased by their owners. Amenities at the University Towers Property include a full-time doorman, laundry room storage area, a tenant lounge, an outdoor children’s play area and a fitness center. Residential units contain wood flooring, ceramic tiling in kitchens and bathrooms, painted drywall, and standard appliance packages. Historical capital expenditures since 2013 totaled approximately $5.2 million and include facade restoration and roof work, as well as upgrades to the landscaping and grounds, barbecue area, HVAC system, plumbing, elevators, and interior lobbies. The University Towers Property has 319 outdoor parking spaces owned by the original cooperative sponsor and rented to tenants.

The table below shows the apartment unit mix at the University Towers Property:

Unit Mix
Unit Type	Units	% of Total Units	Average SF per Unit	Total SF
Studio	84	15.2%	451	37,842
1 Bedroom	255	46.2%	748	190,725
2 Bedroom	171	31.0%	1,061	181,500
3 Bedroom	42	7.6%	1,152	48,384
Total/Wtd. Avg.	552	100.0%	831	458,451

Source: Appraisal

The Market. The University Towers Property is located in Downtown Brooklyn, one block east of Flatbush Avenue and within walking distance of multiple major subway lines. The University Towers Property can also be accessed by the Brooklyn Queens Expressway and MTA Bus Service.

According to the appraisal, the University Towers Property is located within the Brooklyn Tech Triangle composed of DUMBO, Downtown Brooklyn, and the Brooklyn Navy Yard, which has New York City’s largest tech cluster outside of Manhattan. Within close proximity to the University Towers Property is the Fulton Street Mall District, which attracts approximately 100,000 shoppers a day and encompasses a 17 block district. According to the appraisal, the University Towers Property is located within Kings County in the New York apartment market. The University Towers Property neighborhood has grown at a higher rate than the rest of Brooklyn since 2010. The population of the New York City metropolitan area stands at 14.58 million and total employment stands at 7.07 million workers. As of the second quarter of 2018, Kings County has an inventory of 356 multifamily rental buildings totaling 37,892 units and a vacancy rate of 7.4%.

Rental properties comparable to the University Towers Property are shown in the table below:

Comparable Rental Properties(1)
Property	Year Built	# of Stories	# Units	Unit Mix	Average SF per Unit	Average Monthly Rent per Unit(1)	Average Annual Rent PSF
University Towers(2)	1958	15	552	0BR 1BR 2BR 3BR	467 732 1,104 1,152	$1,950 $2,422 $3,671 $3,600	$50.11 $39.70 $39.90 $37.50
218 Myrtle Avenue	2010	9	95	0BR 1BR 2BR 3BR	425 597 836 1,257	$2,103 $2,700 $3,200 $4,055	$59.38 $54.27 $45.93 $38.71
200 Schermerhorn Street	2005	8	158	0BR 1BR 2BR	462 560 817	$2,300 $2,736 $3,480	$59.74 $58.63 $51.11
189 Schermerhorn Street	2007	25	246	0BR 1BR 2BR	444 663 850	$2,250 $3,040 $3,883	$60.81 $55.02 $54.82
257-277 Gold Street	2009	15	375	0BR 1BR 2BR 3BR	568 727 1,075 1,257	$2,441 $3,073 $4,145 $6,551	$51.57 $50.72 $46.27 $62.54
110 Livingston Street	1926	17	299	0BR 1BR 2BR 3BR	521 743 1,066 1,427	$2,570 $3,575 $5,132 $6,868	$59.19 $57.74 $57.77 $57.75

Source: Appraisal

(1)	The comparable properties are not rent restricted.

(2)	With respect to the University Towers Property, Average Monthly Rent per Unit and Average Annual Rent PSF are based on recent sub-leasing of units at the University Towers Property at market rates. However, approximately 80% of the cooperative units at the University Towers Property (including the 77 units currently owned by the cooperative sponsor) were rent restricted prior to the cooperative conversion and accordingly would again be subject to rent restrictions if the University Towers Property were operated as a multifamily rental property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks.”

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2	University Towers

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the University Towers Property:

Cash Flow Analysis(1)
	UW	UW per Unit
Gross Potential Rent	$18,078,072	$32,750
Other Income(2)	$565,157	$1,024
Less Vacancy & Credit Loss(3)	($903,904)	($1,638)
Effective Gross Income	$17,739,325	$32,136
Total Operating Expenses	$7,480,420	$13,551
Net Operating Income	$10,258,905	$18,585
Capital Expenditures	$138,000	$250
Net Cash Flow	$10,120,905	$18,335

Occupancy %	95.0%(3)
NOI DSCR	10.84x
NCF DSCR	10.69x
NOI Debt Yield	44.6%
NCF Debt Yield	44.0%

(1)	Residential cooperatives are generally organized and operated as not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. The UW Net Operating Income and the UW Net Cash Flow for The University Towers Property are the projected net operating income and the projected net cash flow, respectively, reflected in the appraisal. The projected net operating income, in general, equals projected effective gross income at the University Towers Property assuming that it is operated as a multifamily rental property with rents and other income set at the prevailing market rates, reduced by underwritten property operating expenses and a market-rate vacancy assumption – in each case as determined by the appraiser. The projected net cash flow equals the projected net operating income reduced by the projected replacement reserves – as determined by the appraiser. The projected rental income used in such determinations differs materially from the scheduled monthly maintenance payments from the tenant-shareholders at the University Towers Property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks.”
(2)	Other Income includes parking, laundry, gym/health club, community room and storage income.
(3)	Occupancy % and Vacancy & Credit Loss reported reflects the vacancy assumption in the related appraisal for purposes of determining the appraised value of the University Towers Property as a multifamily rental property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2019-L2

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